                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                STANDARD BRANDS PAINT COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                STANDARD BRANDS PAINT COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on  table  below   per  Exchange  Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------------------

     / / Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        $125
        ----------------------------------------------------------------------
     2) Form, Schedule, or Registration Statement No.:
        Schedule 14A
        ----------------------------------------------------------------------
     3) Date Filed:
        February 23, 1995
        ----------------------------------------------------------------------

                         STANDARD BRANDS PAINT COMPANY
                             4300 WEST 190TH STREET
                           TORRANCE, CALIFORNIA 90509


                                                                  April 25, 1995


Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of Standard Brands Paint Company (the "Company") to be held on May 16, 1995 at 10:00 a.m. at the offices of the Company.


    At the Meeting, stockholders will be asked to consider and vote upon a proposal to approve a financial restructuring of the Company (the "Restructuring") pursuant to an Investment Agreement entered into by the Company as of February 15, 1995. The principal elements of the Restructuring are:

         A. Amendment to the Company's Restated Certificate of Incorporation to increase the amount of authorized capital stock of the Company, and to effect a 1-for-10 reverse stock split ("Reverse Stock Split") pursuant to which each stockholder will hold one share of the Company's post-split shares for every ten shares presently held;


         B. Sale to Corimon Corporation, a United States subsidiary of Corimon, S.A.C.A., a Venezuelan multinational retailer and producer of paint and related products (collectively, "CRM"), of 15,700,496 newly issued shares of the Company's common stock ("Common Stock"), which will constitute approximately 76.1% of the Company's outstanding common stock, for $14 million (such issuance is priced at $0.89 per share post-Reverse Stock Split or $0.089 per share pre-Reverse Stock Split, and the $14 million to be paid by CRM was previously advanced in the form of an interim loan);


         C. Exchange of $16 million of the Company's outstanding debt (including approximately $2 million of debt held by CRM) into 2,242,928 newly issued shares of Common Stock (at the same price per share as the CRM shares under B above) and 1,570,049 newly issued shares of 8% cumulative convertible redeemable preferred stock of the Company ("Preferred Stock") (priced at $8.92 per share of the Preferred Stock and including a conversion price for the Common Stock of $1.11 per share);


         D. Transfer of 15 of the Company's real estate properties to the real estate liquidating trust established on July 12, 1994 ("Liquidating Property Trust"), in which the Company currently has a residual interest; release of related long-term debt; and sale of the Company's residual interest in the Liquidating Property Trust to CRM and to FCI, KRI and the Insurance Company Lenders (as defined in the Proxy Statement), for an additional $2 million payable by CRM and in consideration of their participation in the Restructuring; in the aggregate as a result of the Restructuring, properties or property interests having a book value as of January 29, 1995 of approximately $84 million will be disposed of and consolidated long term debt of approximately $67 million will be released. The transactions described in this clause D, as more fully described elsewhere herein, are herein sometimes called the "Property Transfers".


    The Company's Board of Directors has carefully considered the terms and conditions of the proposed Restructuring and believes that the Restructuring is in the best interests of and is fair to all stockholders of the Company. The Argosy Group L.P. was engaged by the Company in connection with the Restructuring, and has rendered its written opinion dated February 15, 1995, to the Company's Board of Directors, that, based upon and subject to the matters stated therein, as of the date of such opinion, the Restructuring is fair, from a financial point of view, to the public stockholders of the Company. The Board of Directors unanimously recommends a vote FOR the Restructuring. Pursuant to the Investment Agreement, FCI, KRI and the Insurance Company Lenders, who collectively hold in excess of 50% of the Company's Common Stock, have irrevocably agreed and given proxies to CRM to vote for the Restructuring.

    We urge you to read the enclosed Proxy Statement and other material carefully and request that you complete and return the enclosed Proxy as soon as possible. Your vote is important regardless of the number of shares you own.

                                          Sincerely yours,

                                          Ronald I. Scharman
                                          CHIEF EXECUTIVE OFFICER

                         STANDARD BRANDS PAINT COMPANY
                             4300 WEST 190TH STREET
                           TORRANCE, CALIFORNIA 90509

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             ---------------------


                                 April 25, 1995


To the Stockholders of
Standard Brands Paint Company


    Notice is hereby given that a Special Meeting of Stockholders of Standard Brands Paint Company (the "Company") will be held at the offices of the Company, 4300 West 190th Street, Torrance, California on May 16, 1995 at 10:00 a.m. solely to consider and act upon a proposal to approve a financial restructuring of the Company (the "Restructuring") pursuant to an Investment Agreement entered into by the Company as of February 15, 1995, as more fully described in the accompanying Proxy Statement.



    Only shareholders of record on April 20, 1995 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.


    Your attention is called to the Proxy Statement and accompanying Proxy Card. You are requested, whether or not you plan to attend the Special Meeting, to sign, date and promptly return the enclosed Proxy Card in the envelope provided for which no postage must be affixed if mailed in the United States. If you attend the Special Meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors
                                          Edward A. Drury
                                          SECRETARY

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
VOTING SECURITIES..........................................................................................          5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT................................................................................................          6
RESTRUCTURING PROPOSAL.....................................................................................          7
  General..................................................................................................          7
  Principal Elements of Restructuring......................................................................          7
RISK FACTORS...............................................................................................          8
  Effect on Stockholders' Rights...........................................................................          8
  Certain Effects of Failure to Consummate the Restructuring...............................................          8
  Common Stock Dilution....................................................................................          9
  No Assurances as to Success in Restructuring.............................................................         10
  Change in Control of the Company.........................................................................         10
  Interests of Certain Persons.............................................................................         11
  Trading Market for Common Stock..........................................................................         11
  No Dividends.............................................................................................         12
BACKGROUND OF RESTRUCTURING................................................................................         12
  1987 Recapitalization Plan...............................................................................         12
  Chapter 11 Filing and Plan Reorganization................................................................         13
  Events after Emergence from Chapter 11...................................................................         14
  Recent Developments......................................................................................         16
REASONS FOR THE RESTRUCTURING..............................................................................         16
  Results of Operations; Reduced Cash Flow.................................................................         16
  Leveraged Debt Structure; Loan Agreement Defaults........................................................         17
  Lack of Alternative Sources of Capital...................................................................         17
  Alliance with CRM........................................................................................         18
  Participation by Principal Stockholders and Creditors....................................................         18
  Alternative to Chapter 11 Reorganization or Liquidation..................................................         18
TERMS OF RESTRUCTURING.....................................................................................         20
  Interim Financing........................................................................................         20
  Reverse Stock Split......................................................................................         20
  Exchange of Interim Notes for Common Stock...............................................................         20
  Exchange of Outstanding Indebtedness for Common Stock and Preferred Stock................................         20
  Amendment to Restated Certificate of Incorporation.......................................................         21
  Amendment to the Company's Bylaws........................................................................         21
  Board Composition........................................................................................         21
  Information Concerning Newly Appointed Directors.........................................................         22
  Modifications to the Liquidating Property Trust..........................................................         23
  Transfer of Properties to the Liquidating Property Trust.................................................         23
  Transfer and Sale of Company's Residual Interest in the Liquidating Property Trust.......................         24
  Tax Treatment of Transfer of Properties to the Liquidating Property Trust................................         25
  Sale of Working Capital Notes............................................................................         25
  Governmental Approvals...................................................................................         26
PRO FORMA FINANCIAL STATEMENTS.............................................................................         27
BOARD OF DIRECTORS RECOMMENDATION..........................................................................         30
  Fairness Opinion.........................................................................................         30
  Liquidation Analysis.....................................................................................         31

                                                                                                               PAGE
                                                                                                             ---------
DESCRIPTION OF CAPITAL STOCK...............................................................................         32
  Common Stock.............................................................................................         32
  Preferred Stock..........................................................................................         32
  Dividend Rights..........................................................................................         33
  Liquidation Rights.......................................................................................         33
  Optional Call and Redemption Rights......................................................................         33
  Mandatory Redemption.....................................................................................         33
  Conversion Rights........................................................................................         33
  Voting Rights............................................................................................         33
  Registration Rights......................................................................................         34
MATERIAL TRANSACTIONS WITH RELATED PARTIES.................................................................         34
  Consulting Arrangements..................................................................................         35
  Indemnification Agreements...............................................................................         35
THE BOARD OF DIRECTORS.....................................................................................         36
  Information Concerning Existing Directors................................................................         36
  Meetings, Organizations and Remuneration.................................................................         38
  Audit Committee..........................................................................................         38
  Compensation Committee...................................................................................         38
  Compensation Committee Interlocks And Insider Participation..............................................         38
  Executive Committee......................................................................................         39
MATTERS TO BE VOTED UPON...................................................................................         39
  No Other Matters.........................................................................................         39
ACCOUNTANTS................................................................................................         39
ADDITIONAL INFORMATION.....................................................................................         39



EXHIBITS
- ------------
Exhibit A        --      Investment Agreement (and Amendment No. 1 to Investment Agreement)......................     A-1
Exhibit B        --      Restated Certificate of Incorporation...................................................     B-1
Exhibit C        --      Amended and Restated Bylaws.............................................................     C-1
Exhibit D        --      Certificate of Designation..............................................................     D-1
Exhibit E        --      Opinion of The Argosy Group, L.P........................................................     E-1
Exhibit F        --      Selected Financial Data, Management's Discussion and Analysis of Financial Condition and
                          Results of Operations and Audited Financial Statements for the fiscal year ended
                          January 29, 1995.......................................................................     F-1

                         STANDARD BRANDS PAINT COMPANY
                             4300 WEST 190TH STREET
                           TORRANCE, CALIFORNIA 90509

                               ------------------


                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1995

                             ---------------------


    The accompanying proxy is solicited by the Board of Directors of Standard Brands Paint Company (the "Company"), to be used at a Special Meeting of Stockholders to be held on May 16, 1995 and any adjournment thereof (the "Meeting"). Shares represented by valid proxies in the enclosed form will be voted as specified if executed and received in time for the Meeting. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO BEING VOTED BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION OR BY ATTENDING THE MEETING AND VOTING IN PERSON.



    The Meeting has been called for the sole purpose of considering and acting upon a proposal to approve a financial restructuring of the Company (the "Restructuring") pursuant to an Investment Agreement, dated as of February 15, 1995 (the "Investment Agreement"), among Corimon, S.A.C.A. a Venezuelan multinational retailer and producer of paint and related products and its wholly owned subsidiary Corimon Corporation (collectively, "CRM"), Fidelity Capital & Income Fund ("FCI"), Kodak Retirement Income Plan Trust Fund ("KRI"), Transamerica Life Insurance and Annuity Company ("TLIAC"), Transamerica Occidental Life Insurance Company ("TOLIC"), Sun Life Insurance Company of America ("SAFI"), Anchor National Life Insurance Co. ("ANLIC"), Standard Brands Paint Collateral Trust ("Grantor Trust") (collectively, "Investors") and the Company (the Investment Agreement is attached hereto as Exhibit A and is incorporated herein by reference). TLIAC, TOLIC, SAFI and ANLIC are sometimes collectively referred to as the "Insurance Company Lenders". The principal elements of the Restructuring are:


         A. Amendment to the Company's Restated Certificate of Incorporation to increase the amount of authorized capital stock of the Company, and to effect a 1-for-10 reverse stock split ("Reverse Stock Split") pursuant to which each stockholder will hold one share of the Company's post-split shares for every ten shares presently held;


         B. Sale to CRM of 15,700,496 newly issued shares of the Company's common stock ("Common Stock"), which will constitute approximately 76.1% of the Company's outstanding common stock, for $14 million (such issuance is priced at $0.89 per share post-Reverse Stock Split or $0.089 per share pre-Reverse Stock Split, and the $14 million to be paid by CRM was previously advanced in the form of an interim loan);


         C. Exchange of $16 million of the Company's outstanding debt (including approximately $2 million of debt held by CRM) into 2,242,928 newly issued shares of Common Stock (at the same price per share as the CRM shares under B above) and 1,570,049 newly issued shares of 8% cumulative convertible redeemable preferred stock of the Company ("Preferred Stock") (priced at $8.92 per share of the Preferred Stock and including a conversion price for the Common Stock of $1.11 per share);

         D. Transfer of 15 of the Company's real estate properties to the real estate liquidating trust established on July 12, 1994 ("Liquidating Property Trust"), in which the Company currently has a residual interest; release of related long-term debt; and sale of the Company's residual interest in the Liquidating Property Trust to CRM and to FCI, KRI and the Insurance Company

    Lenders, for an additional $2 million payable by CRM and in consideration of their participation in the Restructuring; in the aggregate as a result of the Restructuring, properties or property interests having a book value as of January 29, 1995 of approximately $84 million will be disposed of and consolidated long term debt of approximately $67 million will be released. The transactions described in this clause D, as more fully described elsewhere herein, are herein sometimes called the "Property Transfers".



    As part of the Investment Agreement, the parties have agreed that, to the extent not already performed, all the transactions contemplated by the Investment Agreement must occur substantially contemporaneously. Such transactions taken together will effectuate the Restructuring, and to the extent required to be approved by the stockholders of the Company (whether by applicable law or the Company's Restated Certificate of Incorporation, bylaws or stock exchange listing agreement), must all be approved in order for the Restructuring to be accomplished. The Company has therefore determined to embody the approval of the Restructuring in a single proposal to stockholders, as set forth under "Matters to be Voted Upon". The Restructuring is more fully described herein under "Terms of Restructuring".



    This Proxy Statement, the attached Notice and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 25, 1995. The Company will bear all costs associated with the preparation and mailing of this Notice of Special Meeting, Proxy Statement and form of proxy as well as the cost of solicitation of proxies. The solicitation will be primarily by mail; however, officers and regular employees of the Company may also directly solicit proxies (but not for additional compensation) by telephone or telegram. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorizations for the execution of proxies and will be reimbursed for their reasonable expenses in doing so.


    No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information must not be relied upon as having been authorized. The next regular Annual Stockholders Meeting of the Company is expected to occur in July 1995.

                               VOTING SECURITIES


    Only stockholders of record at the close of business on April 20, 1995, are entitled to notice of and to vote at the Meeting, each share having one vote. In situations where a stockholder does not check and return a proxy, the Company could use the inaction by such a stockholder as a defense against a possible legal challenge to the Restructuring by the stockholder. On the record date the Company had issued and outstanding 22,429,275 shares of Common Stock, par value $.01 per share. With respect to the proposal to be voted on, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the Restructuring. Stockholders will not be entitled to dissenters' rights as part of the Restructuring. Approval of the Restructuring will require the affirmative vote of a majority of the shares of Common Stock of the Company issued and outstanding. Abstentions and broker non-votes will not be included in vote totals, but are expected to have no effect on the outcome of the vote. FCI, KRI and the Insurance Company Lenders presently own, in the aggregate, in excess of 50% of the Company's voting stock and have granted irrevocable proxies to CRM as part of the Restructuring to vote in favor of the Restructuring and against any proposals that would impede or delay the Restructuring.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table indicates the number of shares of the Company's Common Stock beneficially owned as of February 15, 1995 prior to and without giving effect to the Restructuring, by (i) all persons known to the Company to own more than 5% thereof, (ii) all directors of the Company, and (iii) all directors and officers of the Company as a group:

                                                                           AMOUNT AND NATURE OF       PERCENT
NAME OF BENEFICIAL OWNER                                                   BENEFICIAL OWNERSHIP   OF COMMON STOCK
- -------------------------------------------------------------------------  --------------------  -----------------
Fidelity Capital & Income Fund (1)
  82 Devonshire Street, F7E
  Boston, Massachusetts 02109                                                     7,630,307            34.06 %
Kodak Retirement Income Plan Trust Fund (1)
  c/o Fidelity Investments
  82 Devonshire Street, F7E
  Boston, Massachusetts 02109                                                     1,433,413             6.40 %
SunAmerica, Inc. ("SAI")(2)
  1999 Avenue of the Stars, Suite 3800
  Los Angeles, CA 90067                                                           1,305,700             5.82 %
Transamerica Occidental Life
  Insurance Company (3)
  1150 S. Olive Street
  Los Angeles, CA 90015                                                           2,139,940             9.54 %
Diane L. Ackerman
  1010 Fifth Avenue
  New York, New York                                                              1,260,000             5.62 %
Fletcher L. Byrom                                                                         --            --
Richard L. Boje                                                                       10,000           *
Robert N. Dangremond                                                                  10,000           *
Deborah Hicks Midanek                                                                 10,000           *
Blandina Cardenas Ramirez                                                             10,000           *
Ronald I. Scharman (4)                                                                40,000           *
William E. Yingling III                                                               10,000           *
All directors and officers as a group (10 persons)                                    92,260           *

- ------------------------
* Less than 1% ownership.
(1) Fidelity Capital & Income Fund is a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended. Fidelity Management and Research Company, a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 ("FMRC") provides investment advisory services to FCI, to certain other registered investment companies and to certain other funds that are generally offered to United States groups of investors. Kodak Retirement Income Plan Trust Fund is an account managed by Fidelity Managemment Trust Company, a Massachusetts corporation and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended ("FMTC"). FMRC and FMTC are wholly owned subsidiaries of FMR Corp., a Massachusetts corporation.
(2)  SunAmerica, Inc. is an affiliate of SAFI and ANLIC.
(3) Transamerica Occidental Life Insurance Company is a subsidiary of Transamerica Insurance Corporation of California which is a subsidiary of Transamerica Corporation and is an affiliate of TLIAC.
(4) Held by Mr. Scharman's spouse, Naomi Kobayashi. Mr. Scharman possesses voting power over the shares held by his spouse.

    As of February 15, 1995, pursuant to the terms of the Investment Agreement, Fletcher L. Byrom and Blandina Cardenas Ramirez resigned from the Company's Board of Directors, and three representatives of CRM, Roland F. Breault, Thomas
A. White and Juan Gramage, were elected to the Company's Board of Directors, by the other directors. Additionally, at the closing of the Restructuring which is anticipated to occur promptly after the Meeting, the Board of Directors will be increased to ten persons and two other representatives of CRM, Arthur W. Broslat and Charles Codrea, are expected to be elected to the Company's Board of Directors by the other directors. None of Messrs. Breault, Gramage, White, Broslat or Codrea own any common stock or other securities of the Company. Additional information regarding the present and anticipated directors of the Company is included elsewhere herein. Additionally, the Company will hold its regular Annual Stockholders Meeting in July 1995 at which directors for the next year will be elected.


                             RESTRUCTURING PROPOSAL

GENERAL


    At the Meeting, stockholders will be asked to consider and vote upon a proposal to approve the financial restructuring of the Company (the "Restructuring") pursuant to an Investment Agreement entered into by the Company as of February 15, 1995 ("Investment Agreement"). A copy of the Investment Agreement is attached hereto as Exhibit A, accompanied by certain related documents also attached hereto as Exhibits. The following description should be read in conjunction with, and is qualified in its entirely by, reference to the full text of the Investment Agreement and related Exhibits. Each stockholder is urged to read with care the entire Proxy Statement, including the Exhibits. It is contemplated that the closing date ("Closing Date") of the Restructuring will take place promptly after the Meeting, subject to satisfaction of any other conditions precedent to the Closing Date. The Company's audited financial statements and management's discussion and analysis for the fiscal year ended January 29, 1995 are attached hereto as Exhibit F and incorporated herein by reference.


    The Board of Directors of the Company unanimously approved the Restructuring and recommends that the stockholders vote "FOR" the approval of the Restructuring. The Argosy Group L.P. ("Argosy") was engaged by the Company in connection with the Restructuring, and has rendered its written opinion dated February 15, 1995, to the Company's Board of Directors, that, based upon and subject to the matters stated therein, as of the date of such opinion, the Restructuring is fair, from a financial point of view, to the public stockholders of the Company. The public stockholders include the stockholders of the Company other than FCI, KRI and the Insurance Company Lenders. See "REASONS FOR THE RESTRUCTURING," "RISK FACTORS," and "BOARD OF DIRECTORS RECOMMENDATION."

PRINCIPAL ELEMENTS OF RESTRUCTURING

    The principal elements of the Restructuring are:

         A. Amendment to the Company's Restated Certificate of Incorporation to increase the amount of authorized capital stock of the Company, and to effect a 1-for-10 Reverse Stock Split pursuant to which each stockholder will hold one share of the Company's post-split shares for every ten shares presently held;


         B. Sale to CRM of 15,700,496 newly issued shares of the Company's common stock ("Common Stock"), which will constitute approximately 76.1% of the Company's outstanding common stock, for $14 million (such issuance is priced at $0.89 per share post-Reverse Stock Split or $0.089 per share pre-Reverse Stock Split, and the $14 million to be paid by CRM was previously advanced in the form of an interim loan);


         C. Exchange of $16 million of the Company's outstanding debt (including approximately $2 million of debt held by CRM) into 2,242,928 newly issued shares of Common Stock (at the same price per share as the CRM shares under B above) and 1,570,049 newly issued shares of 8% cumulative convertible redeemable preferred stock of the Company ("Preferred Stock") (priced at $8.92 per share of the Preferred Stock and including a conversion price for the Common Stock of $1.11 per share);


         D. Transfer of 15 of the Company's real estate properties to the Liquidating Property Trust, in which the Company currently has a residual interest; release of related long-term debt; and sale of the Company's residual interest in the Liquidating Property Trust to CRM and to FCI, KRI and the Insurance Company Lenders, for an additional $2 million payable by CRM and in consideration of their participation in the Restructuring; in the aggregate as a result of the Restructuring, properties or property interests having a book value as of January 29, 1995 of approximately $84 million will be disposed of and consolidated long term debt of approximately $67 million will be released. The transactions described in this clause D, as more fully described elsewhere herein, are herein sometimes called the "Property Transfers".



    Pursuant to the Investment Agreement, CRM loaned $14 million to the Company at the signing of the Investment Agreement as of February 15, 1995 (the "Interim Financing"). The loan made as part of the Interim Financing will be exchanged at the Closing Date for Common Stock. The Interim Financing permitted the Company to have access to the funds constituting the purchase price for the Common Stock to be issued to CRM pursuant to the Investment Agreement during the period prior to the Meeting and Closing Date. In addition, as of April 7, 1995, pursuant to an amendment to the Investment Agreement and an unsecured loan agreement, CRM loaned $2 million to the Company. On the Closing Date the loan will be exchanged as consideration for CRM's purchase from the Company of a 49% residual interest in the Liquidating Property Trust. See "TERMS OF RESTRUCTURING -- Interim Financing."



    As a result of the Restructuring, the Company's financial position will be improved by (1) $16 million of new capital comprised of $14 million of new Common Stock and $2.0 million representing the purchase price from CRM for a 49% residual interest in the Liquidating Property Trust, (2) $5.0 million under a working capital facility with FCI or an affiliate and (3) a reduction in the Company's consolidated indebtedness by an aggregate of approximately $78.3 million (in part paid for by the issuance of additional shares of Common Stock and the Preferred Stock). See "PRO FORMA FINANCIAL STATEMENTS." Current stockholders (other than parties to the Restructuring) will be immediately diluted by the new issuances of Common Stock from their current 44% shareholding to approximately 5% of the outstanding Common Stock, and upon conversion of the Preferred Stock into Common Stock, would be further diluted to approximately 3%. See "RISK FACTORS -- Common Stock Dilution."


                                  RISK FACTORS

EFFECT ON STOCKHOLDERS' RIGHTS

    Upon completion of the Restructuring, the existing stockholders of the Company other than FCI, KRI and the Insurance Company Lenders will own approximately 3% of the outstanding Common Stock on a fully diluted basis (including conversion of the Preferred Stock). Approximately 53% of the Common Stock on a fully diluted basis will be held by CRM. Another approximately 43% of the Common Stock on a fully diluted basis will be owned by FCI, KRI and the Insurance Company Lenders. CRM will have the power to elect seven of the Company's ten directors, control the affairs of the Company and direct all fundamental corporate transactions. The Insurance Company Lenders will be entitled to appoint one director, but have not exercised this right as part of the Restructuring. Stockholders will not be entitled to dissenters rights as part of the Restructuring. See "RISK FACTORS -- Change in Control of the Company."


CERTAIN EFFECTS OF FAILURE TO CONSUMMATE THE RESTRUCTURING


    Prior to February 15, 1995, the Company was not in compliance with various provisions of its loan agreements and leases with the Insurance Company Lenders, the Grantor Trust and the Liquidating

Property Trust. Because of such non-compliance, the Company faced possible default and acceleration of the amounts due or the exercise of other remedies under such agreements. The Company was also over-advanced by approximately $1.75 million, as of February 15, 1995, under its working capital facility with Foothill Capital Corporation ("Foothill") based on a formula of inventory and accounts receivable, and faces possible termination of, and acceleration of the amounts due under, such facility. Unavailability under the Foothill facility and poor liquidity have resulted in the delay of inventory shipments from suppliers who are unwilling to extend credit to the Company. Diminished inventory levels coupled with poor fill rates have negatively impacted the Company's sales revenue, thus making it difficult to meet working capital needs, satisfy debt service requirements and maintain the Company's operations.


    While the foregoing defaults and non-compliance were waived or brought into compliance as part of the Restructuring, if for any reason the Restructuring is not consummated, then the Interim Financing and the unsecured loan from CRM would immediately become due and payable and all or a substantial part of the other indebtedness of the Company could be accelerated.



    Unless the Restructuring is consummated, the Company is likely to be forced to reorganize under Chapter 11 of the United States Bankruptcy Code, or liquidate under Chapter 7 of the United States Bankruptcy Code. Creditors of the Company (including FCI, KRI, the Insurance Company Lenders or Foothill) may also force the Company into bankruptcy. In the event of bankruptcy, all of the outstanding indebtedness under the Company's loan agreements and other indebtedness, which aggregated in excess of $100 million at January 29, 1995, and $16 million of additional indebtedness to CRM incurred as Interim Financing and an unsecured loan pending the Restructuring, see "TERMS OF RESTRUCTURING -- Interim Financing," would rank senior in right of payment to the holders of the Company's Common Stock. As a result, the amount available for payment to the holders of the Common Stock upon liquidation of the Company would depend upon the amount that could be realized on the assets of the Company under the circumstances of such liquidation. The Company believes that in the event of a liquidation in bankruptcy the holders of Common Stock would not receive any distributions because the amount of existing prior claims substantially exceeds the value likely to be realized upon liquidation of the Company's assets. See "REASONS FOR THE RESTRUCTURING -- Alternative to Chapter 11 Reorganization or Liquidation."


COMMON STOCK DILUTION

    Upon consummation of the Restructuring, following the Reverse Stock Split, the Company will issue 18,392,008 shares of Common Stock, including 448,584 shares of Common Stock to be issued to the Company's investment advisors, and 1,570,049 shares of Preferred Stock. On a fully-diluted basis, including conversion of the Preferred Stock into Common Stock, the number of shares and percentage ownership of Common Stock prior to and after the consummation of the Restructuring, based on information as to pre-Restructuring ownership of Common Stock as of February 15, 1995, would be as follows:


                           OWNERSHIP OF CAPITAL STOCK

                 PRIOR TO RESTRUCTURING                            AFTER RESTRUCTURING
                 ----------------------  -----------------------------------------------------------------------
                  NUMBER OF                                           NEWLY ISSUED
                   COMMON                   NUMBER OF                   PREFERRED                       FULLY
    HOLDERS        SHARES         %       COMMON SHARES       %          SHARES       FULLY DILUTED   DILUTED %
- ---------------  -----------  ---------  ---------------  ---------  ---------------  -------------  -----------
CRM                        0      *          15,972,332        77.4       190,288        17,494,636       52.70
FCI                7,630,307      34.06       1,979,626         9.6       851,616         8,792,554       26.49
KRI                1,433,413       6.40         372,148         1.8       160,165         1,653,468        4.98
SAFI               1,305,700       5.82         261,992         1.3        91,995           997,952        3.00
TOLIC              2,139,940       9.54         345,416         1.7        91,995         1,081,376        3.26
TLIAC                      0      *             131,422         0.6        91,995           867,382        2.61
ANLIC                      0      *             131,422         0.6        91,995           867,382        2.61
Management            92,260      *               9,226       *                 0             9,226       *

- ------------------------
* Less than 1% ownership

    As a result of the Restructuring, the ownership interest of the Company's existing stockholders will be substantially diluted. Existing stockholders who are not parties to the Restructuring will own approximately 3% of the Common Stock on a fully diluted basis.


NO ASSURANCES AS TO SUCCESS IN RESTRUCTURING


    The Company has not been profitable for the past five fiscal years. For the year ended January 29, 1995, the Company reported consolidated losses of $48.0 million ($15.3 million of which relates to the Property Transfers). See "BACKGROUND OF RESTRUCTURING -- Recent Developments" and "REASONS FOR THE RESTRUCTURING."



    In addition, despite the Company's restructuring under Chapter 11 of the United States Bankruptcy Code in 1993, the Company's capital structure remains highly leveraged. At January 29, 1995, prior to the Restructuring, the Company had over $100 million of long and short-term debt, with an average monthly interest expense of approximately $858,000.



    The Restructuring is designed to provide new capital for the Company and substantially reduce its outstanding indebtedness. However, additional lease payments will in part offset reductions in interest payments. Following the Restructuring, the Company will be under new management appointed by CRM. The Company will not, however, be consolidated or merged with CRM, but will remain a separate company. CRM intends to propose from time to time, and such management intends to implement, various strategic changes to the operations of the Company. Such changes will include increasing inventory levels in the stores, refocusing sale strategies and increasing advertising and other marketing efforts. Any such operational changes will be proposed by CRM and implemented by the Company with the intention of returning the Company to profitability. However, there can be no assurances that the Company will be successful in the Restructuring or with any such operational changes or that it will be able to improve its sales or reduce its operating expenses in order to return to profitability.



    Previously, the Company has not been successful in its prior restructuring efforts. The three principal restructuring efforts were (i) the recapitalization in 1987, (ii) the bankruptcy in 1993 and (iii) the establishment of the Liquidating Property Trust in 1994. See "BACKGROUND OF RESTRUCTURING." The Restructuring is different from these three prior restructuring efforts in that it involves a substantial equity investment by CRM, a multinational retailer and producer of paint and related products.



    The inability of the Company to successfully effectuate the Restructuring and any failure to effect substantial positive changes in the operations of the Company could have a material adverse effect on the Company and its stockholders.


CHANGE IN CONTROL OF THE COMPANY


    The consummation of the Restructuring will result in a change in control of the Company. Immediately upon consummation of the Restructuring, CRM will own beneficially approximately 77% of the outstanding shares of the Company's Common Stock, and pursuant to a stockholders' agreement between CRM and the Company, will have the power to designate seven of the ten directors of the Company. CRM will have the power to control the affairs of the Company and direct all fundamental corporate transactions. The Company has been informed by CRM that it has no current intentions with respect to effecting any such corporate transactions or any other material transactions with respect to the Company. However, there can be no assurances such transactions may not be effected in the future. CRM, FCI, KRI and the Insurance Company Lenders have informed the Company that they are purchasing or acquiring the Common Stock and Preferred Stock for investment, but that the disposition of such shares shall at all times be within their control. In this regard, they have certain registration rights. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT", and "TERMS OF RESTRUCTURING" and "DESCRIPTION OF COMMON STOCK -- Registration Rights."

INTERESTS OF CERTAIN PERSONS


    During 1994, the Company engaged Libra Investments, Inc. ("Libra") and Pinnacle Partners, Inc. ("Pinnacle") to act as its financial advisors in connection with the Company's search for and negotiations with potential third parties interested in an investment, purchase or other financing transaction with the Company. Michael Adams Zurawin is a principal of Pinnacle, and was for a period of time expected to participate as an investor in the Company. Mr. Zurawin is also a principal of Adams Brush Mfg. Co., Inc., a supplier of the Company. Each of Pinnacle and Libra are to receive $750,000 for their services. Libra has agreed to receive $350,000 of their compensation payable in cash over time and $400,000 payable in 448,584 shares of Common Stock valued at $0.89 per share (post Reverse Stock Split value).


    As a result of the relationships with the Restructuring and the Company described above, Libra and Pinnacle may be deemed to have an interest in the Restructuring and the Company. The Company has been and is aware of these potential conflicts of interest and considered these in connection with its approval of the Restructuring. The Board of Directors designated a special committee of independent directors for purposes of consideration and negotiation of a transaction with CRM, FCI, KRI and the Insurance Company Lenders, and that committee engaged Argosy as its independent financial advisors for purposes of consideration of the transaction. Argosy has issued its opinion that the transaction is fair to the public stockholders of the Company from a financial point of view. See "BOARD OF DIRECTORS RECOMMENDATION -- Fairness Opinion."


    Prior to the Interim Financing, FCI purchased from CRM 516,129 shares of Corimon Corporation Series A Exchangeable Preferred Stock at $15.50 per share and $9,939,175 principal amount of Corimon Corporation Put Notes due 2000 for an aggregate purchase price of $17,939,175. FCI currently holds 34.06% of the Company's outstanding Common Stock. Pursuant to the Investment Agreement, CRM purchased approximately $2 million of debt securities held by the Grantor Trust (as described herein). The Grantor Trust distributed the remaining $10 million of debt held by the Grantor Trust to FCI and KRI. See "TERMS OF RESTRUCTURING -- Interim Financing."


TRADING MARKET FOR COMMON STOCK

    While the Company intends to maintain its listing on the New York Stock Exchange, as a result of the Reverse Stock Split and the significant dilution faced by the existing holders of Common Stock, there can be no assurance that an active trading market for the Common Stock will continue. Accordingly, no assurances can be given that a holder of Common Stock will be able to sell Common Stock in the future or as to the price at which the Common Stock might trade. The number of stockholders before the Reverse Stock Split is approximately 2,830. After the Reverse Stock Split, the number of stockholders is not expected to be significantly reduced.

    The following table shows the high and low sale prices of the Common Stock for the periods indicated as reported on the NYSE Composite Tape during each period.


                                                                                                    HIGH        LOW
                                                                                                  ---------  ---------
Fiscal Year Ending January 28, 1996
  First Quarter (through April 13, 1995)........................................................  $     7/8  $   15/64
Fiscal Year Ended January 29, 1995
  First Quarter.................................................................................  $   2 3/8  $   1 3/4
  Second Quarter................................................................................          2      1 3/8
  Third Quarter.................................................................................      1 5/8          1
  Fourth Quarter................................................................................          1      13/64

Fiscal Year Ended January 30, 1994
  First Quarter.................................................................................  $   2 7/8  $   1 1/2
  Second Quarter................................................................................      4 7/8          2
  Third Quarter.................................................................................      3 5/8          2
  Fourth Quarter................................................................................      2 1/4      1 3/4

Fiscal Year Ended January 31, 1993
  First Quarter.................................................................................  $   2 3/8  $   1 1/2
  Second Quarter................................................................................      1 3/4        7/8
  Third Quarter.................................................................................      1 1/4          1
  Fourth Quarter................................................................................      1 7/8          1


    The Company announced the Restructuring on February 17, 1995, although it had previously announced that it was holding discussions, and had reached certain agreements in principle, with CRM regarding a possible restructuring. On February 16, 1995, the closing sale price of the Common Stock on the NYSE Composite Tape was $ 3/4, and such price on February 9, 1995 (one week earlier) was $ 5/16.

NO DIVIDENDS

    The Company has not paid any dividends since October 1987. After the Restructuring, the Company will be prohibited from paying dividends by the terms of the Preferred Stock, unless all accrued dividends on the Preferred Stock shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and set apart for payment. Covenants in certain of the Company's loan agreements also prohibit the payment of dividends. Accordingly, the Company does not anticipate that it will pay any dividends on the Common Stock in the foreseeable future.

                          BACKGROUND OF RESTRUCTURING

1987 RECAPITALIZATION PLAN

    In 1987, the Company implemented a recapitalization pursuant to which the Company repurchased 55% of the then outstanding shares of the Company's Common Stock ("1987 Recapitalization"). The 1987 Recapitalization was financed by approximately $190 million of new debt and the issuance of $16.3 million of Series B Preferred Stock. The indebtedness incurred consisted of (i) a $132.5 million loan secured by substantially all of the Company's real estate ("Insurance Company Loan Agreement") from the Insurance Company Lenders, (ii) bank ("Bank") financing for a $45 million revolving line of credit and (iii) a $15 million loan to the Company's Leveraged Employee Stock Ownership Plan ("LESOP").

    The   Company  implemented  a   business  plan  concurrent   with  the  1987
Recapitalization emphasizing various strategic changes to the Company's operations. During the 1988 and 1989 fiscal years, however, extrinsic factors dramatically reduced the Company's profitability. Declines in housing starts, a consumer spending slowdown in several of the Company's markets, defense budget reductions and increased competition from warehouse-type distributors and large home centers in already saturated markets resulted in reduced sales and caused the Company to reduce prices leading to an erosion of the Company's retail gross profit margins.

    As the Company continued to experience reduced sales and a deteriorating financial condition, its gross profit margin continued to erode due to poor economic conditions along with promotional pricing and the need for special order merchandise (dictated by tightening liquidity). The Company made a strategic decision to refocus the marketing and the merchandising strategy for its retail stores and return to its historical role as a retail center for paint. In spite of its efforts, high levels of debt service caused operating losses of $10 million for the fiscal year ended January 27, 1991.

    In the first quarter of fiscal 1991, the Company's bank credit facilities were cancelled, resulting in a $5 million decrease in available working capital. The Company's trade creditors, in response, modified their terms, restricted credit, or limited or withheld merchandise shipments. As a result, inventory levels became insufficient to sustain normal operations. In addition, the Company lacked liquid resources for debt service due to operational problems and the depressed economic conditions. In May 1991, unable to refinance the obligations owed under the bank facility, the Company defaulted under certain financial covenants with the Insurance Company Lenders. The Company restructured its debt in the latter part of May 1991 by amending the Insurance Company Loan Agreement to include a pledge of $1.2 million in value of previously unencumbered and undeveloped real estate, and a preferred stock exchange of $7.9 million of Series D Preferred Stock and $8.3 million of Series E Preferred Stock. The Bank received additional collateral in the form of the Company's LESOP note receivable for the LESOP loan. Following this restructure, the Company sought but was unable to obtain additional capital. For the fiscal year ended January 26, 1992, the Company reported a net loss of $18 million and an operating loss of $26.7 million.

CHAPTER 11 FILING AND PLAN REORGANIZATION


    Unable to resolve its financial problems, the Company, and four of its direct and indirect wholly-owned subsidiaries, filed separate voluntary petitions under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section101 et seq., on February 11, 1992, for the purpose of implementing the operational and financial restructuring of their businesses. On March 3, 1993, the Company, along with the other filed subsidiaries, filed their Fourth Amended Joint Plan of Reorganization (the "Reorganization Plan") with the bankruptcy court. The Reorganization Plan was confirmed by the bankruptcy court on May 13, 1993 and became effective on June 14, 1993.


    The Reorganization Plan resulted in a recapitalization of the Company and a change in management as follows: (i) approximately $29.6 million of the outstanding debt owed to FCI and KRI as successor in interest to the Bank, was converted into approximately 50.5% of the Company's issued and outstanding Common Stock as of the effective date of the Reorganization Plan, (ii) the Insurance Company Loan was amended ("Amended Insurance Company Loan") to extend the maturity date (on a principal amount outstanding of approximately $117 million) and reduce the interest rate, (iii) unsecured priority claims were paid in cash in full, (iv) $22 million of unsecured claims were paid through the distribution of $8.9 million cash plus proceeds of up to $4.2 million from sales of eight of the Company's Colorado real estate properties, (v) the Company's existing outstanding Series D Preferred Stock and Series E Preferred Stock, including accrued but unpaid dividends (which was held by the Insurance Company Lenders) was exchanged for 24.5% of the issued and outstanding Common Stock,
(vi) all of the Common Stock held by the Company's LESOP and its Payroll Stock Ownership Plan ("PAYSOP") was distributed to plan participants, and (vii) a new board of directors and senior management team was elected. Existing holders of Common Stock retained their equity interests, with the exception of all interests arising under the Company's Rights Agreement, which was extinguished. Consequently, prior holders of the Company's Common Stock including the LESOP and PAYSOP distributees, collectively retained approximately 25.0% of the Company's total issued and outstanding shares as of the effective date of the Reorganization Plan.

    The Reorganization Plan was financed, in part, by FCI and KRI through the purchase of a $20 million principal amount secured note ("FCI/KRI Secured Notes") from the Grantor Trust. The FCI/KRI Secured Notes were secured through the Grantor Trust by the capital stock of: (i) a holding company owning the capital stock of The Art Store, (ii) a holding company owning the capital stock of Zynolyte Products Company ("Zynolyte"), and (iii) a holding company owning two real estate properties, all of which capital stock was transferred by the Company to the Grantor Trust in consideration for the loan by the Grantor Trust of all of the proceeds of the FCI/KRI Secured Notes issuance with the contemplation that the capital stock would be sold to unrelated third parties and the proceeds from such sales used to reduce the indebtedness under the FCI/KRI Secured Notes. The Company retained 100% of the residual interest in the assets of the Grantor Trust. However, some of the assets were encumbered by mortgages relating to debt owed to the Insurance Company Lenders and therefore the Company's interest was effectively subordinated to such debt. Subsequently, the capital stock of Zynolyte was sold for approximately $14.8 million to Grow Group, Inc., over 25% of whose capital stock is owned by CRM, and in October 1993 one of the parcels of real estate was sold to an unrelated party for approximately $1.4 million. The net proceeds of both transactions were used to reduce the principal outstanding under the FCI/KRI Secured Notes to approximately $4.5 million. In addition, the Company guaranteed certain of the FCI/KRI Secured Notes, which guaranty was subsequently reduced to $2.5 million by February 15, 1995 (the "Grantor Trust Guarantee").

EVENTS AFTER EMERGENCE FROM CHAPTER 11

    The Company's capital structure remained highly leveraged despite its recapitalization and restructuring. On June 14, 1993, the effective date of the reorganization, the Company repaid $2.2 million previously borrowed under its Debtor-in-Possession ("DIP") line of credit with Foothill, and through January 30, 1994 borrowed approximately $6.6 million (net) available under a revised Loan and Security Agreement dated June 14, 1993 with Foothill. At January 30, 1994, the Company had no additional availability under its working capital facility with Foothill. The credit agreement provided for a one year renewal on June 14, 1994. On April 14, 1994, the credit agreement was amended to extend the line of credit for three additional years through April 14, 1997. On March 16, 1994, the Amended Insurance Company Loan was amended to provide, among other things, a waiver of compliance with all financial covenants until April 30, 1995.

    During the third and fourth quarters of the fiscal year ended January 30, 1994, the Company borrowed an additional $6.0 million for working capital from the Grantor Trust. The Grantor Trust financed the loan by issuing notes to FCI and KRI (the "Grantor Trust Notes") in an aggregate amount of $6.0 million on terms substantially identical to the FCI/KRI Secured Notes. During the fourth quarter of fiscal 1993, the Insurance Company Lenders agreed to defer a mandatory $1.0 million prepayment due under the Amended Insurance Company Loan for a period of six months.

    Notwithstanding the additional borrowings, the Company continued to experience cash flow difficulties due to continued operating losses and the lack of sufficient borrowing availability under its credit agreement with Foothill. Lower sales resulted from general economic conditions and increased competition. In addition, the Company's business plan was adjusted during the third and fourth quarters of fiscal 1993 to close an additional 34 retail stores. The ability to fund the expected costs resulting from those changes, including a reduction in sales relating to these stores, had been premised on expected increased sales to third parties by the Company's manufacturing subsidiary, Major Paint Company. The expected sales did not materialize. With working capital levels deteriorating, the Company's major vendors became concerned about receiving payment on past due accounts. Some vendors ceased shipping or placed additional credit limits on the Company's orders, with the result that store inventories of items other than paint were becoming increasingly depleted at the Company's retail stores.

    On March 16, 1994, the Company entered into an agreement ("New Loan Agreement") with the Insurance Company Lenders and the Grantor Trust for $10 million of new financing and a plan to restructure the Company's $103 million indebtedness under the Amended Insurance Company Loan and its $6 million indebtedness to the Grantor Trust.

    Under the terms of the New Loan Agreement, the Company borrowed an aggregate of $10 million from the Insurance Company Lenders and the Grantor Trust. The New Loan provides for monthly interest at a rate of 10% per annum. Principal on the loan is due in full in March 1999. The indebtedness is secured by a second lien on substantially all of the Company's real property. The loan proceeds were used to pay existing trade debt, provide working capital and pay for transaction expenses. FCI and KRI through the Grantor Trust agreed to restructure the Grantor Trust Notes to a term of six years (due in full in March 2000) with interest payable quarterly at a rate of 10% per annum. As part of this financing, Foothill agreed to extend its facility through April, 1997.

    In accordance with the terms of the New Loan Agreement, on August 1, 1994, the Company and certain of its subsidiaries established the Liquidating Property Trust and transferred (subject to the existing liens of the Insurance Company Lenders) 78 of its 103 operating and non-operating real properties with a net book value of approximately $82.7 million to the Liquidating Property Trust in exchange for the assumption by the Liquidating Property Trust of approximately $68.7 million of indebtedness owed to the Insurance Company Lenders under the Amended Insurance Company Loan ("Original Trust Debt"). The Company estimated that the book value of the properties to be sold by the Liquidating Property Trust would exceed the sales proceeds, less applicable fees expenses and other costs by approximately $14.6 million. Accordingly, the Company provided for this loss as of January 30, 1994. The interest rate on the Original Trust Debt was increased to 10%. Interest and principal on the Original Trust Debt was made payable only to the extent of proceeds from sales of the Liquidating Property Trust assets. The Company provided a limited guarantee on the Original Trust Debt in an amount equal to 10% of the Original Trust Debt (the "Liquidating Property Trust Guarantee").

    The Company retained a 100% residual interest in the Liquidating Property Trust, and the Insurance Company Lenders were to be paid contingent interest on the Original Trust Debt in an amount equal to 20% of the proceeds of the liquidation of the properties in excess of the liabilities of the Liquidating Property Trust. Under the terms of the Liquidating Property Trust documents, to the extent the Company received distributions for its residuary interest those proceeds were to be used first to retire the approximately $30.5 million of indebtedness remaining from the Amended Insurance Company Loan retained by the Company ("Retained Indebtedness") and then to retire the $10 million outstanding under the New Loan Agreement.

    The terms of the Retained Indebtedness were amended to provide for principal to be due and owing in July, 1999. Interest continued to be due monthly at an annual rate of 9% per annum. The Retained Indebtedness continued to be secured by first liens on real properties of the Company not transferred to the Liquidating Property Trust.

    In connection with the Liquidating Property Trust transaction, the Company issued to the Insurance Company Lenders, FCI and KRI warrants to purchase an aggregate of 375,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Warrants to purchase up to an additional 375,000 shares will become effective after September 16, 1996 reduced to the extent principal on the New Loan Agreement has been repaid. The warrants have certain registration rights with respect to their underlying shares. The warrants are redeemable by the Company, at any time, for a price equal to $1 per share in excess of the Market Price (as defined in the warrants).

    As of February 15, 1995, the Company operated 58 paint stores, 27 of which are among the 78 parcels of real property transferred to the Liquidating Property Trust. Under the terms of the Liquidating Property Trust, the Company was to be given a minimum of four months notice prior to the sale of any currently operating retail paint store. Until sold, 13 of the 27 operating retail stores properties were being leased back to the Company through July 31, 1995 at an aggregate monthly rent of approximately $178,500 (on a triple net basis). After July 31, 1995, such properties which remained unsold were to be leased to the Company on a month to month basis at a fair market rent as agreed to between the Disposition Agent and the Company. Upon the sale of the 27 currently operating retail paint stores, the Company intended to either remain in the same location on a leased basis or relocate to new leased locations. The terms of the Liquidating Property Trust will be modified in the Restructuring. See "TERMS OF RESTRUCTURING -- Modifications to the Liquidating Property Trust."

RECENT DEVELOPMENTS


    From July 31, 1994 to January 29, 1995, the Company's working capital decreased by $22.2 million to a deficit of $9.6 million. The lack of availability under the Foothill facility coupled with diminished cash flows necessitated a slowdown in payments to trade creditors which, in turn, caused many suppliers to limit or suspend inventory shipments. As a result, the Company has been unable to maintain adequate inventory levels and fill rates have dropped significantly. Consequently, comparable store sales in November, December and January of fiscal 1994 decreased $1.4 million or 14.09%, $.9 million or 14.52%, and $2.9 million or 38.6%, respectively, compared to 1993.



    Retail store inventories were approximately 27% below planned levels at the end of January 1995. As inventories decreased, the Company was not able to stay within the availability formula under its working capital line with Foothill. As of February 15, 1995, the Company was over-advanced by approximately $1.75 million. Foothill approved the over-advance of $1.75 million and consented to the Restructuring.


    As of February 15, 1995, approximately $4.1 million or 61% of accounts payable to trade creditors were more than 30 days past due. In addition, the Company had not paid interest of $639,000, a portion of which was due in December, 1994 to the Grantor Trust and a portion of which was due on January 1, 1995 and February 1, 1995 to both the Insurance Company Lenders and the Grantor Trust. The Company had not made its rent payments of $378,000 to the Liquidating Property Trust which was also due on January 1, 1995 and February 1, 1995. Such payments were made as of February 15, 1995 following the Interim Financing.

                         REASONS FOR THE RESTRUCTURING

    The following are significant factors that should be considered by each stockholder in evaluating the Restructuring. Stockholders should also consider the risks associated with the Restructuring. See "RISK FACTORS" for a description of certain of these risks.

RESULTS OF OPERATIONS; REDUCED CASH FLOW


    The Company has not been profitable for the past six fiscal years. Since the Company's emergence from its reorganization under Chapter 11 of the United States Bankruptcy Code in June 1993, the Company has not been able to achieve its sales growth and other strategic objectives. Although the Company reduced its retail paint store operations to a core group of stores, the Company has continued to experience reduced sales on a comparable store basis. For the year ended January 29, 1995 the Company reported consolidated losses of $48.0 million ($15.3 million of which relates to the Property Transfers).


    The Company's decreasing sales have resulted in reduced cash flow. This loss of liquidity has, in turn, caused the Company to delay payments to its suppliers. As a result, the Company's relationships with its suppliers are strained and the Company has been unable to obtain inventory shipments from many suppliers. As inventories are reduced and not restocked, sales decrease. See "BACKGROUND OF RESTRUCTURING -- Recent Developments."

    Prior to the Interim Financing, the Company's cash flow was not sufficient to fund its operations and pay its current debt.

LEVERAGED DEBT STRUCTURE; LOAN AGREEMENT DEFAULTS

    Despite the Company's reorganization under Chapter 11 of the United States Bankruptcy Code in 1993, the Company's capital structure remains highly leveraged. At January 29, 1995, prior to the Restructuring, the Company had over $100 million of long and short-term debt, with an average monthly interest expense of approximately $858,000.


    Prior to February 15, 1995, the Company was not in compliance with the terms of its loan agreements and leases with the Insurance Company Lenders, the Grantor Trust, the Liquidating Property Trust, and Foothill. In addition, the Company was over-advanced under its working capital loan facility with Foothill, which limits the Company's borrowing based on the amount of inventory and accounts receivable which secure the facility. Accordingly, absent the Restructuring and the forbearance of these lenders, the Company faced imminent acceleration of these loans.



    The Restructuring will substantially reduce the Company's indebtedness. At January 29, 1995, the Company's balance sheet reflected $103.1 million in outstanding short and long-term debt (not including other liabilities). Adjusted for the Restructuring, this would be reduced to approximately $24.8 million on a pro forma basis. Interest expense will be substantially reduced from $11.5 million for the year ended January 29, 1995 to $3.2 million for the same period on a pro forma basis. See "PRO FORMA FINANCIAL STATEMENTS."


LACK OF ALTERNATIVE SOURCES OF CAPITAL


    To successfully implement its strategic objectives, increase sales and reduce debt, the Company requires significant new sources of capital. The Company's current and anticipated sales levels are not sufficient to fund the interest expense associated with the Company's current high level of fixed debt. In addition, the Company requires additional capital to pay down accounts payable relating to inventory financed by its suppliers and to purchase new inventory to restock its retail stores.


    In early 1994, the Company determined that a comprehensive solution to the Company's highly leveraged debt structure and liquidity problems would require significant new capital. The Company began to seek possible financing alternatives and potential financing parties. The Company also sought buyers for the Company or its Common Stock.


    In June 1994, the Company engaged Pinnacle and Libra to develop possible financing alternatives for the Company and to seek potential financing partners. The Company and its financial advisors conducted a search for third parties interested in completing a financing and/or restructuring transaction with the Company. In July the Company contacted a public company engaged through its subsidiaries in the manufacture and retail sale of paint. After brief discussions the senior management of this company decided not to pursue a transaction with the Company. The Company also sought to find a strategic partner who would commit to purchase large quantities of paint from Major Paint Company and who would make an equity investment in the Company. However, because of the Company's poor financial condition the companies contacted were not interested. In August and September, 1994 Libra and Pinnacle contacted two companies to assess the possibility of a transaction with the Company. One of these companies was not interested after brief discussions. The other, a large foreign paint manufacturer, eventually provided a letter of interest to the Company, proposing a transaction to acquire 90% of the equity of the Company for $5 million and provide $7.5 million in guarantees to increase the Company's working capital line. Additionally, a 5% capitalization sale was proposed on the leased stores in the Liquidating Property Trust. The Company did not immediately reject the proposal, but decided to determine if other offers would come forward. In November Libra and Pinnacle contacted CRM to discuss the possibility of a transaction with the Company. About this time a foreign investor offered to purchase newly issued shares of the Company's Common Stock and preferred stock. However, shortly thereafter, the investor indicated it would not be able to raise the necessary funds or close the transaction. Discussion continued with CRM in November, and an initial proposal was made on November 17, 1994. At this time the Company decided not to pursue the earlier letter of interest from the large foreign paint manufacturer because the terms of the transaction with CRM provided more capital to the Company and less dilution to the stockholders.

ALLIANCE WITH CRM


    CRM is a multinational retailer and producer of paint and related products. CRM's shares (in the form of American Depository Shares) are listed on the New York Stock Exchange. Management believes that the alliance with CRM will improve the Company's ability to achieve its strategic and operations objectives, for the benefit of its stockholders and creditors. However, the operations of the Company will be conducted independently from those of CRM and there can be no assurances as to the benefits to the Company of such alliance with CRM.


PARTICIPATION BY PRINCIPAL STOCKHOLDERS AND CREDITORS

    FCI, which holds approximately 34.06% of the Company's Common Stock, provided the financing to CRM to make the Interim Financing and it is contemplated that it or an affiliate will provide $5 million of working capital financing at the Effective Date. Also party to the Restructuring are KRI and the Insurance Company Lenders, which collectively with FCI hold over 50% of the Company's Common Stock and have granted irrevocable proxies to CRM to vote in favor of the Restructuring. These entities are also the Company's principal lenders, holding over $100 million of the Company's long-term debt other than the Interim Financing.

ALTERNATIVE TO CHAPTER 11 REORGANIZATION OR LIQUIDATION

    The Company also considered the option of again seeking protection under the reorganization provisions of Chapter 11 of the United States Bankruptcy Code. In any bankruptcy, the interest of stockholders will rank below all debt claims against the Company as a matter of law. The Company believes that its current cash flow and other operational difficulties would not permit reorganization, and that any filing under the reorganization provisions would lead to liquidation of the Company. Substantially all of the Company's assets secure the Company's outstanding debt and it is likely that the value of the Company's assets in a liquidation would be substantially less than the Company's aggregate indebtedness, which would leave no assets for distribution to the Company's stockholders.

    If the closing of the Restructuring does not occur, which is unlikely given the participation of the Company's principal stockholders, then the Company may have no alterative other than to file for protection under Chapter 11 or Chapter 7 of the United States Bankruptcy Code and proceed to liquidate its assets. In that event, the Company does not anticipate that any assets would be available for distribution to stockholders after payment of outstanding secured and unsecured debt.


                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
                         PRO FORMA LIQUIDATION SUMMARY
                             AS OF JANUARY 29, 1995
                                 (IN THOUSANDS)



    The following is an unaudited pro forma summary of the Company's assets assuming that the Company's assets would be liquidated in the context of a U.S. Bankruptcy Code Chapter 7 case within a one-year liquidation period. Any assets remaining after the liquidation period are assumed to be auctioned immediately thereafter. The validity of the foregoing assumptions may be affected by the occurrence of events and the existence of conditions not now contemplated or by other factors beyond the control of the Company. Accordingly, no assurances can be given as to the amount of proceeds, if any, that would be realized upon liquidation of the Company. Due to the treatment of the net residual interest in the Liquidating Property Trust, as referred to below, the total assets shown in the following table do not correspond to the total assets shown on the Company's consolidated balance sheet at January 29, 1995.



                                                                                                                    ESTIMATED NET
                                                                                YEAR ENDED        ESTIMATED          REALIZABLE
                                                                               JANUARY 29,       REALIZATION            VALUE
                                                                                   1995           PERCENTAGE       IN LIQUIDATION
                                                                               ------------      ------------      ---------------
Cash......................................................................      $  1,489           100.00%(1)      $     1,489
Accounts receivable.......................................................         1,506            77.50%(1)            1,167
Inventories...............................................................        14,750            70.00%(1)           10,325
Deferred taxes............................................................         3,053             0.00%                   0
Prepaid expenses..........................................................           961            27.78%(1)              267
Property, plant and equipment, net (2)
  Major paint plant.......................................................         9,000            75.65%(3)            6,809
  9 remaining paint Stores................................................         9,229            75.65%(3)            6,982
  15 properties not yet in Liquidating Property Trust.....................        20,813            75.65%(3)           15,745
  Other equipment.........................................................           407             0.00%                   0
                                                                               ------------      ------------      ---------------
Total property, plant and equipment, net..................................        39,449                                29,536
Other assets..............................................................           442             0.00%                   0
                                                                               ------------                        ---------------
Total assets before Residual Interest in Liquidating Property Trust.......      $ 62,804                                42,784
                                                                               ------------
                                                                               ------------
Plus: Residual Interest in Liquidating Property Trust.....................                                               1,332(4)
                                                                                                                   ---------------
Estimated gross liquidation proceeds......................................                                              44,116
Less: costs associated with liquidation...................................                                               7,323(5)
                                                                                                                   ---------------
Net proceeds available to satisfy claims..................................                                         $    36,793
                                                                                                                   ---------------
                                                                                                                   ---------------

- ------------------------
(1)  Percentage utilized in Company's Chapter 11 Liquidation Analysis in 1993.
(2) Book value based on the reorganization value of the Company under Fresh-Start Reporting upon its emergence from its Chapter 11 proceedings. See Consolidated Financial Statements, Footnote 1 to the Notes to Consolidated Financial Statements in Exhibit F attached hereto. New appraisals were not obtained because of the Company's belief that the California real estate market had not improved sufficiently from 1992, and the time and expense involved in obtaining such appraisals.
(3) Assumes a 15% discount to this value to reflect the reduction of values likely to occur following the cessation of operations at the Company's paint stores. An additional 11% reduction to these values was applied to account for disposition costs, in addition to the disposition costs described in footnote (5) below.
(4) Assumes 80% residual interest on existing trust properties, a 15% discount to appraised market value ($72.0 million) of trust properties and $52.8 million of outstanding debt with respect to the properties. No value was attributed to the residual interest in the Grantor Trust.
(5) Estimated at $5 million of net operating costs for the Company's paint stores (during an estimated six month liquidation period), 3% of gross proceeds for a trustee (as estimated in the Company's Chapter 11 proceedings) and $1 million for legal and other professional expenses.



    The Company estimates, based on the foregoing, that it would have available approximately $36.8 million to satisfy claims. In the event of a bankruptcy, all of the outstanding indebtedness under the Company's loan agreements and other indebtedness and liabilities which aggregated approximately $90.5 million at January 29, 1995 (not including the $52.8 million attributable to the properties in the Liquidating Property Trust), would rank senior in right of payment to the holders of the Company's common stock.

                             TERMS OF RESTRUCTURING

    The principal elements of the Restructuring are as described below.

INTERIM FINANCING

    As of February 15, 1995, CRM provided interim financing to the Company in contemplation of the completion of the Restructuring ("Interim Financing"). CRM entered into an Interim Loan Agreement pursuant to which it purchased $14 million of notes ("Interim Notes") from the Company on substantially the same terms as the $10 million originally borrowed by the Company under the New Loan Agreement. Pursuant to an intercreditor agreement, the Interim Notes share pro rata in the collateral securing the obligations under the New Loan Agreement and the Grantor Trust Notes, and the Company has granted fourth mortgages to CRM on its real properties to secure the indebtedness.

    As of February 15, 1995, CRM purchased $1,939,175 principal amount of Grantor Trust Notes and indebtedness under the New Loan Agreement held by the Grantor Trust (collectively, the "Purchased Indebtedness"). The Grantor Trust paid $1,578,351 of indebtedness to the Insurance Company Lenders and the cross-collateralization of the property held by The Art Store was released. The Grantor Trust contributed a note owed by The Art Store to The Art Store for cancellation. FCI and KRI exchanged the FCI/KRI Secured Notes issued by the Grantor Trust for (i) $10,310,825 aggregate principal amount of Grantor Trust Notes and indebtedness under the New Loan Agreement held by the Grantor Trust,
(ii) the stock of the holding company owning the capital stock of The Art Store and a holding company owning a real estate property and (iii) the remaining cash held by the Grantor Trust. FCI and KRI delivered the Grantor Trust Guarantee to the Company for cancellation. The Company believes that the value of the Grantor Trust's assets was not greater than the amount of the Grantor Trust's liabilities to FCI and KRI.

    FCI, KRI and the Insurance Company Lenders terminated their warrants to purchase Common Stock with respect to 750,000 shares, all of which are at an exercise price substantially above the current market price.

    The Company believes that it is extremely unlikely that the Company would have been able to avoid bankruptcy if it had not received the Interim Financing.


    Subsequent to the Interim Financing, pursuant to an amendment to the Investment Agreement and an unsecured loan agreement dated as of April 7, 1995, CRM loaned an additional $2 million to the Company on substantially the same terms as the Interim Financing. On the Closing Date this $2 million loan will be exchanged as consideration for CRM's purchase from the Company of a 49% residual interest in the Liquidating Property Trust.

REVERSE STOCK SPLIT


    On the Closing Date of the Restructuring, each 10 shares of Common Stock will be combined into one share of Common Stock (the "Reverse Stock Split"). The par value will not be changed from $.01 per share. The Company shall have the option of paying cash in lieu of fractional shares resulting from the Reverse Stock Split or rounding up fractional shares to the nearest whole number of shares.

EXCHANGE OF INTERIM NOTES FOR COMMON STOCK


    On the Closing Date, after giving effect to the Reverse Stock Split, CRM will exchange the Interim Notes for 15,700,496 shares of newly issued Common Stock which will constitute approximately 76.1% of the Company's issued and outstanding stock, at a price of $0.89 per share. All of the mortgages granted in connection with the Interim Notes will be released.


EXCHANGE OF OUTSTANDING INDEBTEDNESS FOR COMMON STOCK AND PREFERRED STOCK


    On the Closing Date, after giving effect to the Reverse Stock Split, the Grantor Trust Notes (in the principal amount of $6 million) and the indebtedness under the New Loan Agreement (in the principal amount of $10 million) will be exchanged for Common Stock and Preferred Stock. Two million dollar principal amount of such indebtedness will be exchanged for 2,242,928 newly issued shares of Common Stock, at a price of $0.89 per share, and the balance of $14 million principal amount of such indebtedness will be exchanged for 1,570,049 shares of Preferred Stock at a price of $8.92 per share. All of the mortgages and guarantees granted in connection with the Grantor Trust Notes and the New Loan Agreement will be released. CRM will receive 271,836 shares of Common Stock and 190,288 shares of Preferred Stock as a result of their purchase and exchange of the Purchased Indebtedness. See " -- Interim Financing."

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION


    The Board of Directors of the Company has adopted a resolution setting forth the following amendment to the Company's Restated Certificate of Incorporation, declaring its advisability and calling the special meeting of stockholders, to which this Proxy Statement relates. Approval by the stockholders of the Company of the Restructuring, specifically set forth under "Matters to be Voted Upon" below, will constitute the approval by the stockholders of this amendment to the Company's Restated Certificate of Incorporation.



    The Company's Restated Certificate of Incorporation (attached hereto as Exhibit B and incorporated herein by reference) will be amended in order to increase the total number of shares which the Company is authorized to issue, effectuate the Reverse Stock Split and remove the Company's current limitation on the issuance of non-voting stock. Specifically, the first paragraph of
Article IV of the Company's Restated Certificate of Incorporation will be amended such that said paragraph shall read as follows:


    "The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock having $.01 par value per share ("Common Stock") and five million (5,000,000) shares of preferred stock having $.01 par value per share ("Preferred Stock")". Upon the amendment of this Article IV effected by this Amendment, each 10 outstanding shares of Common Stock will be converted into one share of Common Stock, provided that no fractional shares may be issued pursuant to such change. The Corporation may, at its option, pay cash for any fractional shares or round such fractional shares up to the nearest whole number of shares."

AMENDMENT TO THE COMPANY'S BYLAWS

    At the consummation of the Interim Financing, the Company's Bylaws were amended and restated (attached hereto as Exhibit C and incorporated herein by reference) to, among other things, (i) provide for a board of directors of not less than eight (8) nor more than twelve (12) and to initially fix the number at eight (8) thereby eliminating one of the vacancies that previously existed on the board of directors, and (ii) eliminate "staggered" terms whereby directors were elected in different years.

BOARD COMPOSITION

    At the consummation of the Interim Financing, the Company's Bylaws were amended and restated to initially provide for a board of directors consisting of eight (8) members until further resolution by the board of directors. During 1994, Gary Depolo resigned from the board thereby creating a vacancy. The board was reconstituted, at the consummation of the Interim Financing, with the resignation of Fletcher L. Byrom, the former Chairman and Chief Executive Officer of the Company (see "MATERIAL TRANSACTIONS WITH RELATED PARTIES"), and Blandina Cardenas-Ramirez, and with the addition of CRM's designees, Roland F. Breault, Juan Gramage and Thomas A. White to fill the vacancies. Furthermore, Deborah Hicks Midanek was elected Chairman of the Board and Ronald I. Scharman was elected interim Chief Executive Officer of the Company.


    On the Closing Date, the board will fix the number of directors at ten (10). It is expected that Arthur W. Broslat and Charles Codrea will be added to the board on the Effective Date. In accordance with a stockholders agreement, CRM will have the right to name seven (7) directors, the Insurance Company Lenders will have the right to name one (1) director and the nominating committee of the Company's board of directors will have the right to name two (2) directors. At least two of the directors will be "independent" as defined by the rules of the New York Stock Exchange. The Insurance Company Lenders have not exercised their right to name a director as part of the Restructuring, but may choose to do so in the future.


INFORMATION CONCERNING NEWLY APPOINTED DIRECTORS

    The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each newly appointed director of the Company, as well as his or her age, business experience and other directorships.


                                                           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
      NAME, AGE AND PRESENT POSITION                       OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
- -------------------------------------------  ---------------------------------------------------------------------
Arthur W. Broslat, 50                        Arthur   W.  Broslat  is  the  Executive  Vice-President  of  CRM,  a
 Director -- After the Effective Date         Venezuelan multinational retailer and producer of paint and  related products  with  multinational  operations in  the  fields  of paint, construction materials,  food  products, chemicals,  and  packaging.
                                              Prior  to joining CRM in  1989, Mr. Broslat was  Director of Bank of
                                              America's  Latin  America  Corporate   Finance  Division  based   in
                                              Venezuela. Before joining Bank of America, Mr. Broslat was a captain in  the U.S.  Air Force and  held a variety  of financial management positions for a major U.S. computer manufacturer. He is currently  a member  of the Board of the  Venezuelan American Chamber of Commerce
                                              (VENAMCHAM) and the Board of Directors of Grow Group, Inc., a  paint and consumer products company.
Roland F. Breault, 55                        Roland  F. Breault is  the Director of  corporate planning for Dakota
 Director                                     Services, Inc., a subsidiary of CRM.  Prior to joining CRM in  1994,
                                              Mr.  Breault  was  Vice-President  and Area  Director  of  the Latin
                                              American division  of  Olin  Corporation, a  chemicals,  metals  and defense company. He joined Olin Corporation in 1983 and held several positions in operations, strategic planning and marketing.

Charles Codrea, 47                           Charles  Codrea is  the Vice  President of  Finance of  CRM. Prior to
 Director -- After the Effective Date         joining CRM in 1994, he was with Continental Bank N.A. for 13 years,
                                              during  which  time  he  held  the  positions  of  Senior   Managing
                                              Director-Partner  Venezuelan Unit  for eight years,  and Second Vice
                                              President and Manager of International Unit of Continental  Illinois
                                              Leasing Corporation for three years. Before joining Continental, Mr.
                                              Codrea  was General  Manager of  Latin American  Operations of Trans
                                              Union Leasing Corporation in  Chicago and Mexico  City from 1978  to
                                              1981.

Juan Gramage, 43                             Juan  Gramage is General Manager of the Construcentro division of CRM
 Director                                     and a consultant with Dakota Services, Inc. It is expected that  Mr.
                                              Gramage will be appointed the Chief Executive Officer of the Company following  the  Closing  Date. Prior  to  joining CRM  in  1992, Mr.
                                              Gramage  held  various  positions   with  Industrias  Plycem   S.A.,
                                              including  General Manager from  1988 to 1992. Prior  to 1982 he was employed by Copesa Industrias Sabana C.A.

                                                           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
      NAME, AGE AND PRESENT POSITION                       OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
- -------------------------------------------  ---------------------------------------------------------------------
Thomas A. White, 52                          Thomas A. White is the Director of Manufacturing for Dakota Services,
 Director                                     Inc., and  he has  held that  position  since June  of 1994.  He  is responsible for manufacturing for the Paint Division coatings plants across  North and South America. Before joining CRM, he was employed at PPG Industries, a  chemicals and coatings  company, from 1985  to
                                              1994,  as  the  Director  of  Manufacturing  and  previously  as the
                                              Director of Quality Assurance.



    In the event that any of the directors nominated by CRM is unable to serve after the Effective Date, CRM will have the right to nominate another individual to the Board of Directors of the Company.


MODIFICATIONS TO THE LIQUIDATING PROPERTY TRUST


    The Board of Directors of the Company has approved the Property Transfers to be effected as part of the Restructuring on the terms described in this subsection and the following two subsections of this Proxy Statement, and determined that the Property Transfers were in the best interests of the Company. The approval by the stockholders of the Company of the Restructuring, as set forth under "MATTERS TO BE VOTED UPON" below, will constitute a resolution adopted by the stockholders authorizing the Property Transfers.


    Under the terms of the Restructuring, the terms of the Liquidating Property Trust will be modified. In 1994, 78 of the Company's properties were transferred to the Liquidating Property Trust with a net book value of $82.7 million and an estimated appraised value of $92 million in exchange for the assumption by the Liquidating Property Trust of approximately $68.7 million of Original Trust Debt. Twenty-two of these properties have been sold and 22 properties are in escrow or the subject of sales negotiation. Sixteen of the Company's operating stores and one of its warehouse properties which are currently part of the assets of the Liquidating Property Trust will be leased to the Company ("Leased Properties"). Eight of the Leased Properties and the warehouse property will have 10 year leases with two renewal options of five years each. The other eight Leased Properties will have 18 month leases with no renewal options. The rental on each property will be 12% of the properties' 1992 appraised value. Renewal rent will be 95% of market but not less than the prior rent. The Liquidating Property Trust Guarantee of approximately $6.8 million of the indebtedness transferred to the Liquidating Property Trust will be released in exchange for the retention by the Company of approximately $2.5 million of debt on the transferred properties (included in the Retained Company Debt, as defined below) and a cash payment of $500,000 to the Insurance Company Lenders. Upon the sale of any of the Leased Properties, the buyer will be required to take the property subject to the Company's leasehold interest.

TRANSFER OF PROPERTIES TO THE LIQUIDATING PROPERTY TRUST


    At the time the Liquidating Property Trust was formed, the Company retained approximately $30.5 million of Retained Indebtedness. The terms of the Restructuring contemplate the transfer of 15 of the Company's remaining 26 properties (not previously transferred to the Liquidating Property Trust) with a book value of $20.9 million and a 1992 appraised value of approximately $21.5 million to the Liquidating Property Trust. The Company will also transfer approximately $14.3 million of the Retained Indebtedness to the Liquidating Property Trust ("New Trust Debt"). The Company will continue to retain 11 properties (2 warehouse properties for its paint manufacturing operations, 6 operating stores, 1 store currently leased to a third party and 2 vacant properties) and approximately $16 million of the Retained Indebtedness ("Retained Company Debt"). The new properties transferred to the Liquidating Property Trust will be leased back to the Company for an aggregate rent of approximately $2.8 million per year (on a triple net basis), adjusted every 30 months. The aggregate rent represents a 12% capitalization rate on value of the properties. The properties will be leased for 10 years subject to 2 renewal options of 5 years each. Renewal rent will be at 95% of market, but not less than the prior rent.



    The Retained Company Debt will be modified with a maturity of 10 years from the Effective Date and interest payable at 10% per annum, compounded monthly. Interest only will be due in years one and two with principal and interest due in years three through 10 based on a 15 year amortization schedule. At the end of 10 years the unpaid principal of approximately $8.1 million will be due in full. The indebtedness will be secured by the existing first trust deeds on 8 of the retained properties and a security interest on all of the Company's personal property and equipment (excluding cash, inventory, trademarks, accounts receivable and rolling stock).



    The New Trust Debt will be due and payable 3 years from the Effective Date. Interest is payable monthly at 10% per annum, compounded monthly. Interest and principal on the New Trust Debt are payable only to the extent of proceeds from sales of the Liquidating Property Trust assets.


    The disposition agent to the Liquidating Property Trust is Transamerica Realty Services, Inc. (the "Disposition Agent") which is responsible for maintaining and selling the trust assets. The Disposition Agent is an affiliate of TLIAC and TOLIC, both parties to the Restructuring. The Disposition Agent, in its sole discretion, will also perform the following services: develop and implement policies for the disposition of the Liquidating Property Trust assets; obtain insurance coverage and maintain the properties; collect all proceeds from leases affecting the properties; collect any and all insurance and condemnation award proceeds relating to the properties; recommend and implement capital improvements (not to exceed $20,000 without consultation with the Company); meet each month with representatives of the Company and provide a written report covering activities for the previous period; monitor the results of all co-op real estate brokers, if any; hire and supervise inspectors to repair properties in need of repairs; review the status of all escrows; review and approve all title documents; coordinate all applicable legal work; execute all documents needed to close the sale of Liquidating Property Trust assets and release liens on the assets; and handle the listing, marketing and hiring of professionals to sell the Liquidating Property Trust assets. The Disposition Agent will be paid an administration fee of $41,000 per month, reduced to $38,000 once one half of the 78 initial properties are sold, plus a 1% disposition fee for each escrow closing based on the sum of (i) the gross selling price and (ii) any proceeds of insurance or condemnation awards received for such property.

    In exchange for a payment of $500,000 to the Insurance Company Lenders and the retention by the Company of approximately $2.5 million of debt on the transferred properties (included in the Retained Company Debt), the Liquidating Property Trust Guarantee will be released and the Company will not be required to guarantee any of the Original Trust Debt or the New Trust Debt.

TRANSFER AND SALE OF COMPANY'S RESIDUAL INTEREST IN THE LIQUIDATING PROPERTY
TRUST


    On the Closing Date, the Company will transfer 20% and 31% of its residual interest in the Liquidating Property Trust to the Insurance Company Lenders or their affiliates, and FCI and KRI, respectively, in consideration of their participation in the Restructuring and in further consideration of the Insurance Company Lenders release of their right to contingent interest. See "BACKGROUND OF RESTRUCTURING -- Events After Emerging from Chapter 11." In addition, CRM will purchase the Company's remaining 49% residual interest in the Liquidating Property Trust for $2 million through the exchange of the unsecured debt incurred in April 1995. As a result of the Property Transfers and sale of its residual interests in the Liquidating Property Trust pursuant to the Restructuring, the Company will no longer consolidate assets having a net book value of 84.4 million and liabilities of 67.1 million. Accordingly, the Company will realize a loss of $15.3 million for the year ending January 29, 1995, representing the excess of the net book value as of the Closing Date of real properties transferred in 1994 and on the Closing Date to the Liquidating Property Trust over the indebtedness assumed and outstanding on the Closing Date and the proceeds from the sale of the Company's residual interest in the Liquidating Property Trust. See "Pro Forma Financial Statements."

TAX TREATMENT OF TRANSFER OF PROPERTIES TO THE LIQUIDATING PROPERTY TRUST

    Since its inception, the Liquidating Property Trust has been treated as a grantor trust, such that the initial transfer of the real estate properties to the Liquidating Property Trust had no immediate federal income tax consequences to the Company. Rather, the assets and related liabilities of the Liquidating Property Trust, as well as its operations (including interest and operating expense, and the gain or loss from the sale of properties), have been included in the Company's consolidated operating results for both financial statement and tax purposes.


    The book values for the properties held by the Liquidating Property Trust are significantly higher than the adjusted tax basis for the properties, as the book values reflect a write-up to appraised values as of the date of the Company's emergence from Chapter 11 proceedings, while the adjusted tax basis for the properties reflects their lower historical cost basis less accumulated tax depreciation. Thus, the gains from sales of properties by the Liquidating Property Trust have been, and will continue to be, significantly higher for tax purposes than for financial statement purposes. This treatment is expected to continue through the Closing Date of the Restructuring.



    Upon the disposition of the Company's residual interest in the Liquidating Property Trust, the Company will be considered to have sold the remaining properties held by the Liquidating Property Trust, as well as the 15 additional properties to be transferred to the Liquidating Property Trust, for consideration consisting of (1) the Original Trust Debt, (2) the New Trust Debt, and (3) the payments received, or deemed to have been received, for the Company's residual interest in the Liquidating Property Trust. The gains to be recognized for federal income tax purposes as a result of these transactions are expected to be significant. However, subject to certain limitations as a result of changes in the ownership of the Company, the Company expects to have approximately $66.4 million in net operating losses ("NOLs") available for carryforward from its 1991, 1992, 1993 and 1994 fiscal years to offset such gains. The Company intends to utilize these NOLs in order to offset the gains to be recognized for federal income tax purposes from the disposition of its interest in the Liquidating Property Trust and the additional real estate properties.



    Subject to certain limitations, the federal alternative minimum tax ("AMT") system NOLs available for utilization by the Company in connection with the Restructuring will generally be lower than the NOLs identified above for regular tax purposes. The AMT NOLs available for utilization in connection with the Restructuring from fiscal years 1991, 1992, 1993 and 1994 are expected to be approximately $62.2 million.



    The gain to be recognized from the Restructuring for AMT purposes generally will be lower than the gain recognized for other tax purposes.



    Since AMT NOLs can be utilized to offset only 90% of preliminary alternative minimum taxable income for a given period, it is possible that the Company will incur an AMT liability for the taxable period which includes the Effective Date of the Restructuring. However, such tax liability is not expected to be material to the Company's financial statements, and the deferred tax liability previously provided for and carried on the Company's balance sheet since the end of fiscal year 1993, is expected to be more than adequate. The Company estimates that an AMT payment of approximately $500,000 will be required in October 1995, which should not have a material adverse impact on the Company's cash position. Additionally, to the extent the Company incurs alternative minimum tax in connection with the Restructuring, it will give rise to a like amount of minimum tax credit, which can be utilized to offset regular tax liability, dollar-for-dollar, in subsequent periods.


    It is possible that the Company will incur California income or franchise tax liabilities as a result of the Restructuring. However, such tax liabilities are not expected to be material to the Company's financial statements.

SALE OF WORKING CAPITAL NOTES


    On or after the Closing Date, it is contemplated that FCI or an affiliate will purchase $5 million of working capital notes from the Company. The notes will be secured by a second lien on Company's inventory and receivables and two warehouse properties that comprise the paint facility of the Company's wholly-owned subsidiary, Major Paint Company. The notes will have an interest rate equal to prime rate plus 5.5% and will mature in 24 months, but the Company has an option to extend the maturity for two consecutive six month periods upon payment of a 2% fee for each extension. The proceeds from the sale of any such notes will be used by the Company for working capital.



GOVERNMENTAL APPROVALS


    The Restructuring is conditioned upon receiving clearance under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976. The Federal Trade Commission granted early termination of the waiting period under such act on January 23, 1995. No other governmental approvals material to the completion of the Restructuring are necessary.

                         PRO FORMA FINANCIAL STATEMENTS


    Set forth below are the unaudited pro forma financial statements of the Company as of and for the year ended January 29, 1995. The unaudited pro forma condensed consolidated balance sheet and statement of operations are not necessarily indicative of what the actual financial position or the results of operations would have been as of and for the year ended January 29, 1995, nor does it purport to represent the total financial position of the Company. In addition, the Company has incurred $16 million of additional indebtedness to CRM pursuant to the Interim Financing and an unsecured loan. See "TERMS OF RESTRUCTURING".



                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 29, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                        PRO FORMA      PRO FORMA
                                                                           ACTUAL      ADJUSTMENTS    AS ADJUSTED
                                                                        ------------  --------------  ------------
Net sales.............................................................  $    112,188                  $    112,188
Cost of sales.........................................................        71,342                        71,342
                                                                        ------------                  ------------
Gross margin..........................................................        40,846                        40,846
Other costs and expenses:
  Operating and general and administrative expenses...................        59,714       4,502(A)         64,216
  Provision for restructuring and store closures......................           700                           700
  Loss on real properties transferred to the Liquidating Property
   Trust..............................................................        15,300                        15,300
  Depreciation and amortization.......................................         2,121      (1,929)(B)           192
  Interest (income)...................................................          (138)                         (138)
  Interest expense....................................................        11,518      (8,290)(C)         3,228
  Other expense (income), net.........................................          (580)                         (580)
                                                                        ------------                  ------------
Loss from operations before reorganization items and income taxes.....       (47,789)                      (42,072)
Reorganization items:
  Loss on transfer of business units and real properties to a grantor
   trust..............................................................          (188)                         (188)
                                                                        ------------                  ------------
Loss before income taxes..............................................       (47,977)                      (42,260)
Provision for income taxes............................................            --                            --
                                                                        ------------                  ------------
Net (loss)............................................................  $    (47,977)                 $    (42,260)
                                                                        ------------                  ------------
                                                                        ------------                  ------------
Net (loss) for common stockholders:
  Net (loss)..........................................................  $    (47,977)                 $    (42,260)
  Adjustment for Preferred Dividends..................................            --                        (1,120)
                                                                        ------------                  ------------
    Total.............................................................  $    (47,977)                 $    (43,380)
                                                                        ------------                  ------------
                                                                        ------------                  ------------

- ------------------------
Proforma adjustments:
(A) Represents additional rent payments on 13 retail paint stores currently being leased from the Liquidating Property Trust and 15 retail paint stores and a warehouse facility to be leased from the Liquidating Property Trust.
(B) Represents the elimination of depreciation and amortization expense on properties transferred to the Liquidating Property Trust.
(C) Represents the elimination of interest expense on indebtedness assumed by the Liquidating Property Trust and indebtedness exchanged for Common Stock and Preferred Stock.

                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 29, 1995
                                  (UNAUDITED)



                                                                                                       PRO FORMA
                                                                                         ACTUAL       AS ADJUSTED
                                                                                      -------------  -------------
Per common share:
Net loss per share
  Loss from operations before reorganization items..................................         $(2.14)        $(1.89)
Reorganization items................................................................           (.01)          (.01)
                                                                                      -------------  -------------
Net (loss)..........................................................................         $(2.15)        $(1.90)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Weighted average number of common and
 common equivalent shares outstanding...............................................     22,359,000     22,878,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 29, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA*)
                                  (UNAUDITED)


                                     ASSETS


                                                                                       PRO FORMA
                                      ACTUAL           PRO FORMA ADJUSTMENTS          AS ADJUSTED
                                     --------   -----------------------------------   -----------
Cash...............................  $  1,489   $21,000(A)(B)                         $   22,489
Accounts and notes receivable,
 net...............................     1,506                                              1,506
Inventories........................    14,750                                             14,750
Prepaid expenses...................       961                                                961
Deferred income taxes..............     3,053                     $   (756)(G)             2,297
                                     --------                                         -----------
    Total current assets...........    21,759                                             42,003
Net property, plant and
 equipment.........................    87,709                      (69,054)(C)(A)(I)      18,655
Other assets.......................       442                                                442
                                     --------                                         -----------
    Total assets...................  $109,910                                         $   61,100
                                     --------                                         -----------
                                     --------                                         -----------

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Short-term borrowings..............  $  3,821                                         $    3,821
Accounts payable...................    10,974                         (237)(E)            11,211
Accrued expenses...................    16,607      400(H)                                 16,207
Income taxes payable...............                                   (543)(G)               543
                                     --------                                         -----------
    Total current liabilities......    31,402                                             31,782
Senior notes, secured, payable to
 related parties...................    30,470   14,488(D)(E)                              15,982
Notes payable to FCI...............                                 (5,000)(B)             5,000
Liquidating Property Trust notes...    52,803   67,054(C)(I)       (14,251)(D)
Notes payable to related parties...    10,000   10,000(F)
Grantor Trust note payable.........     6,000    6,000(F)
Deferred income taxes..............     5,984    1,299(G)                                  4,685
Other long-term liabilities........     6,637                                              6,637
Preferred stock subject to
 mandatory redemption, $.01 par
 value per share, authorized
 5,000,000 [5,000,000] shares; 8%
 cumulative convertible redeemable
 preferred stock, issued and
 outstanding [1,570,049] shares....                                (14,000)(F)            14,000
Common stock, $.01 par value per
 share, authorized 30,000,000
 [100,000,000] shares; issued and
 outstanding 22,429,275
 [20,634,936] shares...............       224       18(A)(F)(H)                              206
Additional paid-in capital.........    35,593                      (16,418)(A)(F)(H)      52,011
Deficit............................   (68,388)                                           (68,388)
Less: treasury stock, at cost,
 28,231 [2,823] shares.............      (815)                                              (815)
                                     --------                                         -----------
    Total common stockholders'
     deficit.......................   (33,386)                                           (16,986)
                                     --------                                         -----------
    Total liabilities and
     stockholders equity
     (deficit).....................  $109,910                                         $   61,100
                                     --------                                         -----------
                                     --------                                         -----------

- ----------------------------------
Proforma adjustments:
 *    Note: Share amounts shown in [brackets] represent pro forma shares.
(A) Represents the investment by CRM of $14 million to purchase 15,700,496 newly issued shares of Common Stock at $.89 per share, and the purchase by CRM of the Company's residual interest in the Liquidating Property Trust for $2 million.
(B) Represents the purchase by FCI or an affiliate of $5 million of working capital notes (24 month maturity).
(C) Represents the transfer by the Company of 15 retail paint stores to the Liquidating Property Trust.
(D) Represents the assumption of debt on 15 retail paint stores by the Liquidating Property Trust.
(E)   Represents a prepayment of Retained Indebtedness ($237,000).
(F) Represents the exchange of $2 million of the Company's indebtedness for 2,242,928 newly issued shares of Common Stock at $.89 per share and $14 million of the Company's indebtedness for 1,570,049 newly issued shares of Preferred Stock at $8.92 per share.
(G) Represents the reclassification of deferred income taxes to reflect estimated current liability regarding alternative minimum taxes.
(H) Represents the issuance of newly issued Common Stock as payment of certain transaction costs amounting to $400,000.
(I) Represents the elimination of the assets and related debt in connection with the sale and disposition of the Company's residual interest in the Liquidating Property Trust.

                       BOARD OF DIRECTORS RECOMMENDATION


    On December 22, 1994, at the request of the Chairman, the Board of Directors established an independent committee of directors (the "Independent Committee") for the purpose of reviewing the proposed Restructuring transaction with CRM, FCI, KRI and the Insurance Company Lenders, any alternative transactions and making a recommendation to the full Board of Directors. Members of the Independent Committee are Deborah Hicks Midanek (chairman), Richard L. Boje and William E. Yingling, III. During the period since its appointment, the Independent Committee held eight formal meetings. In addition members met or had discussions with their advisors on numerous other occasions throughout the period of the negotiation of the Restructuring, to consider the Restructuring and its alternatives. The Independent Committee retained Marcus Montgomery Wolfson P.C., a New York law firm, as its counsel and The Argosy Group, L.P. a New York investment banking firm, as its independent financial advisor.



    On February 8, 1995, at a special meeting, the Independent Committee reviewed and, on February 9, 1995, unanimously recommended the Restructuring to the Board of Directors as being in the best interests of the Company and fair to its stockholders and creditors. The Board of Directors subsequently approved the terms of the Restructuring and the transactions contemplated thereby. In considering such matters and reaching their conclusions, the Independent Committee and the Board of Directors took into account, among other things, the reasons for the Restructuring and the risk factors set forth above. The
Independent Committee and the Board also considered the opinion provided by Argosy with respect to the fairness, from a financial point of view, to the public stockholders of the consideration received by the Company, and Argosy's analysis of the Company and its financial position which formed the basis for that opinion. See "--Fairness Opinion." The Independent Committee and the Board considered the 52 week prices for the Company's Common Stock. See "RISK FACTORS
- -- Trading Market for Common Stock." However, in view of the reasons for the Restructuring set forth above and the inability of the Company to consummate a financing transaction with a third party on more favorable terms than the Restructuring, the Independent Committee and the Board did not give such stock prices significant weight in these deliberations.


    The Board of Directors believes that the Restructuring has been structured to be fair to all of the Company's stockholders. In that regard, the Board of Directors established the Independent Committee with broad authority to act to protect the interests of the public stockholders, including negotiating the terms of the Restructuring to ensure that the Restructuring would be fair to the public stockholders.

FAIRNESS OPINION

    The Company retained Argosy to render an opinion to the Independent Committee as to the fairness, from a financial point of view, to the public stockholders of the consideration to be received by the Company pursuant to the Restructuring.

    On February 8, 1995, Argosy rendered its oral opinion to the Independent Committee, which was subsequently confirmed by a written opinion dated February 15, 1995, to the Board of Directors to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the Restructuring is fair, from a financial point of view, to the public stockholders.

    The full text of Argosy's opinion dated February 15, 1995, which sets forth a description of the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Exhibit E to this Proxy Statement and is incorporated herein by reference. Holders of Common Stock are urged to read the opinion in its entirety, especially with regard to the assumptions made and matters considered by Argosy. The summary of the opinion of Argosy set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Argosy's analysis and opinion were prepared for the Board of Directors and are directed only to the fairness, from a financial point of view, to the public stockholders of the consideration to be received by the Company pursuant to the

Restructuring and do not constitute an opinion as to the merits of the various transactions contemplated by the Restructuring or a recommendation to any Company stockholder as to how to vote at the Meeting.

    In arriving at its opinion, Argosy, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain financial information and other data provided to Argosy by the Company that is not publicly available relating to the business and prospects of the Company, including financial projections prepared by the management of the Company; (iii) conducted discussions with members of the senior management of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business the Company believed to be generally comparable to those of the Company; (v) considered the pro forma effects of the Restructuring on the Company's capitalization and Common Stock ownership profile; (vi) reviewed the historical market prices and trading volume of the Company's Common Stock; (vii) reviewed drafts of the Restructuring agreements; (viii) considered the terms and provisions of the Company Preferred Stock to be issued to CRM, FCI, KRI and the Insurance Company Lenders; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as Argosy deemed necessary or appropriate.


    Argosy did not independently verify any of the foregoing information with the Company or any other parties and relied, with the consent of the Independent Committee, on the information being complete and accurate in all material respects. In addition, Argosy did not make any appraisal of any of the assets or liabilities (contingent or otherwise) of the Company. With respect to any financial projections given to Argosy by Company management, Argosy assumed that they had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, Argosy made certain assumptions with respect to the Restructuring, including the form and presentation of the pro forma historical and estimated capital structure of the Company giving effect to the Restructuring.


    Argosy performed certain procedures, including the analysis described below, and reviewed with the management of the Company the assumptions on which all such analyses were based as well as other factors, including the current and projected financial results of the Company. No limitations were imposed by the Independent Committee with respect to the investigations made or procedures followed by Argosy in rendering its opinion. Any estimates contained in Argosy's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the actual prices at which businesses or securities may be sold.

LIQUIDATION ANALYSIS

    The following is a summary of the Liquidation Analysis (one of several analyses, as well as the most relevant analysis) performed by Argosy to arrive at its opinion. A preliminary review of Company's current assets, property and equipment and liabilities was performed to determine the likely cash proceeds to stockholders from a potential Chapter 7 liquidation of the Company. The analysis took into account the estimated residual values, if any, to the Company of the Liquidating Property Trust and the Grantor Trust. The value of both Company-owned properties and the properties in the Liquidating Property Trust were impacted by the assumed cessation of the Company's operations over a defined period of time. With respect to the determination of amounts to be realized upon liquidation of the Company's assets, Argosy relied, without independent verification, on estimates provided by management or estimates in the Company's Reorganization Plan. The analysis indicated that liquidation would result in gross proceeds significantly below the total liabilities remaining at the Company. This analysis implies that the liquidation of the Company would not result in any net proceeds to the stockholders of the Company.

    The summary set forth above does not purport to be a complete description of the analyses performed by Argosy. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. However, based on the Company's current financial condition and management's belief that in the absence of a transaction with CRM the Company would not be able to continue its operations, it is Argosy's opinion that the Liquidation Analysis is the most relevant valuation method with which to determine the fairness of the Restructuring.

    Argosy is a recognized investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Independent Committee selected Argosy on the basis of the firm's expertise and independence.

    Argosy has not performed investment banking services for the Company in the past. Pursuant to an engagement letter between the Company and Argosy, the Company agreed to pay Argosy a fee of $200,000 for the services described herein. The Company also agreed to reimburse Argosy for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Argosy and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

                          DESCRIPTION OF CAPITAL STOCK


    Upon the Closing Date, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The following summary description relating to the capital stock does not purport to be complete. Reference is made to the Restated Certificate of Incorporation of the Company as amended as part of the Restructuring (attached hereto as Exhibit B) the Bylaws of the Company as amended as part of the Restructuring (attached hereto as Exhibit C) and the Certificate of Designations of Series A Preferred Stock of Standard Brands Paint Company (attached hereto as Exhibit D).


COMMON STOCK

    Holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote and do not have any cumulative voting rights. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share equally and ratably in the net assets of the Company, if any, remaining after the payment preference of any outstanding Preferred Stock. The outstanding shares of Common Stock are, and the shares of Common Stock when issued, will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

    Pursuant to the Restructuring, the Company will issue 1,570,049 shares of 8% Series A Convertible Mandatory Redeemable Preferred Stock in exchange for $14 million of the Company's indebtedness. The terms and conditions of the Preferred Stock are more fully set forth in the Certificate of Designations.

DIVIDEND RIGHTS

    The holders of shares of the Preferred Stock shall be entitled to receive, when and as declared by the Company's board of directors, cumulative cash dividends at the annual rate of $0.71 per share, payable quarterly. The initial dividend on the Preferred Stock shall be payable on the first quarterly dividend payment date following after the date ("Commencement Date") that is 18 months after the original issuance date of such shares ("Issuance Date"). So long as any share of Preferred Stock remains outstanding, no dividend shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on the Preferred Stock accrued for all past quarter-yearly dividends since the Commencement Date shall have been paid or declared or set aside for payment.

LIQUIDATION RIGHTS

    In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full the Redemption Price in effect at the time of such distribution. The Redemption Price shall be $6.69 per share for the period from the Issuance Date to the first anniversary thereof, $7.14 per share thereafter to the second anniversary of the Issuance Date, $7.60 per share thereafter for the next six-month period, $8.03 per share thereafter for the next six-month period, $8.47 per share thereafter for the next six-month period and $8.92 per share thereafter.

    In the event of an involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment to holders of any junior stock, the holders of Preferred Stock shall be entitled to be paid in full an amount equal to $8.92 per share, together with accrued dividends to such date whether or not earned or declared.

OPTIONAL CALL AND REDEMPTION RIGHTS

    CRM or the Company may purchase or redeem up to 785,025 of the shares of Preferred Stock, at the Redemption Price in effect at the redemption date, together with accrued dividends to the redemption date. Such dividends shall be deemed to have been cumulative from the Issuance Date.

MANDATORY REDEMPTION

    The Company will redeem the whole of the shares of Preferred Stock at the time outstanding at the tenth anniversary of the Issuance Date, at a price of $8.92 per share.

CONVERSION RIGHTS

    The holders of shares of Preferred Stock shall have the right, at their option, to convert such shares into Company Common Stock at any time after the Commencement Date, and prior to such date if and only if the price of the Company's Common Stock trades at a twenty day average price at or above the Conversion Price (as hereafter defined). The price at which Common Stock shall be delivered upon conversion (the "Conversion Price") shall initially be $1.11 per share of Common Stock. Each share of Preferred Stock shall be valued at $8.92 for the purpose of conversion. In lieu of issuing any fractional share of Common Stock upon conversion, the Company shall pay the cash equivalent thereof based on the then current market price of such shares.

VOTING RIGHTS

    The holders of Preferred Stock shall be entitled to the following voting rights. After the Commencement Date, if and whenever six quarterly dividends payable on any shares of Preferred Stock shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Preferred Stock, together with the holders of shares of every other series of Preferred Stock similarly entitled to vote for the election of two additional directors, voting separately as a class, shall be entitled to elect the two additional directors. When all dividends in arrears on the shares of Preferred Stock then outstanding shall have been paid the right of the holders of the shares of Preferred Stock to elect such two additional directors shall cease, and the terms of office of all persons so elected as directors shall terminate.

    The consent of the holders of at least 66 2/3% of the shares of Preferred Stock shall be necessary to effect or validate, any of the following: (i) any amendment, alteration or repeal of any of the provisions of the certificate of incorporation or bylaws of the Company which adversely affect the voting powers, rights or preferences of the holders of shares of Preferred Stock; (ii) the authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends; or
(iii) the merger or consolidation of the Company with or into any other corporation, unless the resulting corporation will thereafter have no class of shares and no other securities either authorized or outstanding ranking prior to the Preferred Stock in the distribution of its assets on liquidation, dissolution or winding up or in the payment of dividends.

    The consent of the holders of at least a majority of the shares of Preferred Stock shall be necessary to effect or validate any increase in the authorized amount of the Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of any shares or security convertible into shares ranking on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends.

REGISTRATION RIGHTS


    The holders of the shares of Preferred Stock and the shares of Common Stock acquired pursuant to the Restructuring will have (i) the right to have their shares registered under the Securities Act of 1933, as amended, by the Company within 30 days of the Restructuring effective date ("Target Filing Date"), and
(ii) "piggyback" registration rights, subject to standard underwriters' cutback provisions. The holders of the shares of Preferred Stock and Common Stock shall be entitled to liquidated damages from the Company in the event the Company fails to timely file the registration statement or fails to receive an effective order from the Securities and Exchange Commission no later than 45 days after the date of filing. If the registration statement is not filed on or before the Target Filing Date, the Company must pay liquidated damages to each holder equal to $0.01 per 100 shares per week until the registration statement is filed. The weekly damages will increase by an amount equal to $0.01 per 100 shares 90 days after the Target Filing Date and increase similarly after each subsequent 90 day period. The same formula is used for a filed registration statement that does not become effective within 45 days after the Target Filing Date. The Company will bear the registration expenses (exclusive of underwriting discounts and commissions) of all registrations.


                   MATERIAL TRANSACTIONS WITH RELATED PARTIES

    Fletcher L. Byrom, the Company's Chairman of the Board and Chief Executive Officer, resigned as of the date of the Interim Financing. See "TERMS OF RESTRUCTURING -- Board Composition." In lieu of any other severance obligation, the Company agreed to pay Mr. Byrom $421,144 in twelve equal installments paid quarterly over three years beginning February 15, 1995.


    Ronald I. Scharman, the Company's former Executive Vice President has agreed to continue with the Company through June 30, 1995 as its interim Chief
Executive Officer. See "TERMS OF RESTRUCTURING -- Board Composition." The Company has agreed to pay Mr. Scharman a bonus in an amount equal to six months salary if he remains with the Company until June 30, 1995. In lieu of other severance benefits, Mr. Scharman will receive a one year severance from July 1, 1995 through June 30, 1996, payable monthly. In addition, the Company will reimburse Mr. Scharman $10,000 for moving expenses. See also, "RISK FACTORS -- Interests of Certain Persons" for a description of other material transactions with related parties which may exist among parties to the Restructuring.

CONSULTING ARRANGEMENTS


    On February 15, 1995, the Company and Dakota Services, Inc., a subsidiary of CRM, entered into a contract for the provision of management consulting services. Payment for such services is made monthly based on hours worked, in an amount not less than $35,000 per month. The minimum payment under this contract is not refundable to the Company and may only be credited against services incurred during the corresponding calendar month. As of March 31, 1995, the Company has accrued $161,583 (and has paid $49,854) to Dakota Services, Inc. under this contract. This contract will terminate at the Closing Date, although the parties have agreed to negotiate a replacement contract containing substantially the same terms. The Company considered that it was in the Company's best interests to obtain the benefit of the expertise and experience of Dakota Services, Inc. through this consulting relationship and that the amount of consideration was commensurate with the benefit to the Company under such consulting relationship.


INDEMNIFICATION AGREEMENTS

    At the consummation of the Interim Financing, each of the directors entered into Indemnification Agreements with the Company pursuant to which the Company agreed to indemnify the directors in accordance with the Company's Certificate of Incorporation and By-Laws, for actions brought against them arising out of the Restructuring or from any other action taken on behalf of the Company.

                             THE BOARD OF DIRECTORS

INFORMATION CONCERNING EXISTING DIRECTORS

    The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director of the Company, as well as his or her age, business experience and other directorships held by him or her and the period during which he or she has previously served as director of the Company (See also "TERMS OF RESTRUCTURING -- Information Concerning Newly Appointed Directors").


                                                           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
       NAME, AGE AND PRESENT POSITION                       OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
- --------------------------------------------  --------------------------------------------------------------------
Deborah Hicks Midanek, 40                     Deborah Hicks Midanek was elected to the Board of Directors on
Chairman of the Board                          December 10, 1993 at a meeting of the Board of Directors. Ms.
                                               Midanek was elected Chairman of the Board at the consummation of the Interim Financing. Ms. Midanek is Chairman of the Company's
                                               Compensation Committee and is a member of the Company's Audit and
                                               Human Relations Committees. Ms. Midanek is Chairman of the
                                               Independent Committee. Ms. Midanek presently serves as Chairman of the Board of Trustees and the Chief Executive Officer of The Solon
                                               Funds, a registered investment company, positions she has held since March 1, 1994. Since 1989, Ms. Midanek has served as the
                                               Chief Executive Officer of Solon Asset Management Corporation, a
                                               registered investment advisor. In 1994, Solon Asset Management
                                               Corporation became the general partner of Solon Asset Management
                                               L.P., also a registered investment advisor and advisor to The Solon
                                               Funds. During the period from 1992 through 1993, Ms. Midanek served as Managing Director and Director of Mutual Funds for Montgomery
                                               Asset Management, L.P. From 1984 through 1990, Ms. Midanek held various positions with Drexel Burnham Lambert, Inc. in the Mortgage
                                               Backed Securities Department.
Richard L. Boje, 58                           Richard L. Boje was elected to the Board of Directors on December
Director                                       10, 1993 at a meeting of the Board of Directors. Mr. Boje is
                                               Chairman of the Company's Executive Committee and is a member of the Company's Compensation Committee. Mr. Boje is also a member of the Independent Committee. From 1977 through 1987, Mr. Boje served in various positions at Carter Hawley Hale Stores, Inc. and its subsidiaries and affiliates (specialty/retail), including serving as Chairman of the Board and Chief Executive officer of Weinstocks from 1982 through 1985 and Chairman of the Board and Chief
                                               Executive Officer of the John Wanamaker Division from 1985 through
                                               1987. From 1987 through 1992, Mr. Boje served as Chairman of the
                                               Board and Chief Executive Officer of the Lynn-Edwards Corporation
                                               (office products distributor). Mr Boje presently is an independent investor and consultant.

                                                           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
       NAME, AGE AND PRESENT POSITION                       OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
- --------------------------------------------  --------------------------------------------------------------------
Robert N. Dangremond, 52                      Robert N. Dangremond was elected to the Board of Directors on
Director                                       December 10, 1993 at a meeting of the Board of Directors. Mr.
                                               Dangremond is a member of the Company's Executive Committee and is
                                               Chairman of the Company's Audit Committee. Mr. Dangremond was the
                                               Chairman of the Board, President and Chief Executive Officer of AM
                                               International, Inc. (graphic arts supplies and manufacturing). AM
                                               International is listed on the American Stock Exchange. Mr.
                                               Dangremond was elected to his former positions at AM International on February 6, 1993. AM International filed a voluntary petition under the Federal bankruptcy laws on May 17, 1993. On September 29,
                                               1993, AM International's plan of reorganization was confirmed by the Bankruptcy Court and became effective on October 13, 1993.
                                               Since August 1989, Mr. Dangremond has been a Principal with Jay
                                               Alix & Associates, a consulting and accounting firm specializing in corporate restructurings and turnaround activities. From 1981 through 1989, Mr. Dangremond was the Chief Financial Officer and
                                               Treasurer of the Leach & Garner Company (manufacturing). From 1969 to 1981, Mr. Dangremond held various positions with Chase Manhattan
                                               Bank, N.A. and prior to that was with Scott Paper Company. Mr.
                                               Dangremond is also a director of Envirodyne Industries, Inc.
                                               (manufacturing) and Barry's Jewelry, Inc. (retail).
Ronald I. Scharman, 42                        At the consummation of the Interim Financing, Ronald I. Scharman
Director and Chief Executive Officer           became the interim Chief Executive Officer of the Company. Mr.
                                               Scharman served previously as Executive Vice President of the
                                               Company a position he held since June 14, 1993 when the
                                               Reorganization Plan became effective. Mr. Scharman was elected to the Board of Directors in July 1993. Mr. Scharman is a member of the Company's Human Relations Committee. Prior to joining the
                                               Company, Mr. Scharman was the managing director of Fawn Holdings, a firm specializing in financial restructuring of troubled companies, a position held since 1992. During the period 1988 through 1992,
                                               Mr. Scharman was the managing director and chief financial officer of Trading Alliance Corporation (TAC), a trade finance merchant bank servicing under-capitalized and financially troubled
                                               companies. From 1983 to 1988, Mr. Scharman held various positions with Manufacturers Hanover Trust Company and Manufacturers Hanover
                                               World Trade Corporation.

                                                           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
       NAME, AGE AND PRESENT POSITION                       OTHER DIRECTORSHIPS; BUSINESS EXPERIENCE
- --------------------------------------------  --------------------------------------------------------------------
William E. Yingling, III, 51                  William E. Yingling, III was elected to the Board of Directors on
Director                                       December 10, 1993 at a meeting of the Board of Directors. Mr.
                                               Yingling is a member of the Company's Compensation and Executive
                                               Committees. Mr. Yingling is also a member of the Independent
                                               Committee. Mr. Yingling from 1991 through 1993 was the Chairman of the Board and Chief Executive Officer of Thrifty Corporation
                                               (pharmaceuticals and specialty/ retail). During the period 1986 through 1991, Mr. Yingling was the President of the Southern
                                               California division of Lucky Stores, Inc. (supermarket).


MEETINGS, ORGANIZATIONS AND REMUNERATION


    The business affairs of the Company are managed under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. During the fiscal year ended January 29, 1995, the Board of Directors met 14 times. For their services on the Board during the 1994 fiscal year, non-employee directors were paid a retainer fee of $15,000 per annum, $750 for each regular board meeting attended and $500 for each special board meeting and committee meeting attended. In fiscal 1994, each non-employee director received 10,000 shares of the Company's Common Stock. Each director attended at least 75% of all Board and applicable committee meetings.


    In addition to the following, the Board established a special Independent Committee in connection with the Restructuring. See "BOARD OF DIRECTORS RECOMMENDATION." Each member of the Independent Committee received payments of $250 per hour up to a maximum of $2,000 per day for their work on the committee.

AUDIT COMMITTEE

    The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records; reviews with such accounting firm the scope and results of the annual audit; reviews the performance of such independent accountants of professional services, in addition to those which are audit related; consults with the independent accountants with regard to the adequacy of the Company's system of internal accounting controls; and reviews fees charged by the independent accountants for professional services.


    The Company's independent auditors are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee consists of two nonemployee directors, Robert N. Dangremond who is the chairman of the Committee and Deborah Hicks Midanek. The Audit Committee met twice during the fiscal year ended January 29, 1995.


COMPENSATION COMMITTEE

    The Compensation Committee reviews and approves all salary arrangements and other remuneration for officers of the Company. The Compensation Committee consists of three nonemployee directors, Messrs. Richard L. Boje, Deborah Hicks Midanek, who is the chairperson of the Committee, and William E. Yingling, III. The Compensation Committee met 5 times during the fiscal year ended January 29, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

EXECUTIVE COMMITTEE

    The Executive Committee, during intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors, except with respect to a limited number of matters, which include amending the Certificate of Incorporation or the Bylaws of the Company, adopting an agreement of merger or consolidation for the Company and recommending to the shareholders of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company. The Executive Committee consists of non-employee directors, Messrs. Richard L. Boje, who is the chairman of the Committee, Robert N. Dangremond, and William E. Yingling, III. The Executive Committee met once during the fiscal year ended January 29, 1995.

                            MATTERS TO BE VOTED UPON


    The meeting has been called for the sole purpose of considering and acting upon the Restructuring proposal. All of the elements of the Restructuring are embodied in one proposal presented for stockholders approval.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESTRUCTURING OF THE COMPANY.

    The affirmative vote of the majority of the shares of Common Stock outstanding shall constitute approval.

NO OTHER MATTERS

    It is not contemplated that any other matters will be considered at the Special Meeting.

                                  ACCOUNTANTS


    Representatives of the Company's independent auditors, Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be able to respond to appropriate questions.


                             ADDITIONAL INFORMATION


    Each stockholder will receive with this Proxy Statement a copy of the Company's most recent financial statements which are incorporated by reference herein.


                                          By Order of the Board of Directors

                                          Edward A. Drury
                                          Secretary


Torrance, California
April 25, 1995

                                    EXHIBITS


Exhibit A      --      Investment Agreement (and Amendment No. 1 to Investment Agreement)......  A-1
Exhibit B      --      Restated Certificate of Incorporation...................................  B-1

Exhibit C      --      Bylaws..................................................................  C-1

Exhibit D      --      Certificate of Designations.............................................  D-1

Exhibit E      --      Opinion of The Argosy Group, L.P........................................  E-1

Exhibit F      --      Selected Financial Data, Management's Discussion and Analysis of
                       Financial Condition and Results of Operations and Audited Financial
                       Statements for the fiscal year ended January 29, 1995...................  F-1

                                                                       EXHIBIT A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              INVESTMENT AGREEMENT

                                     AMONG

                               CORIMON, S.A.C.A.,
                            A VENEZUELAN CORPORATION

                              CORIMON CORPORATION,
                             A DELAWARE CORPORATION

          FIDELITY CAPITAL & INCOME FUND, KODAK RETIREMENT INCOME PLAN
            TRUST FUND, TRANSAMERICA LIFE INSURANCE AND ANNUITY CO.,
         TRANSAMERICA OCCIDENTAL LIFE INSURANCE CO., SUN LIFE INSURANCE
          COMPANY OF AMERICA, ANCHOR NATIONAL LIFE INSURANCE COMPANY,

                     STANDARD BRANDS PAINT COLLATERAL TRUST

                                      AND

                         STANDARD BRANDS PAINT COMPANY,
                             A DELAWARE CORPORATION

                         DATED AS OF FEBRUARY 15, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
                                                       ARTICLE I
                                                      DEFINITIONS
    1.1.   Definitions.......................................................................................        A-1
    1.2.   Interpretation....................................................................................        A-7

                                                       ARTICLE II
                                                    INTERIM FUNDING
    2.1.   Note Purchase Agreement...........................................................................        A-8
    2.2.   Grantor Trust Transactions........................................................................        A-8
    2.3.   Investment Agreement and Ancillary Funding Agreements.............................................        A-8
    2.4.   Directors and By-Laws.............................................................................        A-8
    2.5.   Funding...........................................................................................        A-8

                                                      ARTICLE III
                                              PURCHASE AND SALE OF SHARES
    3.1.   Company Action....................................................................................        A-9
    3.2.   Exchange of Debt and Issuance of Shares...........................................................        A-9
    3.3.   Advisor Fees......................................................................................        A-9
    3.4.   Fidelity Note Purchase Agreement..................................................................        A-9
    3.5.   Property Transfer.................................................................................        A-9
    3.6.   Leases and Other Ancillary Agreements.............................................................        A-9
    3.7.   Closing...........................................................................................        A-9

                                                       ARTICLE IV
                                           CONDITIONS TO FUNDING AND CLOSING
    4.1.   Conditions of Parent and Holdings with Respect to the Funding and Closing.........................        A-9
    4.2.   Conditions of Company with Respect to the Funding and Closing.....................................       A-11
    4.3.   Conditions of the Other Investors and Grantor Trust with Respect to the Funding and Closing.......       A-12

                                                       ARTICLE V
                                             REPRESENTATIONS AND WARRANTIES
    5.1.   Representations and Warranties of Company.........................................................       A-13
    5.2.   Representations and Warranties of Parent and Holdings.............................................       A-23
    5.3.   Representations and Warranties of the Other Investors.............................................       A-24

                                                       ARTICLE VI
                                  COVENANTS RELATING TO CONDUCT OF BUSINESS OF COMPANY
    6.1.   Conduct of Business...............................................................................       A-25

                                                      ARTICLE VII
                                                 ADDITIONAL AGREEMENTS
    7.1.   Preparation of the Proxy Statement; Stockholders Meeting..........................................       A-27
    7.2.   Access to Information; Confidentiality............................................................       A-27
    7.3.   Reasonable Efforts; Notification; Consent.........................................................       A-28
    7.4.   Fees and Expenses.................................................................................       A-29
    7.5.   Public Announcements..............................................................................       A-29
    7.6.   Stockholder Litigation............................................................................       A-29
    7.7.   Employment Arrangements...........................................................................       A-29
    7.8.   Reporting Company.................................................................................       A-29

                                                                                                                 PAGE
                                                                                                               ---------
    7.9.   NYSE Listing......................................................................................       A-29
    7.10.  Liquidating Property Trust Leases and Property Transfer...........................................       A-29
    7.11.  Agreement to Vote Shares..........................................................................       A-29
    7.12.  No Voting Trusts..................................................................................       A-29
    7.13.  No Proxy Solicitations............................................................................       A-30
    7.14.  Transfer and Encumbrance..........................................................................       A-30
    7.15.  Additional Purchases..............................................................................       A-30
    7.16.  Covenants Relating to Post-Funding Tax Matters....................................................       A-30
    7.17.  Environmental Indemnity, Etc......................................................................       A-32

                                                      ARTICLE VIII
                                           TERMINATION, AMENDMENT AND WAIVER
    8.1.   Termination.......................................................................................       A-32
    8.2.   Effect of Termination.............................................................................       A-33
    8.3.   Amendment.........................................................................................       A-33
    8.4.   Extension; Waiver.................................................................................       A-33
    8.5.   Procedure for Termination, Amendment, Extension or Waiver.........................................       A-33

                                                       ARTICLE IX
                                                   GENERAL PROVISIONS
    9.1.   Survival of Warranties and Certain Agreements.....................................................       A-33
    9.2.   Notices...........................................................................................       A-33
    9.3.   Counterparts......................................................................................       A-35
    9.4.   Entire Agreement; No Third-Party Beneficiaries....................................................       A-35
    9.5.   Assignment........................................................................................       A-35
    9.6.   Severability......................................................................................       A-36
    9.7.   GOVERNING LAW.....................................................................................       A-36
    9.8.   Enforcement.......................................................................................       A-36

                                          SCHEDULES
Schedule 1.1        Financial Information
Schedule 3.2        Debt Exchange
Schedule 5.1(b)     Subsidiaries
Schedule 5.1(c)     Stock Equivalents
Schedule 5.1(d)     Consents
Schedule 5.1(e)     Balance Sheet
Schedule 5.1(g)     Certain Changes
Schedule 5.1(h)     Mortgaged Property
Schedule 5.1(i)     Litigation
Schedule 5.1(k)     Taxes
Schedule 5.1(m)     Disqualified Individual Payments
Schedule 5.1(q)     Material Contracts
Schedule 5.1(t)     Affiliates
Schedule 5.1(aa)    Grantor Trust Subsidiaries

                                          EXHIBITS
Exhibit A   Amendment to Certificate of Incorporation
Exhibit B   Certificate of Designations
Exhibit C   Form of Proxy
Exhibit D   Closing Memorandum
Exhibit E   Allocation Schedule
Exhibit F   Amended Liquidating Property Trust Agreement
Exhibit G   Third Amended Agreement
Exhibit H   Second Amended and Restated Trust Loan Agreement

    INVESTMENT AGREEMENT dated as of February 15, 1995 (this "Agreement"), among Corimon, S.A.C.A., a Venezuelan corporation ("Parent"), Corimon Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent ("Holdings"), Fidelity Capital & Income Fund, ("Investor1"), Kodak Retirement Income Plan Trust Fund, ("Investor2"), Transamerica Life Insurance and Annuity Co., a North Carolina corporation ("Investor3"), Transamerica Occidental Life Insurance Co., a California corporation ("Investor4"), Sun Life Insurance Company of America, an Arizona corporation ("Investor5"), Anchor National Life Insurance Company, a California corporation ("Investor6" and, together with Investor1, Investor2, Investor3, Investor4 and Investor5, the "Other Investors"), Standard Brands Paint Collateral Trust, a California trust ("Grantor Trust"), and Standard Brands Paint Company, a Delaware corporation ("Company").

                                    RECITALS

    WHEREAS Parent, Holdings, the Other Investors, Grantor Trust and Company desire to make the respective investments in, and recapitalization of, Company on the terms and subject to the conditions set forth in this Agreement;

    WHEREAS Parent, Holdings, the Other Investors, Grantor Trust and Company desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions in connection with the Transactions contemplated hereby; and

    WHEREAS, simultaneously with the execution and delivery of this Agreement, each of Parent, Holdings, the Other Investors, Grantor Trust and Company has entered into the Ancillary Funding Agreements to which it is a party.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and in the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1.  DEFINITIONS.  For purposes of this Agreement:

    "ADVISOR SHARES" has the meaning set forth in Section 3.3.

    "AFFILIATE" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

    "ALLONGES" means the Allonges delivered by Borrowers to Servicing Agent pursuant to subsection 3.1A of the Second Amended Agreement and substantially in the form of Exhibit II to the Second Amended Agreement.

    "AMENDED LIQUIDATING PROPERTY TRUST AGREEMENT" means the Amended and Restated Liquidating Property Trust Agreement to be entered into among Company, Borrowers, Holdings, Newco, the Insurance Company Lenders or their Affiliates and Bankers Trust Company of California, as Trustee, in substantially the form of Exhibit F hereto.

    "AMENDMENTS" has the meaning set forth in Section 3.1(b).

    "ANCILLARY AGREEMENTS" means the Ancillary Funding Agreements and the Ancillary Closing Agreements.

    "ANCILLARY CLOSING AGREEMENTS" means (i) the Beneficial Interest Purchase Agreement, (ii) the Liquidating Property Trust Note Purchase Agreement, (iii) the Liquidating Property Trust Amendment Documents, (iv) the Third Amended Agreement, (v) the Liquidating Property Trust Lease Documents and (vi) the South Warehouse Lease.

    "ANCILLARY FUNDING AGREEMENTS" means (i) the Stockholders Agreement, (ii) the Registration Rights Agreement, (iii) the Proxies, (iv) the Put Agreement,
(v) the Interim Loan Agreement and (vi) the Intercreditor Agreement. "Argosy" has the meaning set forth in Section 4.1(f).

    "BANKRUPTCY CODE" means the United States Code, the Federal Rules of Bankruptcy Procedure promulgated thereunder, and the local Bankruptcy Rules for the Central District of California.

    "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California.

    "BASE AMOUNT" has the meaning set forth in Section 5.1(m).

    "BENEFICIAL INTEREST PURCHASE AGREEMENT" has the meaning set forth in the Liquidating Property Trust Amendment Documents.

    "BOARD OF DIRECTORS" means the Board of Directors of Company except where the context requires otherwise.

    "BORROWER NOTES" means the promissory notes of Borrowers issued pursuant to subsection 2.1D of the Original Agreement and substantially in the form of
Exhibit II to the Original Agreement, as modified pursuant to the Allonges, and as such notes may be amended, supplemented or otherwise modified from time to time.

    "BORROWERS" means Standard Brands Paint Co., Standard Brands Realty Co., Inc. and The Art Store.

    "BUSINESS DAY" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the State of California or New York are authorized by law or other governmental action to close.

    "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal, or mixed) by that Person as lessee that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

    "CERTIFICATE OF DESIGNATIONS" means the certificate of designations of Company, in the form of Exhibit B hereto.

    "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of Company, and as amended in the form of Exhibit A hereto.

    "CLOSING" has the meaning set forth in Section 3.7.

    "CLOSING DATE" has the meaning set forth in Section 3.7.

    "CLOSING DOCUMENTS" means the documents agreed to be delivered at the Closing as set forth in the Closing memorandum attached as Exhibit D hereto.

    "COMMON STOCK" means the common stock of Company, par value $.01 per share, and as converted pursuant to the Stock Split.

    "COMPANY" has the meaning set forth above.

    "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit, or other obligation of itself or another, including, without limitation, any obligation under any interest rate swap agreement or currency swap agreement, any obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials, or supplies or for any transportation, services, or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

    "DGCL" means the General Corporation Law of the State of Delaware.

    "DIRECTOR" means a member of the Board of Directors.

    "DISQUALIFIED INDIVIDUAL" has the meaning set forth in Section 5.1(m).

    "DOLLARS" means the lawful money of the United States of America.

    "EFFECTIVE DATE" means the effective date of the Plan, as provided therein.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

    "ERISA AFFILIATE", as applied to any Person, means any trade or business (whether or not incorporated) that is a member of a group of which that Person is also a member and that is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

    "EMPLOYEE STOCK OPTIONS" has the meaning set forth in Section 5.1(c).

    "EXCESS PARACHUTE PAYMENT" has the meaning set forth in Section 5.1(m).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

    "EXISTING GRANTOR TRUST INDEBTEDNESS" means Indebtedness of Company or Borrowers to the Grantor Trust in an aggregate principal amount not to exceed $6,000,000 pursuant to the Existing Grantor Trust Loan Agreements.

    "EXISTING GRANTOR  TRUST  LOAN AGREEMENTS"  means  the documents  listed  on
Schedule 9 to the New Loan Agreement and the Loan Agreement dated March 16, 1994 among Company, the New Loan Borrowers and the Grantor Trust.

    "EXISTING INSURANCE COMPANY INDEBTEDNESS" means indebtedness of Company and Interim Borrowers to the Insurance Company Lenders pursuant to the Existing Insurance Company Loan Agreement.

    "EXISTING INSURANCE COMPANY LOAN AGREEMENT" means the Amended and Restated Loan Agreement dated as of June 14, 1993 among Company, Borrowers, Insurance Company Lenders and Servicing Agent, as such Agreement may be amended, modified or supplemented from time to time, including pursuant to the Third Amended Agreement.

    "FIDELITY LIMITED GUARANTY" means the limited recourse guaranty by Company of up to $10,000,000 of the obligations of the Grantor Trust under the Secured Fidelity Note pursuant to the Plan, which amount has been reduced in accordance with its terms to $2,500,000, as it may be amended, supplemented or otherwise modified pursuant to Section 6.14 of the New Loan Agreement.

    "FIDELITY NOTE PURCHASE AGREEMENT" means a Note Purchase Agreement for $5,000,000 or more of notes between Company and one or more entities affiliated with Investor1 and Investor2.

    "FILED SEC DOCUMENTS" has the meaning set forth in Section 5.1(g).

    "FUNDING" AND "FUNDING DATE" have the meanings set forth in Section 2.5.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, including, without limitations, adjustments prescribed in accordance with SOP 90-7 if elected by the Company, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

    "GOVERNMENTAL ENTITY" has the meaning set forth in Section 4.1(b).

    "GRANTOR TRUST" has the meaning set forth above.

    "GRANTOR TRUST DOCUMENTS" means the Grantor Trust Asset Purchase Agreement (as defined in the Plan), the Existing Grantor Trust Loan Agreements, the Secured Fidelity Notes, the Fidelity Limited Guaranty and the "Grantor Trust Documents" as defined in the Plan.

    "GRANTOR TRUST SUBSIDIARIES" means The Art Store Holding Company, The Art Store and SBP Properties Holding Company.

    "HOLDINGS" has the meaning set forth above.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as amended.

    "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest, or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; PROVIDED that, applied to Borrowers, "Indebtedness" shall not include the Liquidating Property Trust Obligations.

    "INSURANCE COMPANY LENDERS" means Investor3, Investor4, Investor5 and Investor6.

    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the date hereof, among Holdings, the Other Investors, Interim Borrowers and Company, in the form of Exhibit C to the Interim Loan Agreement.

    "INTERIM BORROWERS" means Standard Brands Paint Co. and Standard Brands Realty Co., Inc.

    "INTERIM LOAN AGREEMENT" means the Interim Loan Agreement, dated as of the date hereof, among Company, Interim Borrowers and Holdings.

    "INTERIM NOTES" means the promissory notes of Interim Borrowers issued pursuant to the Interim Loan Agreement and substantially in the form of Exhibit A thereto, and as such Interim Notes may be amended, supplemented, or otherwise modified from time to time.

    "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter. For purposes of this Agreement, all reference to Sections of the Internal Revenue Code shall include any applicable predecessor provisions to such Sections.

    "LENDER" AND  "LENDERS"  have  the  meanings  set  forth  in  the  New  Loan
Agreement.

    "LIEN" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

    "LIQUIDATING   PROPERTY   TRUST"  means   the  liquidating   property  trust
established pursuant to the Liquidating Property Trust Documents.

    "LIQUIDATING PROPERTY TRUST AGREEMENT" means the Trust Agreement dated as of July 12, 1994 among Company, Standard Brands Paint Co., Standard Brands Realty Co. Inc., as Depositors, and Bankers Trust Company of California, N.A., as Trustee.

    "LIQUIDATING  PROPERTY  TRUST   AMENDMENT  DOCUMENTS"   means  the   Amended
Liquidating Property Trust Agreement and the Second Amended and Restated Trust Loan Agreement.

    "LIQUIDATING PROPERTY TRUST DOCUMENTS" means the Liquidating Property Trust Agreement and the Amended and Restated Trust Loan Agreement dated as of July 12, 1994 among the Liquidating Property Trust, Insurance Company Lenders and Servicing Agent, as each such agreement may be amended, supplemented or modified from time to time, including by the Liquidating Property Trust Amendment Documents.

    "LIQUIDATING PROPERTY TRUST LEASE DOCUMENTS" has the same meaning as Depositors Leases in the Liquidating Property Trust Amendment Documents.

    "LIQUIDATING PROPERTY TRUST LEASES" has the meaning set forth in Section 4.1(k).

    "LIQUIDATING PROPERTY TRUST NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement among Holdings, an entity organized by Investor1 and Investor2 and the Insurance Company Lenders.

    "LIQUIDATING PROPERTY TRUST OBLIGATIONS" means all of the obligations of the Liquidating Property Trust to Insurance Company Lenders and Servicing Agent under the Liquidating Property Trust Documents.

    "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change or effect (or any development that is reasonably likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries in each case taken as a whole, or to the value of the Common Stock or the Preferred Stock. By way of background, Schedule 1.1 sets forth the most recent financial information of the Company.

    "MATERIAL CONTRACTS" has the meaning set forth in Section 5.1(q).

    "MORTGAGE" or "MORTGAGES" have the meanings set forth in the New Loan Agreement and the Interim Loan Agreement.

    "MORTGAGED PROPERTY" means real and personal property subject to the lien of a Mortgage; but shall not include the Mortgaged Properties which were transferred to the Liquidating Property Trust pursuant to the Liquidating Property Trust Documents.

    "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit.

    "NEW BORROWER NOTES" means the promissory notes of New Loan Borrowers issued pursuant to subsection 2.1(D) of the New Loan Agreement and substantially in the form of Exhibit II annexed to the New Loan Agreement.

    "NEW LOAN AGREEMENT" means that certain Loan Agreement dated as of March 16, 1994 by and among Company, the New Loan Borrowers, the lenders named therein, Transamerica Occidental Life Insurance Company, as servicing and collateral agent for lenders, as such New Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time.

    "NEW LOAN BORROWERS" means Standard Brands Paint Co. and Standard Brands Realty Co., Inc.

    "NEW SHARES" has the meaning set forth in Section 3.2.

    "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, between Holdings and Grantor Trust.

    "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Holdings under the Interim Loan Agreement and the Interim Notes.

    "ORIGINAL AGREEMENT" means the Loan Agreement, dated as of November 30, 1987, among Company, Borrowers, Insurance Company Lenders and Servicing Agent, as amended to the date hereof.

    "OTHER INVESTORS" has the meaning set forth above.

    "PARTY" means a Party to this Agreement.

    "PENSION PLAN" means any employee plan that is subject to the provisions of Title IV of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit, other than a Multiemployer Plan.

    "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

    "PLAN" means Debtors' Fourth Amended Joint Plan of Reorganization filed March 1993, filed by Company in the Reorganization Cases on March 1993 and as it was amended thereafter, was confirmed on May 14, 1993 and became effective on June 14, 1993.

    "PREFERRED SHARES" has the meaning set forth in Section 3.2.

    "PREFERRED STOCK" means the preferred stock of Company issued pursuant to the Certificate of Designations.

    "PROPERTY TRANSFER" has the meaning set forth in Section 4.1(j).

    "PROPOSALS" has the meaning set forth in Section 4.1(i).

    "PROXY" means a Proxy contemplated by Section 2.3(d), in the form of Exhibit C hereto.

    "PROXY STATEMENT" has the meaning set forth in Section 7.1(a).

    "PUT AGREEMENT" means the Put Agreement, dated the date hereof, among Parent, Grantor Trust, the Other Investors and Company.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the date hereof, among Holdings, the Other Investors and Company.

    "REORGANIZATION CASES" means Company's and Borrowers' (other than The Art Store) jointly administered cases under the Bankruptcy Code.

    "SARS" has the meaning set forth in Section 5.1(c)

    "SEC" means the Securities and Exchange Commission.

    "SEC DOCUMENTS" has the meaning set forth in Section 5.1(e).

    "SECOND AMENDED AGREEMENT" means the Second Amended and Restated Existing Loan Agreement, dated as of July 12, 1994, among Company, Borrowers, Insurance Company Lenders and Servicing Agent.

    "SECOND AMENDED AND RESTATED TRUST LOAN AGREEMENT" means the Second Amended and Restated Trust Loan Agreement to be entered into among the Liquidating Property Trust, Insurance Company Lenders and Servicing Agent, in substantially the form of Exhibit H hereto.

    "SECURED FIDELITY NOTES" means the Fixed Rate and Floating Rate Senior Notes issued by the Grantor Trust to Investor1 and Investor2.

    "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

    "SERVICING AGENT" means Transamerica Occidental Life Insurance Company, as servicing and collateral agent for Lenders and Insurance Company Lenders.

    "SHARE" has the meaning set forth in Section 3.1(a).

    "SHARE ISSUANCES" shall mean the issuances of the New Shares, the Preferred Shares and the Advisor Shares pursuant to Sections 3.2 and 3.3.

    "SOUTH WAREHOUSE" means the South Warehouse located in Torrance, California and owned by the Liquidating Property Trust.

    "SOUTH WAREHOUSE LEASE" has the meaning set forth in Section 4.1(l).

    "STOCK EQUIVALENTS" has the meaning set forth in Section 5.1(c).

    "STOCK SPLIT" has the meaning set forth in Section 3.1(a).

    "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of the date hereof, between Holdings and Company.

    "STOCKHOLDERS MEETING" has the meaning set forth in Section 7.1(b).

    "SUBSIDIARY" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

    "TAX" or "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to, income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with and interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

    "TAX RETURN" shall mean all reports and returns required to be filed with respect to Taxes.

    "THE ART STORE NOTE" means the note dated May 31, 1993, from The Art Store to Standard Brands Paint Co. in the principal amount of $5,000,000, such note having been endorsed to Lewis C. Leighton as Trustee of the Grantor Trust on June 14, 1993.

    "THIRD AMENDED AGREEMENT" means the Third Amended and Restated Existing Agreement, among Company, Borrowers, Insurance Company Lenders and Servicing Agent, in the form of Exhibit G hereto.

    "TRANSACTIONS" means the Transactions contemplated by this Agreement and the Ancillary Agreements.

    "WORKING CAPITAL NOTES" means the notes issued pursuant to the Fidelity Note Purchase Agreement and purchased by Investor1.

    1.2. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". For purposes of this Agreement, the knowledge of any Party shall mean the knowledge of such Party and its Subsidiaries after due inquiry.

                                   ARTICLE II
                                INTERIM FUNDING

    2.1. NOTE PURCHASE AGREEMENT. Prior to the execution and delivery of this Agreement, the Parties thereto executed and delivered the Note Purchase Agreement and the closing occurred thereunder.

    2.2. GRANTOR TRUST TRANSACTIONS. The Transactions in this Section 2.2 shall precede the Transactions in Sections 2.3 and 2.4; and the Transactions in this Section 2.2 shall occur in the order stated. Grantor Trust shall pay $1,518,351 of Existing Insurance Company Indebtedness and Company shall pay $237,374 of Existing Insurance Company Indebtedness. Insurance Company Lenders shall release the cross-collateralization and the guarantees with respect to the Existing Insurance Company Indebtedness owed to Insurance Company Lenders by The Art Store and discharge any deed of trust or other security instrument encumbering real or personal property owned by The Art Store. Grantor Trust shall contribute the Art Store Note to The Art Store Holding Company. The Art Store Holding Company shall contribute the Art Store Note to The Art Store. The Art Store shall cancel the Art Store Note. Investor1 and Investor2 shall exchange the Secured Fidelity Notes with the Grantor Trust for (i) $5,050,200 principal amount of Existing Grantor Trust Indebtedness, (ii) $5,260,625 principal amount of New Borrower Notes, (iii) the stock of The Art Store Holding Company, a Delaware corporation, (iv) the stock of SBP Properties Holding Company, a California corporation and (v) $594,824 in cash, all in accordance with Exhibit E hereto. Investor1 and Investor2 shall deliver the Fidelity Limited Guaranty to Company for cancellation.

    2.3.  INVESTMENT AGREEMENT AND  ANCILLARY FUNDING AGREEMENTS.   Concurrently
with the execution and delivery of this Agreement,

    (a) The Parties thereto shall execute and deliver each of the Ancillary Funding Agreements;

    (b) Holdings shall loan $14,000,000 to Interim Borrowers, by wire transfer to Company for their benefit, for a like amount of Interim Notes issued under the Interim Loan Agreement and all filings and recordings in connection with the Interim Loan Agreement shall be made;

    (c) All outstanding options, SARs and warrants for the Common Stock shall be cancelled as of or prior to the Funding Date and the Other Investors shall cancel and return all options, SARs and warrants for Common Stock held by them; and

    (d) The Other Investors shall grant their irrevocable proxies, each in the form of Exhibit C hereto, to Holdings or its designees. Such proxies shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law and coupled with an interest. Company and Borrowers shall simultaneously pay all accrued and unpaid payments to the Other Investors and all accrued and unpaid rent due under the Master Lease (as defined in the Liquidating Property Trust Agreement). Any defects in such proxies shall be corrected by the Other Investor(s) concerned promptly after the Funding according to the reasonable request of Holdings.

    2.4. DIRECTORS AND BY-LAWS. Concurrently with the execution and delivery of this Agreement and the Stockholders Agreement, Company will take all necessary action to appoint to its Board of Directors the individuals set forth in Schedule 2.1 to the Stockholders Agreement and to adopt the By-Laws as set forth in Schedule 2.6 to the Stockholders Agreement.

    2.5. FUNDING. The interim funding which consists of the Transactions referred to in Sections 2.1 through 2.4 (the "Funding") shall be held at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 (provided that certain of the actions contemplated by Section 2.1 may take place in New York or Boston) as of the date of execution and delivery of this Agreement (the "Funding Date"). At the Funding, Company, Parent, Holdings, Grantor Trust and the Other Investors shall deliver such opinions, certificates and documents as may be reasonably requested to evidence such Funding.

                                  ARTICLE III
                          PURCHASE AND SALE OF SHARES

    3.1. COMPANY ACTION. (a) Prior to Closing, Company will effect a 1 for 10 reverse stock split of its Common Stock, pursuant to which each 10 outstanding shares of its Common Stock, par value $.01 per share, will be converted into one share (a "Share") of its new Common Stock, par value $.01 per share (the "Stock Split"). The Company may, at its option, pay cash for any fractional shares or round such fractional shares up to the nearest whole number of Shares.

    (b) Prior to or concurrently with Closing, Company will amend its Certificate of Incorporation as set forth in Exhibit A hereto (the "Amendments") and take all necessary action to appoint to its Board of Directors the individuals set forth in Schedule 2.1 to the Stockholders Agreement.

    3.2. EXCHANGE OF DEBT AND ISSUANCE OF SHARES. Subject to the terms and conditions set forth herein, Holdings, Investor1, Investor2, Investor3, Investor4, Investor5 and Investor6 shall exchange $14,000,000 of Interim Notes, $6,000,000 of Existing Grantor Trust Indebtedness and $10,000,000 of New Borrower Notes (collectively, the "Exchange Debt") held by them with the Company for 17,943,422 newly issued Shares (the "New Shares") of Common Stock at an exchange price of $0.89 (based on the principal amount of the Exchange Debt) per New Share and 1,570,049 newly issued shares (the "Preferred Shares") of Preferred Stock at an exchange price of $8.92 (based on the principal amount of the Exchange Debt) per Preferred Share, as set forth on Schedule 3.2. Company shall simultaneously pay to the holders thereof all interest accrued and unpaid on the Exchange Debt. Each Party shall take all actions necessary to release any Liens, security interests or guarantees in connection with the Exchange Debt and discharge any deed of trust or other security instrument encumbering real or personal property securing such Exchange Debt.

    3.3. ADVISOR FEES. As partial payment to Libra Investments, Inc., Company shall issue to Libra Investments, Inc. 448,586 newly issued Shares (the "Advisor Shares"). Such partial payment of their advisory fees shall be credited at a price of $0.89 per Share.

    3.4. FIDELITY NOTE PURCHASE AGREEMENT. It is presently contemplated that, concurrently or shortly after the Closing, a closing shall occur under a Fidelity Note Purchase Agreement.

    3.5. PROPERTY TRANSFER. Concurrently with the Closing, the Parties thereto shall execute and deliver the Liquidating Property Trust Amendment Documents and the Third Amended Agreement and the Property Transfer shall occur under the Liquidating Property Trust Amendment Documents.

    3.6. LEASES AND OTHER ANCILLARY AGREEMENTS. Concurrently with the Closing, the Parties thereto shall execute and deliver the Liquidating Property Trust Lease Documents and to the extent not already done, the other Ancillary Agreements.

    3.7. CLOSING. The Closing of the Transactions contemplated in Sections 3.2 through 3.6 (the "Closing") shall be held at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 (provided that certain of the actions may take place in New York or Boston) on the Business Day immediately following the Stockholders Meeting or such other date mutually agreed upon by the Parties. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". At the Closing, Company, Parent, Holdings, and the Other Investors shall deliver the Closing Documents.

                                   ARTICLE IV
                       CONDITIONS TO FUNDING AND CLOSING

    4.1. CONDITIONS OF PARENT AND HOLDINGS WITH RESPECT TO THE FUNDING AND CLOSING. The obligations of Parent and Holdings to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by Parent and Holdings) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

        (a) The representations and warranties of Company, Grantor Trust and the Other Investors set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Funding and the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Company, Grantor Trust and the Other Investors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Company, the Grantor Trust and the Other Investors by the time of the Funding and the Closing.

        (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or other legal restraint or prohibition preventing the Transactions shall be in effect.

        (c) Each of Company, Grantor Trust and the Other Investors shall have executed and delivered to Parent and Holdings as applicable, each Ancillary Funding Agreement. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein or therein, and none of Company, Grantor Trust or the Other Investors shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

        (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) shall have been obtained or made.

        (e) The New Shares shall have been approved for quotation on the New York Stock Exchange.

        (f) The Board of Directors of the Company (i) shall have received an opinion of The Argosy Group L.P. ("Argosy") to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company and (ii) shall have approved the Transactions and the Proposals.

        (g) The Proxy Statement shall have been filed, or be in a form ready to file, with the SEC.

        (h) The form of the Liquidating Property Trust Amendment Documents and the form of the Liquidating Property Trust Leases shall be satisfactory in form and substance to Parent and Holdings.

        The conditions set forth in subsections (i) through (l) shall be applicable at Closing (but not at Funding).

        (i) Proposals approving (i) this Agreement and the Ancillary Agreements,
    (ii) the Stock Split, (iii) the Amendments, (iv) the Property Transfer, (v) the Share Issuances and (vi) the appointment of directors set forth in
    Schedule 2.1 to the Stockholders Agreement, as well as any other matters that the Company and the Parent may reasonably consider advisable to effect the Transactions (the "Proposals") shall have been approved, in person or by proxy, by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of The New York Stock Exchange and the Certificate and By-Laws of Company.

        (j) Company shall have transferred to the Liquidating Property Trust the properties identified in the Amended Liquidating Property Trust Agreement, together with related Existing Insurance Company Indebtedness, and the closing shall have occurred under the Third Amended Agreement and the Liquidating Property Trust Amendment Documents (the "Property Transfer").

        (k) The Liquidating Property Trust shall have leased to Company the stores owned by the Liquidating Property Trust pursuant to leases that are satisfactory in form and substance to Parent and Holdings (the "Liquidating Property Trust Leases").

        (l) The Liquidating Property Trust shall have leased to Company the South Warehouse on terms that are satisfactory to Parent and Holdings (the "South Warehouse Lease").

    4.2. CONDITIONS OF COMPANY WITH RESPECT TO THE FUNDING AND CLOSING. The obligation of Company to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by Company) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

        (a) The representations and warranties of Parent, Holdings, Grantor Trust and the Other Investors set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Parent, Holdings, Grantor Trust and the Other Investors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Parent, Holdings, Grantor Trust and the Other Investors by the time of the Funding and the Closing.

        (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Transactions shall be in effect.

        (c) Each of Parent, Holdings, Grantor Trust and the Other Investors shall have executed and delivered to Company each Ancillary Funding Agreement to which it is a party. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein or therein, and none of the Parent, Holdings, Grantor Trust or the Other Investors shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

        (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) (other than those within the control of Company) shall have been obtained or made.

        (e) The Board of Directors of the Company shall have received an opinion of Argosy to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company.

        The conditions set forth in subsections (f) through (i) shall be applicable at Closing (but not at Funding).

        (f) The Proposals shall have been approved by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of the New York Stock Exchange and the Certificate and By-Laws of Company.

        (g) The Property Transfer shall have occurred.

        (h) The Liquidating Property Trust Leases shall be in full force and effect.

        (i) The South Warehouse Lease shall be in full force and effect.

    4.3. CONDITIONS OF THE OTHER INVESTORS AND GRANTOR TRUST WITH RESPECT TO THE FUNDING AND CLOSING. The obligation of the Other Investors, and Grantor Trust in the case of the Funding only, to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by the Other Investors and Grantor Trust) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

        (a) The representations and warranties of Parent, Holdings and Company set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Funding and the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Parent, Holdings and Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Parent, Holdings, Investor and Company by the time of the Funding and the Closing.

        (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Transactions shall be in effect.

        (c) Each of the Parent, Holdings and Company shall have executed and delivered to Grantor Trust and the Other Investors, as applicable, each Ancillary Funding Agreement. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein and therein, and none of Parent, Holdings or Company shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

        (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) shall have been obtained or made.

        (e) The New Shares shall have been approved for quotation on the New York Stock Exchange.

        (f) The Board of Directors of the Company (i) shall have received an opinion of Argosy to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company and (ii) shall have approved the Transactions and the Proposals.

        (g) The Proxy Statement shall have been filed, or be in a form ready to file, with the SEC.

        (h) The form of the Liquidating Property Trust Amendment Documents shall be satisfactory in form and substance to Investor1 and Investor2.

        The conditions set forth in subsections (i) through (l) shall be applicable at Closing (but not at Funding).

        (i) The Proposals shall have been approved in person or by proxy, by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of the New York Stock Exchange and the Certificate and By-Laws of Company.

        (j)  The Property Transfer shall have occurred.

        (k) The Liquidating Property Trust Leases shall be in full force and effect.

        (l) The South Warehouse Lease shall be in full force and effect.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.1.  REPRESENTATIONS  AND WARRANTIES  OF COMPANY.   Company represents  and
warrants to Parent, Holdings, Grantor Trust and the Other Investors as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Company. Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-Laws and the certificates of incorporation and by-laws or other constitutive documents of its Subsidiaries, in each case as amended to the date of this Agreement. Grantor Trust is a trust duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. The Liquidating Property Trust is a trust duly organized and validly existing under the laws of the State of California and has all requisite power and authority to enter into the Liquidating Property Trust Documents and to carry out the Transactions contemplated thereby.

    (b) SUBSIDIARIES. Schedule 5.1(b) lists each Subsidiary of Company. All the outstanding shares of capital stock of each Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 5.1(b), the entire equity interest in each Subsidiary of Company is owned by Company, by another Subsidiary of Company or by Company and another such Subsidiary, free and clear of all Liens. Except as permitted under
Section 6.3 of the New Loan Agreement, neither Company nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business other than Subsidiaries of Company.

    (c) CAPITAL STRUCTURE; NEW SHARES; PREFERRED SHARES. The authorized capital stock of Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. At the date hereof, (i) 22,429,275 shares of Common Stock and no shares of preferred stock of Company were issued and outstanding, (ii) 28,231 shares of Common Stock were held by Company in its treasury, (iii) there are no outstanding employee stock options to purchase shares of Common Stock ("Employee Stock Options") and no shares reserved for issuance pursuant to any Employee Stock Option (although 1,500,000 shares of Common Stock are authorized in connection with the relevant plans), and (iv) 750,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, all of which warrants are held by one or more Parties. Except as set forth above, at the date hereof, no shares of capital stock or other voting securities of Company were issued, reserved for issuance or outstanding and except as set forth on Schedule 5.1(c), there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Company ("Stock Equivalents"). There are no outstanding stock appreciation rights ("SARs") with respect to Common Stock. Except for the approval of the Proposals as contemplated by Section 4.1(i), no further approval of the stockholders or the directors of Company or of any Governmental Entity will be required by Company for the issuance and sale of the New Shares and the Preferred Shares as contemplated by this

Agreement.  When  issued  and  sold  to  Holdings  or  the  Other  Investors, as applicable, the New Shares and the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all claims, liens, encumbrances, security interests and charges of any nature (arising from actions of the Company) and are not subject to any preemptive right of any stockholder of Company. Other than this Agreement and the Ancillary Agreements, the New Shares and the Preferred Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition of the New Shares or the Preferred Shares. All outstanding shares of capital stock of Company are, and all shares that may be issued pursuant to the Employee Stock Options and the other agreements and instruments listed above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any outstanding bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, convertible or exchangeable securities or commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Stock Equivalents of Company or of any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. Except in agreements to which any Party is also a party, neither the Company nor any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act. Grantor Trust is the record and beneficial owner of $6,250,000 principal amount of New Borrower Notes, $6,000,000 principal amount of Existing Grantor Trust Indebtedness and all of the capital stock of SBP Holding Company and The Art Store Holding Company, to the best of Company's knowledge, is free and clear of all Liens.

    (d) AUTHORITY; NONCONTRAVENTION. (i) Company, each Interim Borrower and Grantor Trust has the requisite corporate (or other) power and authority to enter into this Agreement and the Ancillary Agreements and, subject to the Proposals having been approved by the stockholders of Company at the Stockholders Meeting, to consummate the Transactions. The execution and delivery by the Company and each Interim Borrower of this Agreement and each Ancillary Agreement by Company, each Interim Borrower and Grantor Trust to which it is a party and the consummation by Company, each Interim Borrower and Grantor Trust of the Transactions have been duly authorized by all necessary corporate (or other) action on the part of Company, each Interim Borrower and Grantor Trust, subject, in the case of this Agreement, to adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Company, each Interim Borrower and Grantor Trust and constitute valid and legally binding agreements of Company, each Interim Borrower and Grantor Trust enforceable against Company, each Interim Borrower and Grantor Trust in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (ii) The execution and delivery by Company and each Interim Borrower of this Agreement and the Ancillary Agreements did not, and the consummation of the
Transactions and compliance with the provisions of this Agreement and the Ancillary Agreements without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss by Company or any of its Subsidiaries of a material benefit under, or the creation of any material additional benefit to any third party under, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, (i) the Certificate of Incorporation or By-Laws of Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to
(x) have a material adverse effect on Company, (y) impair the ability of Company and each Interim Borrower to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party or (z) prevent the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any party to a Material Contract is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation by Company of the Transactions, except for (i) the filing of a premerger notification and report form by Company under the HSR Act and any filings required pursuant to the statutes and regulations listed on Schedule 5.1(d), (ii) the filing with the SEC of (x) a proxy statement relating to the approval by Company's stockholders of the Share Issuances and the other Proposals (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Sections 12 and 13(a) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements and the Transactions and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 5.1(d), which have been obtained prior to the date hereof.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 31, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents, neither Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Company and its Subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business consistent with prior practice and experience since October 31, 1994. Schedule 5.1(e) sets forth a balance sheet of The Art Store as of the balance sheet date indicated on such Schedule. Such balance sheet has not been prepared in accordance with generally accepted accounting principles, among other things  the  footnotes  are  omitted,  but  was  rather  prepared  for  internal management purposes. Nevertheless, such balance sheet makes reasonable disclosure of the financial condition of the subject company as of such balance sheet date. Since such balance sheet date, to the best knowledge of Company, there has been no material adverse change in The Art Store.

    (f) PROXY STATEMENT. The Proxy Statement will not, at the date it is first mailed to Company's stockholders or at the time of the meeting of Company's stockholders held to vote on approval of the Proposals, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Holdings or the Other Investors for inclusion or incorporation by reference in the Proxy Statement.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Schedule 1.1, since January 31, 1994, Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than pursuant to the Stock Split), (iv) except as set forth on Schedule 5.1(g) (x) any granting by Company or any of its Subsidiaries to any executive officer of Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on January 31, 1994, (y) any granting by Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect on January 31, 1994, or (z) any entry by Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a material adverse effect on Company or (vi) any change in accounting methods, principles or practices by Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

    (h)  TITLE TO PROPERTIES AND ASSETS; LIENS.

    (i) Except as contemplated by this Agreement and the Ancillary Agreements, Company and its Subsidiaries have good, sufficient and legal title to all the properties and assets reflected in the consolidated balance sheet as of October 31, 1994 included in Form 10-Q of Company except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet. All such properties are free and clear of Liens, except as permitted under Section 6.2 of the New Loan Agreement.

    (ii) Schedule 5.1(h) hereto correctly sets forth the following information with respect to each Mortgaged Property: (a) store number (if applicable) and
(b) street address. Each Subsidiary has good and marketable fee title to each Mortgaged Property identified in Schedule 5.1(h) as being owned by such Subsidiary and each Mortgaged Property is free and clear of Liens, except as permitted under Section 6.2 of the New Loan Agreement.

   (iii) Company has previously furnished to Parent true, correct and complete copies of all ground leases, space leases, subleases, easement agreements, reciprocal easement agreements, two-party supplemental agreements, option agreements, license agreements, and other agreements, instruments, and documents (whether or not recorded) that encumber, or otherwise affect in any material respect, its fee interest in or to any Mortgaged Property or any portion thereof.

   (iv) No condemnation proceeding involving any Mortgaged Property or portion of any thereof or parking facility used in connection therewith has commenced or, to the knowledge of any Subsidiary or Company, is contemplated by any governmental authority.

    (v) The operation of the Company, its Subsidiaries, the Grantor Trust Subsidiaries and each Mortgaged Property does not involve a violation of (i) any statutes, laws, regulations, rules, ordinances, or orders of any kind whatsoever (including, without limitation, zoning and building laws, ordinances, codes, or approvals and environmental protection orders, laws or regulations) other than violations that would not result in any material change in the business, operations, properties, assets or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions, (ii) any building permits, restrictions of record, or any agreement affecting any such Mortgaged Property or portion thereof other than violations that would not result in any material change in the business, operations, properties, assets or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions.

   (vi) Each Mortgaged Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewage facilities, and means of access to and from public highways, and has fire and police protection to the fullest extent available in the jurisdiction in which such Mortgaged Property is located.

   (vii) Except as disclosed in writing to Parent on Schedule 5.1(h), (x) the operations of Company and each of its Subsidiaries and the Grantor Trust Subsidiaries comply with all applicable environmental, health, and safety statutes and regulations except to the extent that noncompliance would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company, and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions; (y) none of the Mortgaged Properties or the operations to the Company or any of its Subsidiaries or the Grantor Trust Subsidiaries is the subject of any private claims or any federal or state investigation evaluating whether any remedial action is needed in response to a release of any hazardous waste (as such term is defined in any applicable state or federal or environmental law or regulations) or other hazardous material into the environment except to the extent that such claims or remedial action would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or the Company and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions; and (z) neither Company nor any of its Subsidiaries nor any Grantor Trust Subsidiary has any material contingent liability in connection with any release of any hazardous waste or hazardous material into the environment including, without limitation, any contingent liability arising in connection with a failure, or alleged failure, to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. SectionSection 9601, ET SEQ.), or the Federal Resource Conservation and Recovery Act, as amended (42 U.S.C. SectionSection 6901 ET SEQ.), except for such contingent liabilities that would not result in a material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions.

    (i) LITIGATION; ADVERSE FACTS. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries at law or in equity or before or by any federal, state, municipal or other government department, commission, board, bureau, agency, or instrumentality, domestic or foreign)
pending (except as otherwise disclosed on Schedule 5.1(i) hereto) or, to the knowledge of Company or any Subsidiary, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries or any of Company's or such Subsidiary's or the Liquidating Property Trust's or the Grantor Trust Subsidiaries' properties not provided for in the Plan that would (i) result in any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, (ii) materially adversely affect any Mortgaged Property, (iii) impair the ability of Company or Grantor Trust to perform its obligations under this Agreement or any Ancillary Agreement or (iv) prevent the consummation of any of the Transactions, and there is no basis known to Company for any such action, suit or proceeding. Neither Company nor any of its Subsidiaries nor the Liquidating Property Trust nor the Grantor Trust Subsidiaries is (i) in violation of any applicable law that materially adversely affects or may materially adversely affect any Mortgaged Property, the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, or the ability of Company, the Grantor Trust or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that would have a material adverse affect any Mortgaged Property, the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions. There is no action, suit, proceeding, or investigation pending or, to the knowledge of Company, the Grantor Trust or any Subsidiary, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries that questions the validity or enforceability of this Agreement or any of the Ancillary Agreements or challenges the Transactions.

    (j)  ABSENCE OF CHANGES IN BENEFIT PLANS.

    (i) Company and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans, except to the extent that all such noncompliances would result in the loss of the deductibility of contributions to any Pension Plan or Multiemployer Plan, or would result in the incurrence by Company and its ERISA Affiliates of any civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of Internal Revenue Code in an aggregate amount not in excess of $100,000.

    (ii) Except for the termination of Company's LESOP and PAYSOP, as defined and described in the Plan and the contemplated "freezing" of Company's three Pension Plans by ceasing the accrual of benefits under such Pension Plans, no event or condition which presents a material risk of plan termination or any other event that may cause the Company or any ERISA Affiliate to incur liability or have a lien imposed on its assets under title IV of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan; and none of the events described above might result in the imposition of any lien or incurrence by Company or any of its ERISA Affiliates of any liability under any Pension Plan or to the Pension Benefit Guaranty Corporation (or any successor thereto) or any other party under Sections 4062, 4063, and 4064 of ERISA or any other law in excess of $100,000.

   (iii) Vested liabilities (as defined in Section 3(25) of ERISA) under all Pension Plans (with assets less than vested liabilities only) do not exceed the assets thereunder by more than $100,000.

   (iv) Neither Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan in excess of $100,000.

    (k) PAYMENT OF TAXES. Except as set forth in Schedule 5.1(k), as of the date of this agreement and on the Closing Date, (i) all Tax Returns that are required to be filed by or with respect to the Company and each of its
Subsidiaries  have  been duly  filed, (ii)  all  Taxes due  with respect  to the periods
covered by the  Tax Returns referred  to in  clause (i) have  been timely  paid,
(iii) no adjustments or deficiencies relating to the Tax Returns referred to in clause (i) have been proposed, asserted or assessed by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, (iv) no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any Subsidiary is in force, and there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against the Company or any of its Subsidiaries, (v) each adjustment, deficiency, action or proceeding set forth in Schedule 5.1(k) is being contested or handled in good faith, (vi) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any Taxes of the Company or any of its Subsidiaries, (vii) the Company's and the Subsidiaries' income Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign tax authority, (viii) no closing agreement pursuant to Section 7121 of the Internal Revenue Code, or similar provision of any state, local, or foreign law, has been entered into by or with respect to the Company or any of its Subsidiaries, (ix) there are no tax sharing agreements or similar contracts or arrangements to which the Company or any of its Subsidiaries is a party, (x) the Company or any of its Subsidiaries has not been a member of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code) filing a consolidated federal income Tax Return, other than a group the common parent of which is the Company, (xi) no powers of attorney with respect to Taxes granted by the Company or any of its Subsidiaries are in effect, (xii) no claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, (xiii) no audit of any Tax Return filed by the Company or any Subsidiary is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending, and (xiv) there are no security interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes.

    (l) OFFICERS. Except as set forth on Schedule 5.1(g), there are no severance or other payment obligations triggered as a result of the Transactions. No action, suit, proceeding or arbitration relating to any officer of the Company is pending or threatened against the Company.

    (m) NO EXCESS PARACHUTE PAYMENTS. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Internal Revenue Code). Set forth in Schedule 5.1(m) is (i) the maximum amount that could be paid to each such disqualified individual as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code) for each such disqualified individual calculated as of the date of this Agreement.

    (n) VOTING REQUIREMENTS. The affirmative vote of a majority of the Company's issued and outstanding stock with respect to the Proposals is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement, the Ancillary Agreements and the Transactions. This Agreement and the Ancillary Agreements and the Transactions have been approved by a vote of the directors as required by Company's Certificate of Incorporation and By-Laws.

    (o) STATE TAKEOVER STATUTES. The Board of Directors has approved this Agreement and the Ancillary Agreements, and such approval is sufficient to render inapplicable to this Agreement, the Ancillary Agreements and the Transactions the provisions of Section 203 of the DGCL. To the best of Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, any Ancillary Agreement or any of the Transactions.

    (p) BROKERS. No broker, investment banker, financial advisor or other person, other than Libra Investments, Inc., Pinnacle Partners and Argosy, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company. A complete and correct copy of Company's engagement letters with Libra Investments, Inc., Pinnacle Partners and Argosy has been delivered to Parent prior to the execution of this Agreement. Company has not, and will not, increase any such fees and expenses prior to Closing.

    (q) MATERIAL CONTRACTS. All contracts, leases and other agreements to which Company or any of its Subsidiaries is a party and that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries, taken as a whole (the "Material Contracts") have been filed as exhibits to the SEC Documents or are listed on Schedule 5.1(q). Except as disclosed in Schedule 5.1(q), each Material Contract is in full force and effect; Company and its Subsidiaries have performed in all material respects all the obligations required to be performed thereby under each Material Contract; neither Company nor any of its Subsidiaries has received any written assertion of default under any Material Contract; neither Company nor any of its Subsidiaries expects any termination or material change to, or receipt of a proposal with respect to, any of the Material Contracts as a result of the Transactions; and neither Company nor any of its Subsidiaries has knowledge of any material breach or anticipated material breach by any other party to any Material Contract. Company has filed as an exhibit to an SEC Document or has furnished Parent with true, complete and unredacted copies of each Material Contract, together with all amendments, waivers or other changes thereto. Company does not have any Material Contract or any other contract or agreement with the United States Department of Energy, the United States Department of Defense or any of the armed forces of the United States.

    (r) GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940 or to any federal or state statute or regulation, limiting its ability to (i) issue the New Shares or the Preferred Shares, (ii) incur Indebtedness for money borrowed, (iii) to create Liens on any of its properties to secure such Indebtedness or (iv) otherwise to consummate the Transactions. SBP Transportation Co., Inc., a California corporation, is subject to the Interstate Commerce Act, but such act does not limit the actions described above.

    (s) DISCLOSURE. No representation or warranty of Company or any Subsidiary contained in this Agreement or any Ancillary Agreement, or any other document, certificate, or written statement furnished to Parent, Holdings or the Other Investors by or on behalf of the Company or any Subsidiary for use in connection with the Transactions contains any untrue statement of a material fact or omits to state a material fact (known to Company or any Subsidiary in the case of any document not furnished by it) necessary in order the make the statements contained herein or therein not misleading. The term "material" in the preceding sentence shall be interpreted in accordance with Section 10(b) of the Exchange Act. There is no fact known to Company or any Subsidiary (other than matters of general economic nature) that materially adversely affects any Mortgaged Property, the business, operations, property, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company or any Subsidiary to perform their respective obligations that have not been disclosed herein or in such other documents, certificates and statements furnished to Parent, Holdings, Grantor Trust and the Other Investors for use in connection with the Transactions.

    (t) AFFILIATES. Company hereby certifies to Fidelity Management Trust Company ("Fidelity") both in its individual capacity and its capacity as a fiduciary (as defined in Section 3(21)(A) of the Employee Retirement Income
Security Act  of 1974,  as amended)  of the  Kodak Retirement  Income Plan  (the
"Plan"), that, to the best of its knowledge, Company is not an affiliate (as defined in Section V(C) of the U.S Department of Labor Prohibited Class Exemption 84-14, 49 Fed. Reg. 9494 (March 13, 1984) ("PTCE 84-14")), and during the one-year period ending on the Closing Date was not such an affiliate, of any person identified on Schedule 5.1(t) hereto. Company hereby acknowledges and agrees that the foregoing certification will be relied upon by Fidelity in causing the Plan to enter into the Transactions contemplated by this Agreement.

    (u) LICENSES. The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a material adverse effect on the Company and its Subsidiaries.

    (v) PRIVATE OFFERINGS. No form of general solicitation or general advertising was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the securities being purchased under this Agreement or under any other document. Neither the Company, any of its Subsidiaries nor any person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Interim Notes, New Shares or Preferred Shares, or any part thereof or any other similar securities or the securities being purchased under any other document, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Parties. Assuming the accuracy of the representations of the Parties as set forth in Sections 5.2 and 5.3, neither the Company, any of its Subsidiaries nor any person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the securities being purchased under this Agreement to the provisions of Section 5 of the Securities Act.

    (w) FOREIGN ASSETS CONTROL REGULATION, ETC. Neither the issue and sale of the Interim Notes, the New Shares or the Preferred Shares by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Haitian Transactions Regulations or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (Transactions with Iraq).

    (x) FEDERAL RESERVE REGULATIONS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the Interim Notes for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the Transactions a "purpose credit," in each case within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Interim Notes was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly any such "margin stock."

    (y) INSURANCE. After the Funding Date, Company will provide to each Party, if so requested in writing, a list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Company or any of its Subsidiaries may derive any material benefit, the term and deductible for each such policy, the agency and company providing such insurance and the name of each person scheduled as having an interest therein as loss payee, pledgee or otherwise. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute, in each case, would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds, except in each case where the failure would not have a material adverse effect on the Company and its subsidiaries on a consolidated basis. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds that would be material to the Company and its Subsidiaries taken as a whole.

    (z) INTELLECTUAL PROPERTY. The Company and its Subsidiaries have ownership of, or license to use, all patent, copyright, trade secret, trademark, or other proprietary rights used or to be used in the business of the Company or any of its Subsidiaries and which are material to the Company and its Subsidiaries on a consolidated basis (collectively, "Intellectual Property"). There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof, except those that would not have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. The Company and its Subsidiaries have the right to use all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or their business as presently conducted or contemplated and which are material to the Company and its Subsidiaries on a consolidated basis.

    (aa) GRANTOR TRUST SUBSIDIARIES. (i) The Art Store, a California corporation has good, sufficient and legal fee title to all the properties listed on Schedule 5.1(h) as being owned by The Art Store free and clear of Liens, except as disclosed on Schedule 5.1(h) or as permitted under Section 6.2 of the New Loan Agreement.

    (ii) The Art Store has a good, sufficient and legal leasehold interest in all of the properties listed on Schedule 5.1(h) as being leased by The Art Store and such leasehold interest is free and clear of all Liens, except as disclosed on Schedule 5.1(h).

   (iii) Schedule 5.1(aa) sets forth the following information with respect to each of the Grantor Trust Subsidiaries as of the most recent practicable date through the Funding: (A) the basis of the Grantor Trust Subsidiary in its assets; (B) the basis of The Art Store Holding Company in the Stock of The Art Store; and (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to such Grantor Trust Subsidiary.

   (iv) As of the Funding, the adjusted basis of The Art Store Holding Company in the stock of The Art Store will be at least $7,000,000; the excess of the adjusted basis of The Art Store in its assets over its liabilities will be at least $7,000,000; and the excess of the adjusted basis of SBP Properties Holding Company in its assets over its liabilities will be at least $1,500,000.

    (v) Except as disclosed on Schedule 5.1(aa), none of the Grantor Trust Subsidiaries has any liability for the Taxes of any other Person (other than the Grantor Trust Subsidiaries and other than Taxes of the consolidated group, the common parent of which is Company) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

    5.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND HOLDINGS. Each of Parent and Holdings represents and warrants to Company and the Other Investors as follows:

        (a) AUTHORITY. Each of Parent and Holdings has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

        (b) VALIDITY. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by Parent and Holdings and constitute valid and legally binding agreements of Parent and Holdings enforceable against such Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Holdings about Parent or Holdings in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Holdings, except as described in Section 5.1(p), which would be or become the responsibility of any other Party.

        (e) OWNERSHIP OF COMPANY SECURITIES. Neither Parent nor Holdings is the record or beneficial owner of any shares of Common Stock, principal amount of New Borrower Notes or Grantor Trust Notes, warrants to purchase shares of Common Stock or any other equity or debt securities of the
    Company,   except  as  contemplated  by  this  Agreement  or  the  Ancillary
    Agreements.

        (f) INVESTMENT INTENT. Holdings is purchasing or acquiring the New Shares and Preferred Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Holdings does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Shares or Preferred Shares. Holdings is aware that the certificates evidencing the New Shares and Preferred Shares shall bear substantially the following legend relating to restrictions on resale under the Securities Act:

       "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH."

        (G) ACQUISITION FOR INVESTMENT AND RULE 144. Holdings has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment. Holdings understands that the New Shares and Preferred Shares will not be registered under the Securities Act in reliance on a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of Holdings' investment intent as expressed herein. Holdings acknowledges that the New Shares and Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holdings has been advised or is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

        (h) CONSENTS. All material consents, approvals, orders, authorizations of or registrations, declarations or filings in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements by Parent and Holdings or the purchase of the New Shares and the Preferred Shares by Holdings have been obtained or made, or will be obtained or made prior to the Closing Date.

    5.3.   REPRESENTATIONS AND WARRANTIES  OF THE OTHER INVESTORS.   Each of the
Other Investors and Grantor Trust represents and warrants, with respect to such Person only, severally and jointly, to Company, Parent and Holdings as follows:

        (a) AUTHORITY. Investor1 has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. Investor2 has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the
    Transactions. Each of Investor3, Investor4, Investor5 and Investor6 is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

        (b) VALIDITY. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by such Person and constitute valid and legally binding agreements of such Person enforceable against such Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by such Person about such Person in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Person, except as set forth in
    Section 5.1(p), which would be or become the responsibility of any other Party.

        (e) OWNERSHIP OF COMPANY SECURITIES. Investor1 is the beneficial owner of 7,630,307 shares of Common Stock and warrants to purchase 394,547 shares of Common Stock. Investor2 is the beneficial owner of 1,433,413 shares of Common Stock and warrants to purchase 74,203 shares of Common Stock. Investor3 is the beneficial owner of no shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor4 is the beneficial owner of 2,139,940 shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor5 is the beneficial owner of 1,305,700 shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor6 is the beneficial owner of no shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Except for such ownership, as of the date of this Agreement, such Person does not beneficially own any shares of Common Stock, principal amount of Existing Grantor Trust Indebtedness, Borrower Notes or New Borrower Notes, warrants to purchase shares of Common Stock or any other equity or debt securities of Company, except as contemplated by this Agreement, the Ancillary Agreements or the Existing Loan Agreement.

        (f) INVESTMENT INTENT. Such Person is purchasing or acquiring the New Shares and the Preferred Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, provided that disposition of such Person's property shall at all times be within its control. Such Person does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Shares or Preferred Shares. Such Person is aware that the certificates representing the New Shares and the Preferred Shares will bear such legends relating to restrictions on resale under the Securities Act as provided in Section 5.2(f).

        (g) ACQUISITION FOR INVESTMENT AND RULE 144. Such Person has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed Investment. Such Person understands that the New Shares and the Preferred Shares will not be registered under the Securities Act in reliance on a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of such Person's investment intent as expressed herein. Such Person acknowledges that the New Shares and the Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Person has been advised or is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

        (h) LEGAL INVESTMENT; CONSENTS. The purchase of the New Shares and the Preferred Shares by such Person hereunder is legally permitted in all material respects by all laws and regulations to which such Person is subject and all material consents, approvals, orders, authorizations of or registrations, declarations or filings in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements by such Person or the purchase of the New Shares and the Preferred Shares by such Person have been obtained or made, or will be obtained or made prior to the Closing Date.

                                   ARTICLE VI
              COVENANTS RELATING TO CONDUCT OF BUSINESS OF COMPANY

    6.1. CONDUCT OF BUSINESS. (a) Conduct of Business by Company. Except as otherwise contemplated by this Agreement and the Ancillary Agreements, during the period from the date of this Agreement to the earlier of (x) the Closing and
(y) the first day on which each of the five persons designated as Holding Directors on Schedule 2.1 of the Stockholders Agreement shall have become Directors of Company, Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and other employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. By way of background, Schedule 1.1 sets forth the most recent financial information of Company. Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement to the Closing, Company shall not, and shall not permit any of its Subsidiaries to:

        (i) take any action in violation of the covenants contained in Company's loan agreements (except to the extent such covenants have already been violated and no waivers have been obtained);

        (ii) (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (y) purchase, redeem or otherwise acquire any shares of capital stock of Company or any of its

    Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in accordance with the Stock Split) or (z) declare, set aside or pay any dividend (whether in cash, capital stock or property);

       (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Common Stock upon the exercise or conversion of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and
    (y) the issuance and sale of the New Shares and Preferred Shares in accordance with the terms hereof);

       (iv) amend its Certificate of Incorporation, By-Laws or other comparable charter or organizational documents (other than in accordance with the Amendments);

        (v) acquire or agree to acquire any assets in excess of $100,000;

       (vi) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets in excess of $10,000, or waive or release any rights, or compromise, release or assign any indebtedness owed to it or any claims held by it;

       (vii) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Company or any direct or indirect wholly owned Subsidiary of Company or (z) incur any other debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary course of business consistent with past practice;

      (viii) make or agree to make any new capital expenditure or expenditures which, individually or in the aggregate, are in excess of $10,000;

       (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice;

        (x) provide any discounts on sales of inventory other than discounts consistent with past practice;

       (xi) enter into, terminate or substantially amend or supplement any contract, lease or other agreement unless the same is done in the ordinary and usual course of business and the contract, lease or other agreement in question does not provide for any party thereto to make payment or deliver goods or services (or any combination thereof) aggregating more than $10,000 over the term thereof;

       (xii) increase in any manner the compensation or fringe benefits of any of its officers, directors or employees or pay or agree to pay any severance, pension, retirement allowance or other similar benefit not required by any previously existing plan or agreement to any such officers, directors or employees, or commit itself to any severance, pension, retirement or profit-sharing loan or agreement or employment agreement with or for the benefit of any officer, director, employee or other person;

      (xiii) permit any insurance policy (excluding, however, those policies for which no replacement is available at a cost comparable to that currently in effect) naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing substantially the same coverage are in full force and effect;

      (xiv) change any accounting policy or procedure; or

       (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) OTHER ACTIONS. Except as required by law, regulation, or contemplated by this Agreement or the Ancillary Agreements, the Company, Parent, Holdings, the Grantor Trust and the Other Investors shall use all reasonable efforts not to, and shall use all reasonable efforts not to permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such Party set forth in this Agreement or the Ancillary Agreements that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or
(iii) any of the conditions set forth in Article IV not being satisfied.

    Company, Parent, Holdings and the Other Investors shall promptly notify the other Parties of any change or event causing, or that, insofar as can reasonably be foreseen, would cause, any of the conditions with respect to such Person set forth in Article IV not being satisfied.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    7.1. PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING. (a) Company shall have prepared and given Parent, Holdings, Grantor Trust and the Other Investors a reasonable opportunity to comment on the Proxy Statement to be filed by Company with the Securities and Exchange Commission (the "Proxy Statement"). If the Proxy Statement has not been filed with the SEC, Company shall file with the SEC the Proxy Statement within 7 days after the date hereof. After giving Parent, Holdings, Grantor Trust and the Other Investors a reasonable opportunity to comment, Company shall file with the SEC any amendments or supplements to the Proxy Statement that may be necessary in response to SEC comments or otherwise. Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. Company shall provide to Parent, Holdings and the Other Investors promptly any comments or other correspondence it receives from the SEC staff with respect to the Proxy Statement.

    (b) Company  shall,  as soon  as  practicable  following the  date  of  this
Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving the
Proposals and shall, through its Board of Directors, recommend to its stockholders approval of the Proposals. The obligations of Company pursuant to
Section 7.1(a) and the first sentence of this Section 7.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any takeover proposal by any third party.

    7.2. ACCESS TO INFORMATION; CONFIDENTIALITY. Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Parent, reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request.

    7.3. REASONABLE EFFORTS; NOTIFICATION; CONSENT. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use all reasonable efforts (in the case of Investor1 and Investor2, within the context of its fiduciary obligations, if any, and applicable regulatory restrictions) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including those set forth on Schedule 5.1(d), to the extent necessary to consummate its obligations as part of the Transactions, (ii) the obtaining or granting of all necessary consents, approvals or waivers from third parties or Parties, including those set forth on Schedule 5.1(d), to the extent necessary to consummate its obligations as part of the Transactions, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, against it and challenging this Agreement or any of the Ancillary Agreements or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements, including the satisfaction of all conditions set forth in Article IV and completion of the Funding and the Closing on a timely basis, provided that nothing in this Article VII shall be construed to require any Party to waive any right or condition to any obligation it may have pursuant to this Agreement or any Ancillary Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Ancillary Agreements or any future transactions between or among the Parties solely as a result of the Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, any Ancillary Agreement or any contemplated by this Agreement or any Ancillary Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Ancillary Agreements and otherwise to minimize the effect of such statute or regulation on the Transactions.

    (b) Each Party  shall give prompt  notice to  the other Parties  of (i)  any representation or warranty made by it contained in this Agreement or any Ancillary Agreement becoming untrue or inaccurate in any respect (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this
Agreement   or  any  Ancillary  Agreement;   provided,  however,  that  no  such
notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement or the Ancillary Agreements.

    (c) In order to induce each of the Parties to enter into the Transactions, and anything in the agreements with the Company to which such Party is a Party to the contrary notwithstanding, each Party hereby consents to the Transactions and, subject to satisfaction of the conditions to Funding or Closing, as applicable, hereby waives all defaults and events of default relating to any existing agreement between or among any of the Parties and which include Company, any of its Subsidiaries, any of the Grantor Trust Subsidiaries, Interim Borrowers or Grantor Trust as a Party or Parties thereto, that, to such Party's knowledge, occurred prior to and are continuing as of the date hereof; provided, that if Closing does not occur by December 31, 1995 or the Investment Agreement terminates prior to Closing, the Parties will have the right to rescind such waiver except with respect to actions and events that are taken in connection with the Transactions. All terms, conditions and provisions of such agreements are and shall remain in effect (except as otherwise contemplated by this Agreement and the Ancillary Agreements) and, except as set forth above, nothing herein shall operate as a consent to or waiver of any other or further matter or any other right, power or remedy of such Party under such agreements.

    7.4. FEES AND EXPENSES. (a) Except as provided below or in the Existing Insurance Company Loan Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the sale of the New Shares or the Preferred Shares on the terms contemplated hereby is consummated. Company agrees to reimburse Investor1 and Investor2 for their reasonable out-of-pocket expenses in connection with this Agreement, the Ancillary Agreements and the Transactions in an amount not to exceed $100,000.

    (b) If a direct or indirect acquisition of, or merger or other business combination with, Company or any substantial portion of Company's business or assets, or the sale or other disposition of a majority of the capital stock of Company (any of such transactions, a "Disposition") is consummated by Company with any person other than Parent after the date hereof, then upon the consummation of such Company shall pay to Parent in immediately available funds, an amount equal to Parent's and Holdings' out-of-pocket costs and expenses (including legal fees and expenses). This Section 7.4(b) shall not apply to any Disposition undertaken through an involuntary bankruptcy of Company.

    7.5. PUBLIC ANNOUNCEMENTS. Parent, Holdings, Grantor Trust, the Other Investors and Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process, regulatory authority or by obligations pursuant to any listing agreement with any national securities exchange.

    7.6. STOCKHOLDER LITIGATION. Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the Transactions; PROVIDED, HOWEVER, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

    7.7.    EMPLOYMENT  ARRANGEMENTS.   The  Company  shall not  enter  into any
employment agreement or implement any severance arrangement with or with respect to any employee of the Company.

    7.8.  REPORTING COMPANY.   Company shall  use its best  efforts to remain  a
reporting company under the Exchange Act prior to and upon consummation of the Transactions contemplated by this Agreement and the Ancillary Agreements.

    7.9. NYSE LISTING. Company shall use its best efforts to cause the outstanding shares of Common Stock and the New Shares to remain listed on the New York Stock Exchange prior to and upon consummation of the Transactions contemplated by this Agreement and the Ancillary Agreements.

    7.10. LIQUIDATING PROPERTY TRUST LEASES AND PROPERTY TRANSFER. Company shall use its best efforts to obtain from the Liquidating Property Trust the Liquidating Property Trust Leases and cause the Property Transfer to occur.

    7.11. AGREEMENT TO VOTE SHARES. Each of the Parties agrees that during the term of this Agreement to vote such Party's shares of Common Stock, and to cause any holder of record of such shares to vote (a) in favor of the Proposals and the Transactions, (b) against any action or agreement that would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions, (c) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets or securities of Company or its Subsidiaries that would be inconsistent with the Transactions and (d) as to any matter related to the election or removal of directors, as directed by Holdings.

    7.12. NO VOTING TRUSTS. Each of the Parties agrees that they will not, nor will they permit any entity under their control to, deposit any of their shares of Common Stock in a voting trust or subject any of their shares of Common Stock to any arrangement with respect to the voting of such Shares other than agreements entered into with Holdings.

    7.13. NO PROXY SOLICITATIONS. Each of the Parties agrees that such Party will not, nor will such Party permit any entity under such Party's control to,
(a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Transactions, or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transactions.

    7.14. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement until the Closing, except pursuant to this Agreement and the Ancillary Agreements, each of the Parties agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Party's shares of Common Stock or any Interim Notes, Existing Grantor Trust Indebtedness or New Borrower Notes, without the prior written consent of Company and Holdings and prior notice to the Other Parties, except that (i) each of the Parties (other than Company) may make such a transfer to any Affiliate (other than Company) of such Party who agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements, but no such transfer shall relieve such Party of any of its obligations under this Agreement and the Ancillary Agreements (except that such relief will be granted in the case of Investor1 or Investor2 upon any transfer by them to a fund or account managed or advised by Fidelity Management and Research Co. or Fidelity Management Trust Co.). Company and Holdings will not unreasonably withhold such consent to limited transfers (for example up to 5% of each Party's holdings on a pro rata basis) so long as their material interests are not adversely affected thereby.

    7.15. ADDITIONAL PURCHASES. Each of the Parties agrees that such Party will not purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement, nor will any Party voluntarily acquire the right to vote or share in the voting of any shares of Common Stock, unless such Party agrees to deliver to Holdings immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit C with respect to such new shares. Each of the Parties also severally agrees that any new shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted shares of Common Stock held by such Party as set forth in
Article V hereof.

    7.16.  COVENANTS RELATING TO POST-FUNDING TAX MATTERS.

    (a) TAX SHARING AGREEMENTS. Any Tax sharing agreement between the Company and any of the Grantor Trust Subsidiaries is terminated as of the Funding and will have no further effect for any taxable year, whether current, future or past.

    (b) TAX RETURNS. Company will include the income of the Grantor Trust Subsidiaries on the Company's consolidated income Tax Returns for all periods through the Funding and pay income Taxes attributable to such income. Grantor Trust Subsidiaries will pay income Taxes attributable to their income for all periods following the Funding. Upon reasonable request, Grantor Trust Subsidiaries and Company will provide tax information to each other for the purpose of preparing Tax Returns. Company will take no position that relates to Grantor Trust Subsidiaries on its consolidated income Tax Returns for periods through the Funding that is not in accordance with past practice, without the prior written consent of Investor1 and Investor2, which consent will not be unreasonably withheld. The Grantor Trust Subsidiaries will take no position that relates to Company on their Tax Returns for periods after the Funding that is not in accordance with past practice, without the prior written consent of Company, which consent will not be unreasonably withheld.

    (c) AUDITS. Company on the one hand and Investor1, Investor2 and Grantor Trust Subsidiaries on the other will each provide reasonable notice to the other party regarding audits of any Tax

Returns, to the extent that such audits may affect the other party's liability for Taxes. Company and the Grantor Trust Subsidiaries will permit each other and their respective counsel to participate in any such audits. None of Company or the Grantor Trust Subsidiaries will settle any audit in a manner that would adversely affect the Tax liability of the other party, without the prior written consent of Investor1 and Investor2 or Company, respectively.

    (d) SALE OF STOCK. Company, Investor1, Investor2 and the Grantor Trust Subsidiaries shall, upon Company request, make a joint election under Section 338(h)(10) of the Internal Revenue Code and any corresponding elections under state and local tax laws (the "Election") with respect to the stock of each Grantor Trust Subsidiary, and as promptly as practicable following the Funding Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with
Section 338(h)(10) of the Internal Revenue Code and the Treasury Regulations thereunder or any successor provisions and the corresponding provisions of state and local tax laws. However, the agreement in this subsection (d) is made subject to the condition that the making of the Election will not have a material adverse effect on Investor1, Investor2 or their investment in the Grantor Trust Subsidiaries, as such material adverse effect is defined in a side letter between Investor1 and Investor2, on the one hand, and Holdings and the Company, on the other hand, which side letter such parties agree to negotiate in good faith.

    (e) REFUNDS. The Grantor Trust Subsidiaries will promptly pay to Company any net Tax refund (or net reduction in Tax liability ) with respect to Taxes for periods through the Funding when such refund is received or such reduction is realized, by the Grantor Trust Subsidiaries or any of their Affiliates. The Grantor Trust Subsidiaries will cooperate with Company, at Company's expense, in obtaining such refunds or reductions. Company will indemnify each of the Grantor Trust Subsidiaries for any Taxes resulting from the subsequent disallowance of any such refund or reduction.

    (f) INDEMNIFICATIONS BY COMPANY. Company agrees subsequent to the Funding to indemnify and hold the Grantor Trust Subsidiaries and their respective Subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (the "Grantor Trust Indemnified Parties") harmless from and against any liability of the Grantor Trust Indemnified Parties for Taxes (i) arising with respect to periods which end on or prior to the Funding Date or as a result of the Funding, or (ii) arising out of or based upon any breach of the representations and warranties contained in Sections 5.1(k) or 5.1(aa), including without limitation any liability for Taxes of Company or any member of its consolidated group other than the Grantor Trust Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise. For purpose of this subsection and subsection (g) below, "Taxes" includes any related costs, fines, penalties, interest and expenses with respect thereto (including, without limitation, reasonable fees of counsel) of any kind and nature whatsoever (whether or not arising out of third-party claims and including any reasonable amounts paid in investigation, defense or settlement of the foregoing) which will be sustained or suffered by the Indemnified Parties.

    (g) INDEMNIFICATION BY GRANTOR TRUST SUBSIDIARIES. The Grantor Trust Subsidiaries agree subsequent to the Funding to indemnify and hold Company and its Subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (the "Company Indemnified Parties") harmless from and against any liability of the Company Indemnified Parties for Taxes imposed with respect to the Grantor Trust Subsidiaries for periods, or portions thereof, beginning after the Funding Date (other than Taxes imposed as a result of the Funding). For purposes of this subsection "Taxes" has the meaning set forth in subsection (f) above.

    (h) SOLE REMEDY. The indemnification provided in Section 7.16(e) and (f) above shall be the sole and exclusive remedy of the Grantor Trust Subsidiaries with respect to the matters set forth in Section 7.16(e) and (f). The indemnification provided in Section 7.16(g) above shall be the sole and exclusive remedy of the Company with respect to the matters set forth in Section 7.16(g).

    7.17. ENVIRONMENTAL INDEMNITY, ETC. (a) Company agrees subsequent to the Funding to indemnify and hold Investor1, Investor2 and the Grantor Trust Subsidiaries ("Indemnitees") harmless from and against any losses, damages, liabilities or expenses (including reasonable expenses of counsel) that result from any breach of the representations and warranties of the Company contained in Section 5.1(h)(vii) to the extent, but only to the extent, that such breach relates to the Grantor Trust Subsidiaries, and subject to a maximum aggregate indemnification liability of Company under this provision of $2.5 million.

    (b) Promptly after becoming aware of or receiving notice of any such breach, each Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from Company under this Agreement, notify Company in writing and specify with reasonable particularity the circumstances thereof. The right to indemnification shall terminate as to any matter for which such notice has not been given within two years from the date hereof. In addition, Indemnitee shall give Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Any delay in such notification, if within such two year period, will not relieve Company from any such liability unless the delay in notice materially prejudiced Company. This right of indemnification is not transferrable.

    (c) If the Indemnitee is entitled to indemnification on some claims, issues or matters, but not on others, involved in a legal or administrative proceeding, the Company shall indemnify the Indemnitee against an appropriate proportion of the overall losses, damages, liabilities or expenses (and no more), based on the matters for which the Indemnitee is entitled to be indemnified hereunder in relation to any other matters involved therein.

    (d) The expenses incurred by Indemnitee in investigating, defending, or appealing any legal or administrative proceeding covered by this indemnity shall be paid by Company in advance, with the understanding and agreement hereby made by Indemnitee, or made by its acceptance of any such advancement, that in the event it shall ultimately be determined that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, that the Indemnitee shall repay to Company such amount, or the appropriate portion thereof, so paid or advanced.

    (e) Company shall be entitled to assume the defense of any legal or administrative proceeding for which indemnification is owing under this Section
7.17. Company will not be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.1.     TERMINATION.    (a)  Anything  contained  herein  to  the  contrary
notwithstanding,  this  Agreement  may   be  terminated  and  the   Transactions
contemplated hereby abandoned at any time prior to the Closing Date:

    (i) by mutual written consent of Parent, Holdings, the Other Investors and the Company;

    (ii) by Parent and Holdings  if any of the  conditions set forth in  Section
         4.1 shall have become incapable of fulfillment, and shall not have been waived by Parent and Holdings;

   (iii) by Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

   (iv) by the Other Investors if any of the conditions set forth in Section 4.3 shall have become incapable of fulfillment, and shall not have been waived by the Other Investors; or

    (v) by any Party if Closing shall not have occurred on or prior to December 31, 1995;

PROVIDED, HOWEVER, that the Party  seeking termination pursuant to clause  (ii),
(iii) or (iv) is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

    (b) In the event of termination pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other Parties and the Transactions shall be terminated, without further action by any Party.

    8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, the Parties shall no longer have any further liabilities or obligations under this Agreement, except under Section 7.4,
Section 7.5 (which shall terminate one year from the termination of this Agreement), this Section 8.2 and Article IX and except to the extent that such termination results from the wilful and material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Ancillary Agreements. Upon such termination the warrants held by the Parties that were cancelled pursuant to Section 2.3(c) shall be reissued and a proportionate amount of warrants shall be issued to Holdings based on the amount of Interim Notes, New Borrower Notes and Existing Grantor Trust Indebtedness then outstanding.

    8.3. AMENDMENT. This Agreement may be amended by the Parties at any time before or after any required approval of matters presented in connection with this Agreement by the stockholders of the Company; PROVIDED, HOWEVER, that, after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    8.4.  EXTENSION; WAIVER.  At any time prior to the Closing, the Parties  may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    8.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Holdings, Grantor Trust or the Other Investors, action by its board of directors, trustees or authorized officers or the duly authorized designee of its board of directors, trustees or authorized officers or, in the case of the Company, action by a majority of its entire Board of Directors.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1.   SURVIVAL OF  WARRANTIES AND CERTAIN AGREEMENTS.   (a) All agreements,
representations, and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the Transactions.

    (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the parties set forth in Sections 7.4 shall survive the consummation of the Transactions and the termination of this Agreement.

    9.2. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail

(postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

    (i) If to Parent or Holdings, to:

        Corimon, S.A.C.A.
       Calle Hans Neumann
       Edificio Corimon
       Los Cortijos de Lourdes
       Apartado 3654
       Caracas 1010-A, Venezuela
       Attention: Arthur W. Broslat
       Facsimile: (582) 203-5757

        with a copy to:

        Sullivan & Cromwell
       444 South Flower Street
       Los Angeles, California 90071
       Attention: Frank H. Golay, Jr.
       Facsimile: (213) 683-0457

    (ii) If to Grantor Trust, to:

        Standard Brands Paint Collateral Trust
       c/o Karl Savryn, Trustee
       Dornbush, Mensch, Mandelstam & Schaeffer
       74 Third Avenue, 11th Floor
       New York, New York 10017
       Facsimile: (212) 753-7673

   (iii) If to Investor1, to:

        Fidelity Capital & Income Fund
       c/o Fidelity Management and Research Co.
       82 Devonshire Street - F7E and F7D
       Boston, Massachusetts 02109
       Attention: Portfolio Manager and
                 Robert M. Gervis, Esq.
       Facsimile: (617) 476-3316 and 476-7774

        If to Investor2, to:

        Kodak Retirement Income Plan Trust Fund
       c/o Fidelity Management Trust Company
       82 Devonshire Street - F7E and F7D
       Boston, Massachusetts 02109
       Attention: Portfolio Manager and
                 Robert M. Gervis, Esq.
       Facsimile: (617) 476-3316 and 476-7774

        with a copy to:

        Goodwin Procter & Hoar
       Exchange Place
       53 State Street

Boston, Massachusetts 02109
Attention: Laura Hodges Taylor
       Facsimile: (617) 523-1231

   (iv) If to Investor3, to:

        Transamerica Life Insurance and Annuity Co.
       c/o Transamerica Realty Services, Inc.
       1150 South Olive Street, Suite 2200
       Los Angeles, CA 90015
       Attention: Lyman Lokken
       Facsimile: (213) 741-6917

    (v) If to Investor4, to:

        Transamerica Occidental Insurance Co.
       c/o Transamerica Realty Services, Inc.
       1150 South Olive Street, Suite 2200
       Los Angeles, CA 90015
       Attention: Lyman Lokken
       Facsimile: (213) 741-6917

   (vi) If to Investor5, to:

        Sun Life Insurance Co.
       1 Sun America Center
       Century City, CA 90067
       Attention: Robert Sydow
       Facsimile: (310) 772-6150

   (vii) If to Investor6, to:

        Anchor National Life Insurance Co.
       1 Sun America Center
       Century City, CA 90067
       Attention: Robert Sydow
       Facsimile: (310) 772-6150

  (viii) If to the Company, to:

        Standard Brands Paint Company
       4300 West 190th Street
       Torrance, CA 90509-2956
       Attention: Ronald I. Scharman
       Facsimile: (310) 371-8770

    9.3.    COUNTERPARTS.    This  Agreement may  be  executed  in  one  or more
counterparts, all of which shall be considered one and the same agreement.

    9.4. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Ancillary Agreements, and the other agreements and instruments referred to herein and therein, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and the Ancillary
Agreements and (b) are not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

    9.5. ASSIGNMENT. None of the Parties shall assign this Agreement or any of its rights, interests or obligations hereunder, in whole or in part (including by operation of law in connection with a merger, or sale of substantially all the assets, of Company, Parent, Holdings, the Other Investors or otherwise), without the prior written consent of the other Parties, except that each of the Parties (other than Company) may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate (other than Company) of such Party who agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements, but no such assignment shall relieve such Party of any of its obligations under this Agreement and except that each of Investor1, Investor2 and the Grantor Trust Subsidiaries may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement as they relate to Sections 5.1(k), 5.1(aa) and 7.16, but no such assignment shall relieve any of Investor1, Investor2 or the Grantor Trust Subsidiaries of any of their obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be void.

    9.6. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

    9.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

    9.8. ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Ancillary Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Ancillary Agreements and to enforce specifically the terms and provisions of this Agreement and the Ancillary Agreements in any Federal or state court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of New York in the event any dispute arises out of this Agreement, any of the Ancillary Agreements or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the Ancillary Agreements or any of the Transactions in any court other than a Federal or state court sitting in the State of New York. The Parties agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

    However, anything in this Agreement to the contrary notwithstanding, in the case of any legal proceeding specifically relating to one of the Ancillary Agreements, which itself contains specific choice of law, forum selection or jurisdiction provisions, which is or would be inconsistent with this Section 9.8, then in such case the provisions contained in such Ancillary Agreement shall control, and this Section 9.8 shall not be applicable thereto.

                              INVESTMENT AGREEMENT

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          STANDARD BRANDS PAINT COMPANY
                                          By ___________________________________
                                             Name:
                                             Title:

                                          CORIMON, S.A.C.A.
                                          By ___________________________________
                                             Name:
                                             Title:

                                          CORIMON CORPORATION
                                             ___________________________________
                                             Name:
                                             Title:

                                          TRANSAMERICA LIFE INSURANCE AND
                                           ANNUITY CO.
                                          By ___________________________________
                                             Name:
                                             Title:

                                          TRANSAMERICA OCCIDENTAL LIFE
                                           INSURANCE COMPANY
                                          By ___________________________________
                                             Name:
                                             Title:

                                          SUN LIFE INSURANCE COMPANY OF  AMERICA
                                          By ___________________________________
                                             Name:
                                             Title:

                                          ANCHOR NATIONAL LIFE
                                           INSURANCE COMPANY
                                          By ___________________________________
                                             Name:
                                             Title:

                                          STANDARD BRANDS PAINT COLLATERAL
                                           TRUST
                                          By ___________________________________
                                             Name:
                                             Title:

                                          KODAK RETIREMENT INCOME PLAN  TRUST
                                          FUND
                                          By ___________________________________
                                             Name:
                                             Title:

                                          FIDELITY CAPITAL & INCOME FUND
                                          By ___________________________________
                                             Name:
                                             Title:

    Investor1 is a portfolio of a Massachusetts business trust. A copy of Investor1's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the Parties acknowledges and agrees that this agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of Investor1 or Investor2 individually, but is binding only upon the assets and property of Investor1 and Investor2. With respect to all obligations of Investor1 arising out of this Agreement, each of the Parties shall look for payment or satisfaction of any claim solely to the assets and property of Investor1 and Investor2. Each of the Parties are expressly put on notice that the rights and obligations of each series of shares of each of Investor1 and Investor2 under its Declaration of Trust are separate and distinct from those of any and all other series.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                AMENDMENT NO. 1
                                       TO
                              INVESTMENT AGREEMENT



                                     AMONG



                               CORIMON, S.A.C.A.
                            A VENEZUELAN CORPORATION



                              CORIMON CORPORATION,
                             A DELAWARE CORPORATION



          FIDELITY CAPITAL & INCOME FUND, KODAK RETIREMENT INCOME PLAN
            TRUST FUND, TRANSAMERICA LIFE INSURANCE AND ANNUITY CO.,
         TRANSAMERICA OCCIDENTAL LIFE INSURANCE CO., SUN LIFE INSURANCE
          COMPANY OF AMERICA, ANCHOR NATIONAL LIFE INSURANCE COMPANY,



                     STANDARD BRANDS PAINT COLLATERAL TRUST



                                      AND



                         STANDARD BRANDS PAINT COMPANY,
                             A DELAWARE CORPORATION



                           Dated as of April 7, 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                    PAGE
                                                                                                                    -----
                                                         ARTICLE I
                                                        DEFINITIONS
1.1.       Definitions.........................................................................................           2
1.2.       Interpretation......................................................................................           2
                                                         ARTICLE II
                                                     WAIVER AND CONSENT
2.1.       Waiver and Consent..................................................................................           2
2.2.       Liquidating Property Trust Amendment Documents......................................................           2
2.3.       Ancillary Agreements................................................................................           3
                                                        ARTICLE III
                                                     GENERAL PROVISIONS
3.1.       Continuing Effect of Investment Agreement and Ancillary Agreements..................................           3
3.2.       Absence of Defaults.................................................................................           3
3.3.       Fees and Expenses...................................................................................           3
3.4.       Counterparts........................................................................................           3
3.5.       Governing Law.......................................................................................           3

    AMENDMENT NO. 1 TO INVESTMENT AGREEMENT dated as of April 7, 1995 (this "Agreement"), among Corimon, S.A.C.A., a Venezuelan corporation ("Parent"), Corimon Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Holdings"), Fidelity Capital & Income Fund ("Investor1"), Kodak Retirement Income Plan Trust Fund ("Investor2"), Transamerica Life Insurance and Annuity Co., a North Carolina corporation ("Investor3"), Transamerica Occidental Life Insurance Co., a California corporation ("Investor4"), Sun Life Insurance Company of America, an Arizona corporation ("Investor5"), Anchor National Life Insurance Company, a California corporation ("Investor6" and, together with Investor1, Investor2, Investor3, Investor4 and Investor5, the "Other Investors"), Standard Brands Paint Collateral Trust, a California trust ("Grantor Trust"), and Standard Brands Paint Company, a Delaware corporation ("Company").



                                    RECITALS



    WHEREAS, Parent, Holdings, the Other Investors, Grantor Trust and Company entered into an Investment Agreement, dated as of February 15, 1995 (the "Investment Agreement");



    WHEREAS, Parent, Holdings, the Other Investors, Grantor Trust and Company anticipate to consummate the Transactions on or about May 17, 1995;



    WHEREAS, Company has requested that Holdings provide an unsecured loan to Company to provide funds for the restructuring of the operations of the Company in connection with the Transactions; and



    WHEREAS, simultaneously with the execution and delivery of this Agreement, Holdings and Company have entered into the Unsecured Loan Agreement, dated the date hereof (the "Unsecured Loan Agreement").



    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Investment Agreement and the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:



                                   ARTICLE I
                                  DEFINITIONS



    1.1. DEFINITIONS. For purposes of this Agreement, terms used herein but not otherwise defined shall have the meaning set forth in the Investment Agreement.



    1.2. INTERPRETATION. The rules of interpretation set forth in Section 1.2 of the Investment Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.



                                   ARTICLE II
                               WAIVER AND CONSENT



    2.1. WAIVER AND CONSENT. In order to induce Holdings and Company to enter into and consummate the transactions contemplated by the Unsecured Loan Agreement, and anything in the agreements with the Company to which such Party is a party to the contrary notwithstanding, each Party hereby consents to the making of an unsecured loan (the "Unsecured Loan") by Holdings to Company in a principal amount not to exceed $2 million in accordance with the terms of the Unsecured Loan Agreement, as in effect on the date hereof, and waives all defaults and events of default arising under any existing agreement by or among any of the Parties and which include Company, any of its Subsidiaries, Interim Borrowers or Grantor Trust as a party or parties thereto, that would be caused by, or result from, the incurrence of the Unsecured Loan. All other terms, conditions and provisions of such agreements are and shall remain in effect (except as otherwise contemplated by this Agreement, the Investment Agreement or the Ancillary Agreements) and, except as set forth above, nothing herein shall operate as a consent to or waiver of any other or further matter or any other right, power or remedy of such Party under such agreements.



    2.2 LIQUIDATING PROPERTY TRUST AMENDMENT DOCUMENTS. Each Party hereby acknowledges and agrees that Holdings may pay for its purchase of a beneficial interest in the Liquidating Property Trust pursuant to the Liquidating Property Trust Amendment Documents by exchanging the principal amount of the loan under the Unsecured Loan Agreement as consideration for such purchase. Except as set forth in the preceding sentence, the principal amount of the Unsecured Loan may not be paid prior to maturity without the consent of all the Parties.



    2.3 ANCILLARY AGREEMENTS. This Agreement and the Unsecured Loan Agreement shall constitute Ancillary Agreements.



                                  ARTICLE III
                               GENERAL PROVISIONS



    3.1.      CONTINUING   EFFECT   OF   INVESTMENT   AGREEMENT   AND  ANCILLARY
AGREEMENTS. Except as specifically provided herein, the Investment Agreement and the Ancillary Agreements shall remain in full force and effect.



    3.2. ABSENCE OF DEFAULTS. The Company represents and warrants that no event has occurred and is continuing that would result from the consummation of the transaction contemplated by the Unsecured Agreement that would constitute an event of default or potential event of default under any agreement with any Party that has not been waived as part of the transactions, the Investment Agreement or this Agreement.



    3.3. FEES AND EXPENSES. Except as provided in the Investment Agreement or the Unsecured Loan Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees and expenses.



    3.4.    COUNTERPARTS.    This  Agreement may  be  executed  in  one  or more
counterparts, all of which shall be considered one and the same agreement.



    3.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.



    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.



                                          STANDARD BRANDS PAINT COMPANY



                                          By: __________________________________


                                          Name:
                                          Title:



                                          CORIMON, S.A.C.A.



                                          By: __________________________________


                                          Name:
                                          Title:

                                          CORIMON CORPORATION



                                          By: __________________________________


                                          Name:
                                          Title:



                                          TRANSAMERICA LIFE INSURANCE AND
                                          ANNUITY CO.



                                          By: __________________________________


                                          Name:
                                          Title:



                                          TRANSAMERICA OCCIDENTAL LIFE INSURANCE
                                          COMPANY



                                          By: __________________________________


                                          Name:
                                          Title:



                                          SUN LIFE INSURANCE COMPANY OF AMERICA



                                          By: __________________________________


                                          Name:
                                          Title:



                                          ANCHOR NATIONAL LIFE INSURANCE COMPANY



                                          By: __________________________________


                                          Name:
                                          Title:



                                          STANDARD BRANDS PAINT COLLATERAL TRUST



                                          By: __________________________________


                                          Name:
                                          Title:

                                          KODAK RETIREMENT INCOME PLAN TRUST
                                          FUND



                                          By: __________________________________


                                          Name:
                                          Title:



                                          FIDELITY CAPITAL & INCOME FUND



                                          By: __________________________________


                                          Name:
                                          Title:

                                                                       EXHIBIT B

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         STANDARD BRANDS PAINT COMPANY

    STANDARD BRANDS PAINT COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the Corporation is STANDARD BRANDS PAINT COMPANY. STANDARD BRANDS PAINT COMPANY was originally incorporated under the name STANDARD BRANDS PAINT COMPANY (DELAWARE) and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 5, 1987.

        2. This Restated Certificate of Incorporation has been adopted pursuant to the authority of Section 303 of the General Corporation of the State of Delaware.

        3. Pursuant to Section 303 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

        4. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I

        The name of the Corporation is STANDARD BRANDS PAINT COMPANY.

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, consisting of thirty million (30,000,000) shares of common stock having $.01 par value per share ("Common Stock") and five million (5,000,000) shares of preferred stock having $.01 par value per share ("Preferred Stock"). The Corporation is prohibited from issuing non-voting equity stock.

        The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

                                   ARTICLE V

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                   ARTICLE VI

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

        This Corporation shall indemnify its officers, directors, employees, and agents to the maximum extent permitted by the General Corporation Law of the State of Delaware, as now and hereinafter enacted (with any and all amendments thereto), including, but not limited to, the right to make indemnification contracts.

                                  ARTICLE VIII

        The Corporation shall have perpetual existence.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this 14th day of June, 1993.

                                          STANDARD BRANDS PAINT COMPANY,

                                          By____________________________________
                                            Stuart D. Buchalter, CHAIRMAN OF THE
                                                          BOARD

                [SEAL]

Attest:
______________________________________
  Terri Rogers, ASSISTANT SECRETARY

                                                                       EXHIBIT C

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                         STANDARD BRANDS PAINT COMPANY
                                   ARTICLE I
                                    OFFICES

SECTION 1.  REGISTERED OFFICE.

    The registered office of Standard Brands Paint Company (hereinafter called the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent at that address shall be The Corporation Trust Company.

SECTION 2.  PRINCIPAL OFFICES.

    The board of directors of the Corporation (the "Board of Directors") shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware as the Board of Directors determines from time to time or as the business of the Corporation may require.

SECTION 3.  OTHER OFFICES.

    The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 1.  PLACE OF MEETINGS.

    Meetings of the stockholders of the Corporation ("Stockholders") shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, the Stockholders' meetings shall be held at the principal executive office of the Corporation.

SECTION 2.  ANNUAL MEETINGS.

    The annual meetings of the Stockholders of the Corporation may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

SECTION 3.  SPECIAL MEETINGS.

    Special meetings of the Stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

SECTION 4.  NOTICE OF STOCKHOLDERS' MEETINGS.

    Except as otherwise required or permitted by law, whenever the Stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also designate the place where the Stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) and no more than sixty
(60) days before the date of the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, and shall be directed to each Stockholder at its address as it appears on the record of

Stockholders, unless it shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which case it shall be directed to the Stockholder at such other address. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend the meeting, except if such Stockholder shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, such Stockholder shall submit, either before or after the meeting, a signed waiver of notice. Unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

SECTION 5.  QUORUM.

    Except as otherwise provided by law or by the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 6.  VOTING.

    A Stockholder may vote in person or by proxy. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any corporate action to be taken by a vote of Stockholders shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.

    Directors shall be elected as provided in Section 3 of Article III of these Bylaws. Written ballots shall not be required for voting on any matter, unless otherwise provided by the Certificate of Incorporation.

SECTION 7.  PROXIES.

    Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of Stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

SECTION 8.  INSPECTORS OF ELECTION.

    Before any meeting of Stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint inspectors of election at the meeting. No candidate for the office of Director shall be appointed inspector. The number of inspectors shall either be one (1) or three
(3). If inspectors are appointed at a meeting on the request of ten percent (10%) of the Stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the chairman at the meeting.

    The duties of these inspectors shall be as follows:

        (i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

        (ii) Receive votes, ballots or consents;

       (iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

       (iv) Count and tabulate all votes or consents;

        (v) Determine the election result; and

       (vi) Do any other acts that may be proper to conduct the election or vote with fairness to all Stockholders.

SECTION 9.  ACTION WITHOUT MEETING.

    Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing, but who were entitled to vote on the matter.

                                  ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1.  POWERS.

    Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved by the Stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

    Without  prejudice  to  such  general  powers,  but  subject  to  the   same
limitations, it is hereby expressly declared that the Board of Directors shall have the power and authority to:

        (i) Select and remove all officers, agents and employees of the Corporation and prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or these Bylaws.

        (ii) Change the principal executive office or the principal business office in or outside of the State of Delaware from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or foreign country and conduct business within or without the State; designate any place within or without the State for the holding of any Stockholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the applicable provisions of law.

       (iii) Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

       (iv)  Borrow  money  and  incur  indebtedness  for  the  purpose  of  the
    Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities therefor.

SECTION 2.  NUMBER OF BOARD OF DIRECTORS.

    The Board of Directors shall consist of not less than eight (8) nor more than twelve (12) members. Until such time as the Board of Directors determines otherwise, the number of directors shall be eight (8). The number of Directors of the Board of Directors may be reduced or increased from time to time by action of a majority of the Board of Directors, but no such decrease may shorten the term of an incumbent Director. When used in these Bylaws, the phrase "entire Board of Directors" means the total number of directors which the Corporation would have in office if there were no vacancies.

SECTION 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.

    The Directors shall be elected by the Stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of Directors then to be elected, shall be the persons then elected. The election of Directors is subject to any provision contained in the Certificate of Incorporation relating thereto. Nominations of persons to serve as Directors must be submitted to the Secretary of the Corporation not less than forty-five
(45) days prior to the meeting of the Stockholders at which Directors shall be elected. At each annual meeting of the Stockholders of the Corporation, the successors of the Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of Stockholders. Subject to his earlier death, resignation or removal, each Director shall hold office until his successor shall have been duly elected and shall have qualified.

SECTION 4.  REMOVAL.

    Subject to the limitations set forth in Section 141(k) of the General Corporation Law of Delaware, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of Stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

SECTION 5.  RESIGNATIONS.

    Any Director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.

SECTION 6.  VACANCIES.

    Any vacancy in the Board of Directors arising from an increase in the number of Directors or otherwise may be filled by a vote of the majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Subject to the earlier death, resignation or removal of a Director, each Director so elected shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall be elected and qualified.

    A vacancy in the Board of Directors exists as to any authorized position of Director which is not then filled by a duly elected Director, whether caused by death, resignation, removal or increase in the authorized number of Directors or otherwise.

SECTION 7.  PLACE OF MEETINGS.

    Meetings of the Board of Directors of the Corporation shall be held at any place within or without the State of Delaware designated by the Board of Directors.

SECTION 8.  ANNUAL MEETING.

    The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of Stockholders on such date and at such time and place as the Board of Directors determines.

SECTION 9.  REGULAR MEETINGS.

    Regular meetings of the Board of Directors shall be held on such dates and at such places and times as the Board of Directors determines. In the absence of such determination, regular meetings shall be held at the principal executive office of the Corporation. Notice of such regular meetings need not be given, except as otherwise required by law. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.

SECTION 10.  SPECIAL MEETINGS.

    Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or a majority of the Directors, to be held at the principal offices of the Corporation or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at his address as it is shown upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least two (2) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph office at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

SECTION 11.  QUORUM.

    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, six (6) of the elected Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically provided by the law of the State of Delaware, the Certificate of Incorporation, these Bylaws or any contract or agreement to which the Corporation is a party. Notice of any adjourned meeting need not be given.

SECTION 12.  CONDUCT OF MEETINGS.

    Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 13.  WAIVER OF NOTICE.

    The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

SECTION 14.  ADJOURNMENT.

    A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 15.  NOTICE OF ADJOURNMENT.

    Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 10 of this Article III, to the Directors who were not present at the time of the adjournment.

SECTION 16.  ACTION WITHOUT MEETING.

    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 17.  FEES AND COMPENSATION OF DIRECTORS.

    Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for such services.

SECTION 18.  COMMITTEES OF DIRECTORS.

    The Board of Directors may, by these Bylaws or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in these Bylaws or the resolutions of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require such seal; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless a resolution of the Board of Directors, these Bylaws or the Certificate of Incorporate expressly so provide, no such committee shall have the power or authority to declare a dividend, to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

SECTION 19.  MEETINGS AND ACTION OF COMMITTEES.

    Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of this Article III with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolutions of the Board of

Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

SECTION 20.  EXECUTIVE COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors an executive committee (the "Executive Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Executive Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of the Executive Committee and may fill vacancies in the Executive Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise, subject to the powers, duties and responsibilities vested by these Bylaws in the Finance Committee of the Board of Directors of this Corporation, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), except as provided by law or any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board of Directors, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend these Bylaws. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

SECTION 21.  FINANCE COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors a finance committee (the "Finance Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Finance Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Finance Committee and may fill vacancies in the Finance Committee by election from the Directors. The powers, functions and duties of the Finance Committee shall include (i) the review, on a continuing basis, of the Corporation's financial policies and the implementation of such policies and the making of appropriate recommendations to the Board of Directors for the modification or continuation thereof, (ii) the review of the Corporation's basic financial plans prior to submission thereof to the Board of Directors, (iii) the review of possible or proposed acquisitions, divestitures and capital expenditures and the authority to approve capital expenditures within the financial limits from time to time established by the Board of Directors, (iv) the review of the Corporation's asset and liability management programs and (v) such other powers, functions and duties as may, from time to time, be delegated to the Finance Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Finance Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Finance Committee on a permanent or temporary basis, as appropriate. The Finance Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum.

SECTION 22.  COMPENSATION COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors a compensation committee (the "Compensation Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Compensation Committee shall be elected by the Board of

Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Compensation Committee and may fill vacancies in the Compensation Committee by election from the Directors. The powers, functions and duties of the Compensation Committee shall include (i) the review of and the making of recommendations to the Board regarding compensation, both direct and indirect, of the chief executive officer and other members of executive management of the Corporation, (ii) the review and submission of recommendations regarding new executive compensation plans to the full Board of Directors, (iii) the establishment and periodic review of the Corporation's policies relating to executive perquisites, (iv) the administration of executive incentive compensation plans and (v) such other powers, functions and duties as may, from time to time, be delegated to the Compensation Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Compensation Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Compensation Committee on a permanent or temporary basis, as appropriate. The Compensation Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum.

SECTION 23.  AUDIT COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors an audit committee (the "Audit Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Audit Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Audit Committee and may fill vacancies in the Audit Committee by election from the Directors. The powers, functions and duties of the Audit Committee shall include (i) recommendations regarding the appointment of independent auditors of the Corporation, (ii) consultation with such independent auditors regarding the plan of any audits, (iii) review of the audit report and management letter, (iv) consultations with the independent auditors regarding the adequacy of the Corporation's system of internal controls, (v) meeting with the internal auditors to review the results of the Corporation's internal audits and (vi) such other powers, functions and duties as may, from time to time, be delegated to the Audit Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Audit Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Audit Committee on a permanent or temporary basis, as appropriate. The Audit Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case, presence of a majority shall be necessary to constitute a quorum.

SECTION 24.  MEETINGS HELD OTHER THAN IN PERSON.

    Members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

SECTION 25.  REMUNERATION.

    The Directors shall be paid such remuneration, if any, as the Board of Directors may from time to time determine. Any remuneration so payable to a Director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall, unless the Board of Directors shall otherwise determine, be in addition to his salary as such officer or employee or to his professional fees as the case may be. In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any Director who performs any special work or service for or undertakes any special mission on behalf of the Corporation outside of the work or services ordinarily required of a Director of a Corporation. The Directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine. Confirmation by the Stockholders of any such remuneration or payment shall not be required.

SECTION 26.  MANDATORY RETIREMENT.

    All Directors upon reaching the age of seventy-two (72) years shall thereupon be ineligible to stand for reelection to the Board of Directors, and such directorship shall automatically terminate effective upon the first to occur of (i) the resignation of such Director pursuant to call therefor by the Chairman of the Board of Directors; (ii) the nomination and election to the Board of Directors of a successor replacement for such Director; or (iii) the attainment of such Director's 73rd birthday. The provisions of this Section shall apply only to members of the Board of Directors of this Corporation who are first elected on July 1, 1987 or thereafter and shall not apply to persons who are members of the Board of Directors as of June 30, 1987.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1.  EXECUTIVE OFFICERS.

    The executive officers of the Corporation shall be the Chairman of the Board of Directors, the President, one or more Vice-Presidents (the number of to be determined by the Board of Directors), the Secretary and the Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

SECTION 2.  ELECTION OF OFFICERS.

    The officers of this Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Directors, and each shall serve for one year, subject to the rights, if any, of an officer under any contract of employment.

    Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 3.  SUBORDINATE OFFICERS.

    The Board of Directors or the Executive Committee may appoint and may empower the Chairman of the Board and the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

SECTION 4.  REMOVAL AND RESIGNATION OF OFFICERS.

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

    Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5.  VACANCIES IN OFFICES.

    A  vacancy  in   any  office   because  of   death,  resignation,   removal,
disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

SECTION 6.  CHAIRMAN.

    The Chairman of the Board of Directors shall be the chief executive officer of the Corporation (provided that the Chairman may appoint any other officer of the Corporation to serve as chief executive officer for any reasonable period of time); shall, if present, preside at all meetings of the Stockholders and the Board of Directors; shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation; and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 7.  PRESIDENT.

    Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the President shall be the chief operating officer of the Corporation. He shall, subject to the control of the Board of Directors and Chairman of the Board of Directors, have general supervision, direction and control of the operations of the Corporation, and he shall have the general powers usually vested in the chief operating officer of a corporation. In the absence or disability of the Chairman of the Board of Directors, the President shall perform all of the duties of the Chairman of the Board of Directors, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the Chairman of the Board of Directors. The President shall have such other duties or powers as may be prescribed by the Board of Directors or these Bylaws.

SECTION 8.  VICE PRESIDENTS.

    In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 9.  SECRETARY.

    The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors, committees of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present and represented at Stockholders' meetings and the proceeding thereof.

    The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and class of shares held by each Stockholder, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

    The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required to be given by these ByLaws, and he shall keep the seal of the Corporation in safe custody, as may be prescribed by the Board of Directors or these Bylaws.

SECTION 10.  TREASURER.

    The Treasurer shall have the powers and duties customary to the office and as the Board of Directors may from time to time provide.

                                   ARTICLE V
       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

SECTION 1.  AGENTS, PROCEEDINGS AND EXPENSES.

    For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation, which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article.

SECTION 2.  ACTIONS OTHER THAN BY THE CORPORATION.

    This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an agent of this Corporation against expenses (including attorneys' fees); judgments, fines and amounts paid in settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

SECTION 3.  ACTIONS BY THE CORPORATION.

    This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of that action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of this Corporation, except that no indemnification shall be made in respect of any proceeding as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 4.  INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY.

    Notwithstanding the other provisions of this Article, to the extent that an agent of this Corporation has been successful on the merits or otherwise in the defense of any suit or proceeding referred to in Section 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

SECTION 5.  DETERMINATION OF RIGHT OF INDEMNIFICATION.

    Any indemnification under Sections 2 or 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct as set forth in Sections 2 or 3 of this Article. Such determination shall be made
(i) by the Board
of Directors by a majority vote of a quorum consisting of Directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Stockholders.

SECTION 6.  ADVANCES OF EXPENSES.

    Expenses incurred by an officer or Director in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 7.  OTHER RIGHTS AND REMEDIES.

    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which one seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise.

SECTION 8.  INSURANCE.

    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a subsidiary officer of any affiliated entity, against any liability asserted against such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

                                   ARTICLE VI
                              RECORDS AND REPORTS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.

    The Secretary of the Corporation shall prepare and make, or cause to be made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, shall make such Directors ineligible for election to any office at such meeting.

    The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders required under this Section 1 or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

    Any Stockholder, in person or by  attorney or other agent, shall, upon  five
(5) days written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interests as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in this State or at its principal place of business.

    If the Corporation or an officer or agent thereof refuses to permit an inspection sought by a Stockholder or attorney or other agent acting for the Stockholder pursuant to this Section 1 or does not reply to the demand within five (5) business days after the demand has been made, the Stockholder may apply to the Court of Chancery for an order to compel such inspection.

    Any Director shall have the right to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought.

SECTION 2.  MAINTENANCE AND INSPECTION OF BYLAWS.

    The Corporation shall keep at its principal executive office, or if its principal executive office is not in this State at its principal business office in this State, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this State and the Corporation has no principal business office in this State, the Secretary shall, upon the written request of any Stockholder, furnish to such Stockholder a copy of the Bylaws as amended to date.

SECTION 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

    The minutes of proceedings of the Stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form. Such minutes shall be open to inspection upon the written demand of any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interests as a Stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

    Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this Corporation and any subsidiary of this Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

    The foregoing rights of inspection shall extend to the records of each subsidiary of the Corporation.

SECTION 4.  ANNUAL REPORT TO STOCKHOLDERS.

    The Board of Directors shall cause an annual report to be sent to the Stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. Such report shall be sent at least ten
(10) days prior to the annual meeting of Stockholders to be held during the next fiscal year and in the manner specified in Section 4 of Article II of these Bylaws for giving notice to Stockholders of the Corporation. The annual report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position of such fiscal year, accompanied by a report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

                                  ARTICLE VII
                             DIVIDENDS AND RESERVES

    Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any and, if any, what part of any funds legally available for the payment of dividends shall be declared as dividends and paid to the Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise, and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                           GENERAL CORPORATE MATTERS

SECTION 1.  RECORD DATE.

    For purposes of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days prior to the date of any such meeting, nor more than sixty (60) days prior to any other action. A determination of the Stockholders of record entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

    If the Board of Directors does not so fix a record date; then

        (1) The record date for determining the Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (2) The record date for determining the Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.  CHECKS, DRAFTS AND EVIDENCES OF INDEBTEDNESS.

    All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 3.  CORPORATE CONTRACTS AND INSTRUMENTS: MANNER OF EXECUTION.

    The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 4.  STOCK CERTIFICATES.

    Every holder of stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or any Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Corporation certifying the number of shares of stock in the Corporation owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

    Any stock certificate shall also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issuee thereof.

SECTION 5.  LOST CERTIFICATES.

    No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the Corporation may require the owner thereof or the legal representative of such owner to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

    The Chairman of the Board of Directors, the President, the Secretary or any Vice President or any person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by a proxy duly executed by said officer.

SECTION 7.  CONSTRUCTION AND DEFINITIONS.

    Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural includes the singular and the term "person" includes both a corporation and a natural person.

SECTION 8.  SEAL.

    The Corporation's seal shall be in such form as is required by law and shall be approved by the Board of Directors.

SECTION 9.  FISCAL YEAR.

    The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 1.  AMENDMENT BY STOCKHOLDERS.

    Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the Stockholders (or at a special meeting duly called for that purpose) by the approval of not less than a majority of all shares of the Corporation entitled to vote in the election of Directors considered for the purposes of this Article IX as voting as one class; provided, however, that in the notice of such special meeting, notice of such purpose shall be given.

SECTION 2.  AMENDMENT BY DIRECTORS.

    Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the majority vote of those Directors present at any meeting of the Board of Directors at which a quorum is present amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                                                                       EXHIBIT D

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                         STANDARD BRANDS PAINT COMPANY
                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

    We, the undersigned duly authorized officers of Standard Brands Paint Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, do hereby certify:

    That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation on February 8, 1995 approved the creation of the following series of Preferred Stock and adopted the following resolution creating a series of 1,570,049 shares of Preferred Stock, no par value per share, each designated as set forth below:

    RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of the class designated as the Preferred Stock (the "Preferred Stock") of the Corporation be and it hereby is created, and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

        (i) The distinctive serial designation of this series shall be "8% Series A Cumulative Convertible Mandatory Redeemable Preferred Stock" (hereinafter called the "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock except as to the dates from and after which dividends thereon shall be cumulative.

        (ii) The number of shares of Series A Preferred Stock shall initially be 1,570,049, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series A Preferred Stock redeemed, purchased by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued Preferred Stock undesignated as to series.

       (iii) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of $0.71 per share, and no more, payable quarterly on the first days of [January, April, July and October], respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to stockholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. However, the initial dividend on the Series A Preferred Stock shall be payable on the first such quarterly dividend payment date following after the Commencement Date (as hereinafter defined), and not earlier.

       (iv) Dividends on the shares of Series A Preferred Stock shall be cumulative from the date (the "Commencement Date") that is 18 months after the original issuance date of such shares (the "Issuance Date").

        So long as any share of Series A Preferred Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on the Series A Preferred Stock accrued for all past quarter-yearly dividend periods since the Commencement Date shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and set apart for payment. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Series A Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

        (v) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full the redemption price in effect at the time of such distribution or payment date as provided in subparagraph (vi) hereof, together with accrued dividends to such distribution or payment date whether or not earned or declared. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid in full an amount equal to $8.92 per share (which amount is hereinafter referred to as the "involuntary liquidation amount"), together with accrued dividends to such distribution or payment date whether or not earned or declared.

        If such payment shall have been made in full to all holders of shares of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this subparagraph (v), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

       (vi) Corimon, S.A.C.A., a Venezuelan corporation (or any affiliate of Corimon, S.A.C.A. designated by it), or the Corporation, at the option of the Board of Directors, may purchase or redeem up to 785,025 of the shares of Series A Preferred Stock at the time outstanding, at any time or from time to time, upon notice given as hereinafter specified, at the redemption price in effect at the redemption date as provided in this subparagraph
    (vi), together with accrued dividends to the redemption date. For this purpose only, dividends are deemed to have been cumulative from the Issuance Date. The redemption price for shares of Series A Preferred Stock shall be $6.69 per share for the period from the Issuance Date to the first anniversary thereof, $7.14 per share thereafter to the second anniversary of the Issuance Date, $7.60 per share thereafter for the next six-monthly period, $8.03 per share thereafter for the next six-monthly period, $8.47 for the next six-monthly period and $8.92 per share thereafter.

        The Corporation will redeem the whole of the shares of Series A Preferred Stock at the time outstanding, at the tenth anniversary of the Issuance Date, at the mandatory redemption price in effect at the mandatory redemption date as provided in this subparagraph (vi), together with accrued dividends to the redemption date. The mandatory redemption price for shares of Series A Preferred Stock shall be $8.92 per share.

        Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

        In case of redemption of a part only of the shares of Series A Preferred Stock at the time outstanding the redemption will be pro rata. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series A Preferred Stock shall be redeemed from time to time.

        If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

        If such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expiring. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $10,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to Corporation from time to time.

        Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

       (vii) The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into Common Stock of the Corporation at any time after the Commencement Date, and prior to such date if and only if a Conversion Event occurs, on and subject to the following terms and conditions:

           (a) The shares of Series A Preferred Stock shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A Preferred Stock being taken at $8.92 for the purpose of such conversion. The price at which Common Stock shall be delivered upon conversion (herein called the "conversion price") shall initially be $1.11 per share of Common Stock.

           (b) In order to convert shares of Series A Preferred Stock into Common Stock the holder thereof shall surrender at the office hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares. Upon conversion no allowance or adjustment shall be made for dividends on either class of stock.

           Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversions shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at said office (or by mail if so requested by the person converting), a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of Series A Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

           (c) No fractional share of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock, but, instead of any fraction which would otherwise be issuable in respect of the aggregate number of shares of Series A Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

           (d) The conversion price shall be adjusted from time to time as follows:

               (A) In case the Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation, the holder of any shares of Series A Preferred Stock surrendered for conversion after the record date for such dividend or distribution (which for this purpose shall be at the close of business on the date fixed by the Board of Directors as the record date), or after the close of business on the effective date of such subdivision, combination or reclassification, as the case may be (the close of business times being hereinafter in this clause (A) referred to as "such record date"), shall be entitled to receive the aggregate number and kind of shares of capital stock of the Corporation which, if such shares of Series A Preferred Stock had been converted immediately prior to such record date at the conversion price then in effect, he would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification; and the conversion price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made whenever any of the events listed above shall occur.

               (B) In case the Corporation shall fix a record date for issuing to all holders of shares of Common Stock rights or warrants entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to clause (D) below) on such record date, the conversion price in effect from and after such record date shall be adjusted so that it shall be equal to the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the
           number   of  additional  shares  of   Common  Stock  so  offered  for
           subscription or purchase. For the purpose of this clause (B), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not issued after such a record date has been fixed, the conversion price shall be retroactively adjusted to the conversion price which would have been in effect if such record date had not been fixed.

               (C) In case the Corporation shall fix a record date for the distribution to all holders of shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) of evidence of its indebtedness or assets (excluding cash dividends), or rights to subscribe (excluding those referred to in clause (B) above), then in each such case the conversion price in effect from and after such record date shall be adjusted so that the same shall be equal to the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share (determined as provided in clause (D) below) of the shares of Common Stock on such record date less the fair market value (as determined by a resolution of the Board of Directors of the Corporation filed with the transfer agent for the Series A Preferred Stock, which determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed or of such rights to subscribe applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made whenever any such record date is fixed. In the event that such distribution is not made after such a record date has been fixed, the conversion price shall be retroactively adjusted to the conversion price which would have been in effect if such record date had not been fixed.

               (D) For the purpose of any computation under clauses (B) and (C) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Corporation commencing not more than 45 Trading Days before the date in question.

               (E) In any case in which this subdivision (d) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the conversion price in effect immediately prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subdivision
           (c) above. In lieu of
           the shares the issuance of which is deferred pursuant to item (i) above, the Corporation shall issue or cause one of its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

               (F) Any adjustment in the conversion price otherwise required by this subparagraph (vii) to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this clause (F) and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations under this subdivision (d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               (G) The Board of Directors may make such adjustments in the conversion price, in addition to those required by this subdivision
           (d) as shall be determined by the Board, as evidenced by a Board resolution, to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board shall have the power to resolve any ambiguity or correct any error in this subdivision (d) and its action in so doing, as evidenced by a Board resolution, shall be final and conclusive.

               (H) In the event that at any time, as a result of an adjustment made pursuant to clause (A) above, the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in clauses (A) to (G), inclusive, above, and the other provisions of this subdivision (d) with respect to the shares of Common Stock shall apply on like terms to any such other shares.

           (e) Whenever the conversion price is adjusted as herein provided:

               (A) The Corporation shall compute the adjusted conversion price and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted conversion price and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with the transfer agent for the Series A Preferred Stock; and

               (B) A notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of the Series A Preferred Stock.

           (f) In case:

               (A)  The   Corporation  shall   declare  a   dividend  or   other
           distribution on its shares of Common Stock, other than in cash;

               (B) The Corporation shall authorize the issuance to all holders of its shares of Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of Common Stock or any other subscription rights or warrants; or

               (C) Of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation; or

               (D) Of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

           then the Corporation shall cause to be mailed to the transfer agent for the Series A Preferred Stock and to the holders of record of the outstanding shares of Series A Preferred Stock, at least 20 days (or 10 days in any case specified in clause (A) or (B) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up. The failure to give the notice required by this subdivision (f), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

           (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of the Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

           (h) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

           (i) For the purpose of this subparagraph (vii), the term "shares of Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock shall include only shares of the class designated as shares of Common Stock as of the original date of issuance of the shares of Series A Preferred Stock, or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

           (j) As used in this subparagraph (vii), the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York are not authorized or obligated by law or executive order to close.

           (k) As used in this subparagraph (vii), the term "Conversion Event" shall mean the Common Stock shall have traded at a twenty-day average Closing Price at or above the conversion price.

           (l) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this subparagraph (vii).

           (m) Notwithstanding anything contained in this subparagraph (vii), the Corporation shall have the option, in lieu of delivering shares of Common Stock of the Corporation upon conversion, of paying to such holder a cash amount equal to the current market price per share of Common Stock, as determined under clause (vii)(d)(D) above, of the number of shares of Common Stock issuable upon such conversion.

      (viii) The holders of Series A Preferred Stock shall be entitled to no voting rights, except as hereinafter provided.

        Commencing after the Commencement Date, if and whenever six quarterly dividends payable on any shares of Series A Preferred Stock shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of Preferred Stock similarly entitled to vote for the election of two additional directors, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the shares of Series A Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the shares of Series A Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of such shares of Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of shares of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the shares of Series A Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of such series or the successor of such remaining director.

       (ix) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock, at the time outstanding, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

           (a) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of shares of the Series A Preferred Stock; provided, however, that the amendment of the provisions of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class ranking on a parity with the Series A Preferred Stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of shares of the Series A Preferred Stock.

           (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; or

           (c) The merger or consolidation of the Corporation with or into any other corporation, unless the resulting corporation will thereafter have no class of shares and no other securities either authorized or outstanding ranking prior to Series A Preferred Stock in the distribution of its assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series A Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation;

        provided, however, that no such consent of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding.

        (x) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series A Preferred Stock, at the time outstanding, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase in the authorized amount of the Series A Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class, ranking on a parity with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends; provided, however, that no such consent shall be required if, at or prior to the time such increase, authorization, or creation of parity shares is to be made, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding.

       (xi) As used herein with respect to Series A Preferred Stock, the following terms shall have the following meanings:

           (a) The term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

           (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

       (xii) The shares of Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

    IN WITNESS  WHEREOF, we  have signed  this  certificate on  the      day  of
         , 1995, and affirm the statements contained herein as true under penalties of perjury.

                                          --------------------------------------
                                                        President

                                          --------------------------------------
                                                        Secretary

                                                                       EXHIBIT E
                                  [LETTERHEAD]

                                               February 15, 1995

The Board of Directors
Standard Brands Paint Company
4300 West 190th Street
Torrance, CA 90509-2956

Ladies and Gentlemen:

    We understand that Standard Brands Paint Company ("SBP" or the "Company") and Corimon, S.A.C.A. ("CRM") and Corimon Corporation ("CRM Corp."), a Delaware Corporation, and the other parties thereto, have entered into an Investment Agreement dated as of February 15, 1995 (the "Agreement"). The Agreement contemplates that, among other things, the Company will: (i) sell to CRM Corp. newly issued SBP common stock representing 76.1% of the pro forma primary common stock outstanding of the Company for $14 million in cash at a share price of $0.89 adjusted for a one-for-ten reverse stock split; (ii) transfer 15 properties of the Company to an existing liquidating trust (the "Liquidating Trust") in return for the extinguishment of $14.229 million of secured indebtedness of the Company (the "Secured Debt") payable to certain insurance companies named in the Agreement (the "Insurance Company Lenders"); (iii) sell 49% of the residual interest in the Liquidating Trust for $2 million to CRM Corp.; (iv) exchange $14 million of newly issued SBP convertible preferred stock with a liquidation preference of $8.92 per share and $2 million of newly issued SBP common stock valued at $0.892 per share for $16 million of SBP accrued notes held by a grantor trust (the "Grantor Trust") created for the benefit of Fidelity Capital & Income Fund ("FCI") and the Kodak Retirement Income Plan Trust Fund ("KRI"), the Insurance Company Lenders and CRM Corp.; (v) transfer 31% of the residual interest in the Liquidating Trust and distribute the remaining assets in the Grantor Trust to FCI and KRI in return for FCI and KRI's agreement to participate in the transactions contemplated by the Agreement, the cancellation of $16.75 million of indebtedness, plus accrued interest, issued by the Grantor Trust to FCI and KRI, and the release of a guarantee by SBP in $2.5 million of the debt issued by the Grantor Trust; (vi) pay the Insurance Company Lenders a fee of $500,000 to release SBP's $6.9 million guarantee on certain existing indebtedness of the Liquidating Trust held by the Insurance Company Lenders, prepay $236,000 of SBP Secured Debt held by the Insurance Company Lenders and transfer 20% of the residual interest in the Liquidating Trust to the Insurance Company Lenders; (vii) pay a transaction fee of $350,000 in cash and $400,000 in newly issued SBP stock at $0.892 per share to Libra Investments, Inc.; and (viii) pay a transaction fee of $750,000 in cash to Pinnacle Capital.

    The purchase of the common stock of SBP by CRM Corp., the transfer of the 15 properties to the Liquidating Trust, the sale and transfer of the residual interests in the Liquidating Property Trust and the Grantor Trust, the distribution of assets in the Grantor Trust, the exchange of SBP secured notes for newly issued SBP common and preferred stock, the prepayment of SBP Secured Debt, the payment of the release fee and the payment of the transaction fees are, collectively, hereinafter referred to as the "Transaction."

    You have requested our opinion as to the fairness to the shareholders of SBP other than its officers and directors, FCI, KRI and the Insurance Company Lenders (the "Public Shareholders"), from a financial point of view, of the total consideration to be received by SBP in the Transaction.

    In arriving at our opinion, we have reviewed the Agreement, including all Exhibits and Schedules thereto and all Ancillary Agreements as defined in the Agreement. We have discussed the business, operations and prospects of SBP with certain officers, directors and other representatives and advisors of SBP. We have visited the Major Paint Company plant and retail store locations. We have examined certain publicly available business and financial information relating to SBP as well as certain financial forecasts and other data for SBP that were provided to us by the management of SBP. Our review was conducted in relation to, among other things: the current market price and trading volume of SBP common stock; the historical earnings and cash flow of SBP; and the capitalization and the current financial condition of SBP, which we understand to be extremely poor and, according to SBP management, will force the Company into a Chapter 11 liquidation or a Chapter 7 liquidation were it not for the Transaction. We have also considered, to the extent available, certain financial, stock market and other publicly available information relating to public companies whose businesses we considered comparable to those of SBP and, to a lesser extent, analyzed the financial terms of certain transactions which resulted in a change in the control of a majority of the voting common stock of companies comparable to SBP. In addition to the foregoing, we have conducted other analyses and examinations, including a liquidation analysis, and have considered such other financial, economic and market criteria as we deemed necessary in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with us as of the date hereof and we have not made any independent appraisal of the assets or properties of SBP. With respect to financial forecasts and other information provided to or otherwise discussed with us, we have assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of SBP as to the current and expected future financial performance of SBP. We have not been asked to consider, and our opinion does not address, the relative merits of the Transaction as compared to any other alternative business strategy that might exist for SBP. Our opinion herein is necessarily based on financial, stock market, general economic and other conditions and circumstances as they exist and can be evaluated as of the date hereof.

    We have made, based on generally accepted accounting principles and on discussions with and representations by the management of SBP, a number of assumptions with respect to the Transaction, with which you concur, including, without limitation, certain assumptions relating to financial statement presentation as a result of the Transaction and the form and presentation of the pro forma historical and estimated capital structure of SBP giving pro forma effect to the Transaction.

    The Argosy Group L.P. ("Argosy") has been engaged to render this opinion to SBP in connection with the Transaction and will receive a fee upon the delivery of the opinion and, under certain circumstances, for the delivery of subsequent opinions. Argosy has not attempted to find potential purchasers of the Company or its common stock, which was not contemplated as part of the scope of its engagement.

    The opinion expressed herein is provided solely for the use of the Board of Directors of SBP in evaluating the fairness to the Public Shareholders of the consideration to be received in the Transaction from a financial point of view and is not on behalf of, and is not intended to confer rights or remedies upon, SBP, any shareholder of SBP or any person other than the Board of Directors of SBP. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Argosy be made, except as set forth in our engagement letter, without our prior written consent.

    Based upon and subject to the foregoing (including the various assumptions and limitations set forth herein), our experience as investment bankers and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by the Company pursuant to the Transaction is fair, from a financial point of view, to the Public Shareholders of SBP.

                                          Very truly yours,

                                          THE ARGOSY GROUP L.P.

                                                                       EXHIBIT F



                            SELECTED FINANCIAL DATA



                                                         FISCAL YEAR 1993
                                                  ------------------------------
                                                    SIX MONTHS      SIX MONTHS
                                     FISCAL YEAR       ENDED           ENDED                   FISCAL YEAR
                                     -----------    JANUARY 30,      AUGUST 1,    -------------------------------------
                                        1994           1994            1993          1992         1991         1990
                                     -----------  ---------------  -------------  -----------  -----------  -----------
                                     (SUCCESSOR     (SUCCESSOR     (PREDECESSOR
                                       COMPANY       COMPANY)        COMPANY)             (PREDECESSOR COMPANY)
Continuing Operations
(in thousands)
  Net Sales........................  $   112,188    $    84,000     $   115,528   $   226,749  $   253,017  $   293,582
  Gross Profit.....................       40,846         31,668          44,016        88,083      101,437      130,210
  Earnings (loss) from continuing
   operations......................  $   (47,977)   $   (20,411)    $   (23,190)  $   (38,337) $   (19,390) $    (6,222)
  Net earnings (loss)..............  $   (47,977)   $   (20,411)    $    28,561   $   (38,337) $   (18,030) $    (6,964)
                                     -----------  ---------------  -------------  -----------  -----------  -----------
Per Common Share
  Earnings (loss)..................  $     (2.15)   $      (.91)    $      4.94   $     (7.25) $     (3.59) $     (1.53)
  Tangible stockholders, equity
   (deficiency) (1)................  $     (1.49)   $       .65     $      6.28   $     (5.71) $     (1.07) $      2.10
  Average number of shares
   outstanding.....................   22,359,000     22,341,000       5,578,000     5,555,000    5,529,000    5,608,000
  Market price (high-low)..........  $2.375-.203    $3.625-1.75     $4.875-1.50   $2.375-.875  $10.00-1.63  $14.75-4.63
                                     -----------  ---------------  -------------  -----------  -----------  -----------
Year-end Financial Position
(in thousands)
  Current assets...................  $    21,759    $    35,106     $    47,247   $    56,460  $    60,891  $    80,693
  Current liabilities(2)...........  $    31,402    $    37,312     $    41,338   $    26,305  $   187,867  $    72,670
  Working capital (deficiency).....  $    (9,643)   $    (2,206)    $     5,909   $    30,155  $  (126,976) $     8,023
  Total assets.....................  $   109,910    $   169,837     $   214,966   $   187,982  $   201,756  $   229,106
Long-term debt.....................  $    99,273    $   103,080     $   109,684   $   116,317  $   147,368  $   156,492
Mandatory redeemable preferred
 stock.............................  $         0    $         0     $         0   $    16,244  $    15,946  $    15,724
Tangible stockholders' equity
 (deficiency)(1)...................  $   (33,386)   $    14,568     $    35,049   $   (31,731) $    (5,132) $    11,767
                                     -----------  ---------------  -------------  -----------  -----------  -----------
Year-end Statistics
  Current ratio(2)(3)..............        .69-1          .94-1          1.14-1         2.0-1        .32-1        1.1-1
  Capital expenditures (in
   thousands)......................  $       179    $       913     $     1,596   $     1,856  $     3,849  $    10,119
  Depreciation and amortization (in
   thousands)......................  $     2,121    $     1,744     $     2,558   $     5,910  $     5,956  $     6,734
  Number of retail stores..........           58             62             103           130          145          141
  Square feet of gross retail store
   space...........................      798,000        844,000       1,406,059     1,793,954    1,902,177    1,901,014
  Square feet of support and
   manufacturing facilities........      900,100        900,100         900,100     1,012,614      982,100      982,100
  Number of employees..............          853          1,350           1,855         1,921        2,014        2,841

- ------------------------------
(1) Excludes preferred stock subject to mandatory redemption and intangible assets.
(2) As of January 26, 1992, all contractual debt for legal entities in Chapter 11 had been classified as current because of various loan covenant violations.
(3) As of January 31, 1993, all contractual debt had been classified as non-current or as a liability subject to compromise.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS



                      (FINANCIAL INFORMATION IN THOUSANDS)



INTRODUCTION


    The Company emerged from its reorganization proceedings in June, 1993. Management believed it would be able to concentrate on operational activities and pursue the Company's long-term growth and strategic objectives. The Company believed that its ability to meet growth and strategic objectives was contingent upon several factors. The Company reduced the size of its retail paint store chain to a core group of stores concentrating on selling paint and related merchandise requiring an increase in operating profits from these remaining core stores. The Company also focused on its competitive and asset strengths in paint market share, retail locations, and paint manufacturing capabilities. In a multifaceted approach, the Company hoped to add potential incremental business and profits by (i) remerchandising its retail paint stores, (ii) launching new paint products, (iii) increasing sales to outside retailers (i.e., private labeling), and (iv) reducing general corporate overhead costs associated with such areas as distribution, warehousing, and management information systems.



    On March 16, 1994, the Company entered into an agreement ("New Loan Agreement") with the Insurance Company Lenders and Fidelity and Kodak for $10 million of new financing and a plan to restructure the Company's then existing $103 million Insurance Company Loan and existing $6 million indebtedness with FCI and KRI.



    Under the terms of the New Loan Agreement, the Company on August 1, 1994 established a Liquidating Property Trust and transferred 78 of its 103 operating and non-operating real properties with a net book value of approximately $82.7 million in exchange for the assumption by the Liquidating Property Trust of approximately $68.7 million of existing indebtedness ("Assumed Indebtedness") owed to the Insurance Company Lenders under the Amended Insurance Company Loan. The Company estimated that the book value of the 78 properties to be sold by the Liquidating Property Trust will exceed the sale proceeds, less applicable fees, expenses and other costs, by approximately $14.6 million and reported this loss for the fiscal year ended January 30, 1994.



    Notwithstanding the additional borrowings and trust transactions, the Company has not been successful in implementing its growth and strategic objectives and continues to experience cash flow difficulties. To successfully implement its strategic objectives, increase sales and reduce debt, the Company requires significant new sources of capital.



    As of February 15, 1995, the Company entered into an Investment Agreement and certain other agreements for the financial restructuring of the Company ("Restructuring") with Corimon, S.A.C.A. and its wholly-owned subsidiary Corimon Corporation (collectively, "CRM"), Fidelity Capital & Income Fund ("FCI"), Kodak Retirement Income Plan Trust Fund ("KRI"), Transamerica Life Insurance and Annuity Company, Transamerica Occidental Life Insurance Company, Sun Life Insurance Company of America, Anchor National Life Insurance Co. (collectively "Insurance Company Lenders"), and the Grantor Trust.



    As a result of the Restructuring, the Company's financial position will be improved by (1) $16 million of new capital comprised of $14 million of new Common Stock and $2.0 million representing the purchase price from CRM for a 49% residual interest in the Liquidating Property Trust, (2) $5.0 million under a working capital facility with FCI or an affiliate and (3) a reduction in the Company's consolidated indebtedness by an aggregate of approximately $78.3 million (in part paid for by the issuance of additional shares of Common Stock and Preferred Stock).

CHAPTER 11 FILINGS


    On February 11, 1992 ("Petition Date"), the Company and four (4) of its wholly-owned direct and indirect subsidiaries ("Debtors") filed separate voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California.



    On May 13, 1993 ("Confirmation Date"), based upon the receipt of the required creditor and equity holder acceptances under the Bankruptcy Code, the Bankruptcy Court confirmed the Debtors' Plan. On June 14, 1993 ("Effective Date"), all conditions to effectiveness were met and the Reorganization Plan became effective.



    In general, the Reorganization Plan provided for the resolution of all prepetition claims that existed at the Petition Date and cancellation of preferred stock, as well as the resolution of certain environmental and legal matters in exchange for cash, real property, other assets, and common stock. Pursuant to the Reorganization Plan, holders of the Company's common stock on the Effective Date retained their shares and 16,758,000 shares of additional common stock were issued and distributed in partial satisfaction of the allowed claims of the Company's creditors and preferred shareholders.



    Upon emergence from its Chapter 11 proceedings, the Company adopted the provisions of Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("Fresh-Start Reporting") as promulgated by the American Institute of Certified Public Accountants in November 1990. Accordingly, all assets and liabilities have been restated to reflect their reorganization value, which approximates their fair value at the Effective Date. In addition, the accumulated deficit of the Company was eliminated and capital structure was recast in conformity with the Reorganization Plan, and as such, the Company recorded the effects of the Reorganization Plan and Fresh-Start Reporting as of August 1, 1993. In connection with the adoption of Fresh-Start Reporting, the Company recorded one time adjustments of $41,463 (see, Reorganization Items) which increased the Company's net income for the six months ended August 1, 1993. The results of operations and cash flows for the six months ended August 1, 1993 include operations prior to the Company's emergence from Chapter 11 proceedings and the effect of adopting Fresh-Start Reporting, and include operations subsequent to the company's emergence from Chapter 11 proceedings. Furthermore, the results of operations and cash flows for the six months ended January 30, 1994 include operations subsequent to the Company's emergence from Chapter 11 proceedings. As a result, net income (loss) for the six month period ended August 1, 1993 and six month period ended January 30, 1994 are not comparable with prior periods.

PROFITABILITY MEASUREMENTS


    The Company's methods of measuring profitability stated below include various ratios and statistics which define key performance parameters from continuing operations:



                                                            FISCAL YEAR 1993
                                                       --------------------------
                                                       SIX MONTHS     SIX MONTHS
                                                          ENDED         ENDED
                                         FISCAL YEAR   JANUARY 30,    AUGUST 1,     FISCAL YEAR
                                            1994          1994           1993           1992
                                         -----------   -----------   ------------   ------------
                                         (SUCCESSOR    (SUCCESSOR    (PREDECESSOR   (PREDECESSOR
                                          COMPANY)      COMPANY)       COMPANY)       COMPANY)
Decrease in retail sales (1)...........  $ (76,050)    $ (21,140)    $   (2,341)    $  (27,999)
Percentage decrease in retail sales
 (1)...................................      (42.5)%       (21.2)%         (2.3)%        (12.1)%
Percentage (decrease) increase in same
 store sales (1)(2)....................      (10.1)%        (4.0)%          4.5%         (11.0)%
Gross profit percentage................       36.4%         37.7%          38.1%          38.8%
(Loss) earnings before interest and
 taxes (3).............................  $ (36,597)    $ (27,192)    $   35,007     $  (24,359)

- ------------------------
(1) Retail store sales for the six month period ended January 30, 1994 and the six month period ended August 1, 1993 reflect sales for 52 weeks compared to 53 weeks for fiscal 1992. The additional week of sales included in fiscal 1992 for the sixty-two (62) stores open as of January 30, 1994 was approximately $2.1 million.
(2) "Same" stores are defined as stores open for more than one year. For the year ended January 29, 1995 and the six months ended January 30, 1994 and August 1, 1993, same store sales reflect sales for the fifty-eight (58) stores which the Company operated as of January 29, 1995.
(3) In connection with the adoption of Fresh-Start Reporting, the Company recorded one-time adjustments of $41,463 (see Reorganization Items) which increased the Company's earnings before interest and taxes for the six months ended August 1, 1993.



SALES AND GROSS PROFIT


    The following table summarizes the decrease in sales for fiscal 1994:



                                                                             FISCAL YEAR 1993
                                                                   -------------------------------------
                                                                       SIX MONTHS         SIX MONTHS
                                                  FISCAL YEAR            ENDED               ENDED
                                                      1994          JANUARY 30, 1994    AUGUST 1, 1993    VARIANCE
                                               ------------------  ------------------  -----------------  ---------
                                                   (SUCCESSOR          (SUCCESSOR        (PREDECESSOR
                                                    COMPANY)            COMPANY)           COMPANY)
Continuing Paint Stores......................       $102,535            $54,134            $ 59,942       $ (11,541)
Closed Paint Stores*.........................           491              24,219              35,210         (58,938)
                                                 ----------            --------        -----------------  ---------
                                                    103,026              78,353              95,152         (70,479)
Art Stores (1)...............................             0                   0               5,571          (5,571)
Zynolyte Products Company (1)................             0                   0              11,821         (11,821)
Major Paint Company and Export Sales.........         9,162               5,647               2,984             531
                                                 ----------            --------        -----------------  ---------
                                                    $112,188            $84,000            $115,528       $ (87,340)
                                                 ----------            --------        -----------------  ---------
                                                 ----------            --------        -----------------  ---------

- ------------------------
* Updated to reflect additional store closures through January 29, 1995.
(1) These business units were transferred to newly formed corporations owned by the Grantor Trust pursuant to the Reorganization Plan, to secure the indebtedness owed to FCI and KRI under the FCI/KRI Secured Notes. Zynolyte Products Company was sold on August 2, 1993.



    Consolidated sales for the year ending January 29, 1995 were $112,188 a decrease of $87,340 compared to $84,000 and $115,528 for the six months ending January 30, 1994 and the six months ending August 1, 1993, respectively. The decreased sales for fiscal 1994 were principally caused by the closure of 60 stores and the transfer of two of the Company's business units pursuant to its Reorganization Plan. In addition, sales and customer traffic were impacted by weak economic conditions in California, the Company's core market. The recent increases in interest rates have put pressure on real estate activity in a market that is already plagued by high unemployment and continued layoffs in the defense and aerospace industries. The economy has also been impacted this year by the effects of the January 17th Northridge earthquake and layoffs by large employers in the financial-services, oil and high-tech industries. The decrease in sales for fiscal 1993 was principally caused by the closure of unprofitable stores and the transfer of two of the Company's business units as discussed above. The sales decrease for fiscal 1992 reflects the impact of the reorganization process and the restructuring of operations under Chapter
11. The Company began fiscal 1992 with extremely limited financial resources, poor in-stock inventory positions, heavy pressure from competitors and poor market conditions, particularly in the Company's core California markets.



    In connection with the adoption of Fresh-Start Reporting, the Company (referred to as "Successor Company" in the financial tables contained herein) adopted the First-in, First-out ("FIFO") method for determining the cost of its inventories. The Company's consolidated FIFO gross profit was 36.4%, 37.7% and 38.1% for the year ended January 29, 1995, six months ended January 30, 1994 and six months ended August 1, 1993, respectively. The decreased margin resulted primarily from the Company providing $2,500 during the fourth quarter for slow moving inventory and discontinued product lines. In fiscal 1993, the decreased margin resulted, in part, from strategic marketing decisions and competitive factors pursuant to which the Company reduced prices in certain product categories and utilized promotional markdowns to improve customer traffic and reduce discontinued merchandise.



    The Company's gross profit percentage for fiscal 1992 decreased to 38.8%. This change reflects the results of strategic marketing decisions and competitive factors whereby the Company reduced prices in certain product segments to attract and hold customers and utilized promotional markdowns to attempt to improve customer traffic.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


    For fiscal 1994, selling, general and administrative expenses decreased 25.7% as follows:



                                                                    FISCAL YEAR 1993
                                                            ---------------------------------
                                                               SIX MONTHS       SIX MONTHS
                                            FISCAL YEAR          ENDED             ENDED
                                                1994        JANUARY 30, 1994  AUGUST 1, 1993   VARIANCE
                                          ----------------  ----------------  ---------------  --------
                                             (SUCCESSOR        (SUCCESSOR      (PREDECESSOR
                                              COMPANY)          COMPANY)         COMPANY)
Paint Stores............................  $    39,971       $    29,314       $   35,722       $(25,065)
Art Stores (1)..........................            0                 0            2,047         (2,047)
Zynolyte Products Company (1)...........            0                 0            2,722         (2,722)
Major Paint Company and Export Sales....        1,201             1,174              114            (87)
Corporate costs.........................       18,542             4,154            5,103          9,285
                                             --------          --------       ---------------  --------
                                          $    59,714       $    34,642       $   45,708       $(20,636)
                                             --------          --------       ---------------  --------
                                             --------          --------       ---------------  --------

- ------------------------
(1) These business units were transferred to newly formed corporations owned by the Grantor Trust pursuant to the Reorganization Plan to secure the indebtedness owed to FCI and KRI under the FCI/KRI Secured Notes. Zynolyte Products Company was sold on August 2, 1993.



    The decrease results primarily from the closing of 60 stores and the transfer of two of the Company's business units pursuant to its Reorganization Plan. Selling, general and administrative expenses were 53.2% of sales for the year ended January 29, 1995, versus 41.2% and 39.6% of sales for the six months ended January 30, 1994 and August 1, 1993, respectively. The increase in the percentage of sales is due to the decrease in sales and the fixed nature of certain expenses.

    Corporate costs for the year ended January 29, 1995 include $2,630 for costs related to the Restructuring, $1,725 in costs associated with the Liquidating Property Trust, $1,500 for increases in self-insurance reserves, $1,000 for severance and $700 for increases in environmental reserves.



    The decrease for fiscal 1993 resulted from the closing of 57 stores and the transfer of two of the Company's business units pursuant to its Reorganization Plan.



    The decrease for fiscal 1992 resulted from the closing of 15 stores and stringent cost controls.



RESTRUCTURING CHARGES


    The results of operations for the fiscal year ended January 29, 1995 and the six months ended January 30, 1994 reflect provisions of $700 and $6,000, respectively for the anticipated costs to effect the expanded restructuring of the Company's operations and closure of approximately thirty-four (34) retail outlets which the Company owns. During fiscal 1994, the Company identified an additional twelve (12) stores for closure. The remaining open stores will be closed during fiscal 1995. These provisions include $3,900 for inventory clearance markdowns, employee severance and other store closing costs. These provisions also include $1,200 for property taxes, utilities, maintenance and other ongoing holding costs which the Company expects to incur until these thirty-four (34) retail stores are sold and $1,600 for similar ongoing costs relating to 31 previously closed stores which, due to various market conditions, have not yet been sold.



    The Company has reduced the number of paint stores in operation to 58 from 120 since emerging from bankruptcy on June 14, 1993.



DEPRECIATION AND AMORTIZATION


    Depreciation and amortization was $2,121 for the year ended January 29, 1995, versus $1,744 and $2,558 for the six months ended January 30, 1994 and August 1, 1993, respectively. This decrease was principally due to the sale of surplus real estate properties and the Company's adoption of Fresh-Start reporting whereby it restated and reallocated real estate values between non-depreciable land and depreciable buildings and fixtures. The decrease for fiscal 1993 was principally due to the sale of surplus real estate properties and the Company's adoption of Fresh-Start reporting. In addition, the Company does not depreciate non-operating properties held for sale as such properties are carried at their net realizable value. Depreciation and amortization was $5,910 in fiscal 1992.



INTEREST INCOME AND INTEREST EXPENSE


    Interest income reflects amounts earned on cash deposits. Interest expense includes accrued amounts on the Senior Notes, short-term borrowings, as well as the other debt. Interest expense for the year ended January 29, 1995 was $11,518, compared to $5,358 and $6,566 for the six months ending January 30, 1994 and August 1, 1993, respectively. The decrease results from the reduction of outstanding long-term debt from the sale of real property encumbered under the Company's Senior Notes.



    The decrease for fiscal 1993 was principally due to the sale of surplus real
estate  properties,  the  Company's   adoption  of  Fresh-Start  reporting   and
settlement of prepetition obligations pursuant to the Reorganization Plan.



    Interest income for fiscal 1992 of $156 is classified as a component of Reorganization Items in the Company's consolidated financial statements.



    During its Chapter 11 case, the Company accrued interest on the Insurance Company Loan at 9%. Under the terms of an "Adequate Protection Stipulation" approved by the Bankruptcy Court, the Company was required to make payments to the Insurance Company Lenders amounting to $900 per month. Such interest expense was approximately $3,331 less than the contractual stated rate (initially 11.75%). Similarly, the Company accrued interest on the Revolving Loan and LESOP loan at prime plus 2%.

OTHER INCOME


    Other income primarily represents the Company's gains on the sales of real property.



LOSS ON REAL PROPERTIES


    As a result of the Property Transfers and sale of its residual interests in the Liquidating Property Trust pursuant to and in contemplation of the Restructuring, the Company will no longer consolidate assets having a net book value of $84.4 million and liabilities of $67.1 million. Accordingly, the Company has recognized a loss of $15.3 million for the year ending January 29, 1995, representing the excess of the net book value of the real properties transferred in 1994 and the additional properties to be transferred to the Liquidating Property Trust in 1995 over the indebtedness assumed and outstanding and the proceeds from the sale of the Company's residual interest in the Liquidating Property Trust.



    On March 16, 1994, the Company entered into an agreement with the Insurance Company Lenders and FCI and KRI for $10 million of new financing and a plan to restructure the Company's existing $103 million Insurance Company Loan and existing $6 million indebtedness with the Grantor Trust.



    Under the terms of the restructure, on August 1, 1994, the Company established a grantor trust (Liquidating Property Trust) to which it transferred all but approximately 28 of its 103 operating and non-operating real properties in exchange for the assumption by the Liquidating Property Trust of approximately $68.7 million of existing senior notes owed to the Insurance Company Lenders under the Amended Note Agreement (Assumed Indebtedness). The book value of the properties to be sold by the Liquidating Property Trust exceeded the sale proceeds, less applicable fees, expenses and other costs by approximately $14.6 million. Accordingly, the Company provided for this loss as of January 30, 1994. Interest and principal on the Assumed Indebtedness is only payable to the extent of proceeds from sales of Liquidating Property Trust assets. The interest rate on the Assumed Indebtedness was increased to 10% per annum. The Company provided a limited guarantee on the Assumed Indebtedness in an amount equal to 10% of the Assumed Indebtedness.



REORGANIZATION ITEMS


    Reorganization items consist of expenses directly related to the reorganization of the Company from the Petition Date through the Effective Date, including professional fees and other costs related to the administration of bankruptcy matters. In addition, reorganization items include adjustments to record assets and liabilities at fair value in connection with the Company's adoption of Fresh-Start Reporting, and a loss on the sale of business units and real properties transferred to a grantor trust in accordance with the Plan. Additional information is included in Item 1 and in Note 2 to the Consolidated Financial Statements.



INCOME TAXES


    Notwithstanding the large loss incurred for fiscal 1994, the Company recorded no tax provision (benefit) as the Company's ability to utilize such additional loss was not assured.



    The tax provision (benefit) for fiscal 1993 represents the minimum due for franchise taxes and the net change in deferred tax.



    The 1992 tax provision (benefit) represents the expense associated with settlement of an Internal Revenue Service examination covering the Company's four fiscal years preceding the Chapter 11 filing, additional refunds received from carryback of the federal and state operating losses for fiscal 1991, state tax liabilities for fiscal 1992, and the net change in deferred tax for fiscal 1992.

LIQUIDITY AND CAPITALIZATION MEASURES


    The Company considers the following as comparative measures of liquidity and capital resources:



                                                          FISCAL YEAR 1993
                                                  ---------------------------------
                                                    SIX MONTHS
                                                       ENDED          SIX MONTHS
                                  FISCAL YEAR       JANUARY 30,          ENDED          FISCAL YEAR
                                     1994              1994         AUGUST 1, 1993         1992
                                ---------------   ---------------   ---------------   ---------------
                                  (SUCCESSOR        (SUCCESSOR       (PREDECESSOR      (PREDECESSOR
                                   COMPANY)          COMPANY)          COMPANY)          COMPANY)
Working capital (deficiency)
 (1)..........................  $     (9,643)     $     (2,206)     $      5,909      $     30,155
Current ratio (1).............      .69 to 1          .94 to 1         1.14 to 1         2.15 to 1
Cash (used in) provided by
 operating activities.........  $    (14,555)     $    (11,413)     $     (9,089)     $        648
Debt and mandatory redeemable
 preferred stock to
 stockholders' equity ratio
 (1)..........................     (4.3 to 1)        10.7 to 1         7.05 to 1       (7.44) to 1

- ------------------------
(1) As of January 31, 1993, all contractual debt has been classified as non-current or as a liability subject to compromise.



    The Company's capital structure remains highly leveraged despite its reorganization and recapitalization under Chapter 11 of the United States Bankruptcy Code in 1993 and a subsequent restructuring of debt in 1994.



    As of January 29, 1995, the Company was not in compliance with the financial covenants under its agreements with the Insurance Company Lenders and Foothill Capital Corporation ("Foothill"). Pursuant to the Company's request, the Insurance Company Lenders and Foothill have agreed to waive compliance with the financial covenants through April 30, 1996.



    As of January 29, 1995, the Company was over-advanced under its working capital loan facility with Foothill based on a formula of inventory and receivables and had no other alternative sources of capital available. Foothill agreed to a $1.75 million over-advance through February 15, 1995 pursuant to the Company's request.



    To successfully implement its strategic objectives, increase sales and reduce debt, the Company requires significant sources of new capital. The Company's current sales levels are not sufficient to cover its operating expenses and fund the interest expense associated with the Company's current high level of fixed debt. In addition, the Company requires additional capital to pay down its past due trade accounts payable and purchase new inventory to restock its retail stores.



    The Restructuring will provide $16 million of new capital. In addition, FCI has agreed to provide $5 million of working capital notes upon the closing of the Restructuring.



    The Restructuring must be approved by the stockholders of the Company in order for the Restructuring to be accomplished. It is contemplated that the closing and effective date (the Closing Date) of the Restructuring will take place promptly after the stockholders meeting to approve the Restructuring, subject to the satisfaction of any other conditions precedent to the Closing Date.



    As part of the Restructuring, as of February 15, 1995, CRM provided interim financing to the Company in contemplation of the completion of the Restructuring. CRM entered into an Interim Loan Agreement pursuant to which it purchased $14 million of notes (Interim Notes) from the Company on substantially the same terms as the $10 million originally borrowed by the Company under the New Loan Agreement. Pursuant to an intercreditor agreement, the Interim Notes share pro rata in the collateral securing the obligations under the New Loan Agreement and the Grantor Trust Notes, and the Company has granted fourth mortgages to CRM on its real properties to secure the indebtedness. On the Closing Date, CRM will exchange the Interim Notes for Common Stock as described above.



    In addition, on April 7, 1995, pursuant to an amendment to the Investment Agreement and an unsecured loan agreement, CRM loaned $2 million to the Company. The loan will be exchanged on the Closing Date as consideration for CRM's purchase of the Company's residual interest in the Liquidating Property Trust.



    Since the Restructuring has not been approved by the Company's stockholders and formally accepted by the lenders and CRM, the report of the Company's independent auditors dated April 7, 1995 indicates that there is substantial doubt as to the Company's ability to continue as a going concern. The potential consequences of the Company's inability to continue as a going concern would be the filing of petition(s) under chapter 7 of the United States Bankruptcy Code.



    The Company has no reason to believe that the Restructuring will not be approved because CRM has obtained irrevocable proxies from stockholders who presently own, in the aggregate, in excess of 50% of the Company's voting stock to vote in favor of the Restructuring and against any proposals that would impede or delay the Restructuring.



    The Restructuring will improve the Company's liquidity and reduce the Company's indebtedness. However, there can be no assurances that the Company will be successful in the restructuring or with any strategic changes to the operations of the Company as proposed by CRM or that it will be able to improve its sales or reduce its operating expenses in order to return to profitability. According to management's expectations, the Company will need additional capital during the fourth quarter to sustain its operations through the end of the 1995 fiscal year. CRM has confirmed to the Company that subject to the closing of the Restructuring, it will make funds available to the Company, as necessary, to meet its operating requirements and discharge its obligations through the end of the 1995 fiscal year.

                         REPORT OF INDEPENDENT AUDITORS



Stockholders and Board of Directors
Standard Brands Paint Company
Torrance, California



    We have audited the accompanying consolidated balance sheets of Standard Brands Paint Company as of January 29, 1995 and January 30, 1994 (Successor Company), and the related consolidated statements of operations, stockholders' (deficit) equity and preferred stock subject to mandatory redemption, and cash flows for the year ended January 29, 1995 and the six month period ended January 30, 1994 (Successor Company) and for the six month period ended August 1, 1993 and the year ended January 31, 1993 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Standard Brands Paint Company at January 29, 1995 and January 30, 1994 (Successor Company), and the consolidated results of its operations and its cash flows for the year ended January 29, 1995 and the six month periods ended January 30, 1994 (Successor Company) and for the six month period ended August 1, 1993 and the year ended January 31, 1993 (Predecessor Company), in conformity with generally accepted accounting principles.



    The accompanying consolidated financial statements have been prepared assuming that Standard Brands Paint Company will continue as a going concern. As more fully described in Note 1, the Company, together with four of its subsidiaries, which filed for reorganization under Chapter 11 of the United States Bankruptcy code in 1992, emerged from their Chapter 11 bankruptcy status effective June 14, 1993. Since emerging from Chapter 11, the Company has continued to incur operating losses, and is not expected to be able to meet its fiscal year 1995 debt service requirements as they currently exist. The Company is contemplating a restructuring which is expected to provide substantial liquidity and reduce the Company's debt service requirements. However, the restructuring is subject to stockholder approval as described in Note 13. Since this restructuring has not yet been approved by the Company's stockholders and formally accepted by the lenders and prospective investors, there is substantial doubt about the Company's ability to meet its obligations as they become due and therefore its ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Standard Brands Paint Company to restructure and service its debt and continue as a going concern.



    As discussed in Note 2 to the consolidated financial statements, in 1993 the Company changed its method of accounting for postretirement healthcare benefits.



                                          ERNST & YOUNG LLP



Los Angeles, California
April 7, 1995

                         STANDARD BRANDS PAINT COMPANY
                          CONSOLIDATED BALANCE SHEETS



                                                                                        SUCCESSOR COMPANY
                                                                                    -------------------------
                                                                                    JANUARY 29,   JANUARY 30,
                                                                                       1995          1994
                                                                                    -----------   -----------
                                                                                         (IN THOUSANDS)
ASSETS
Current assets:
  Cash............................................................................   $  1,489      $      911
  Accounts and notes receivable, net..............................................      1,506           3,398
  Inventories.....................................................................     14,750          23,849
  Prepaid expenses................................................................        961           2,866
  Deferred income taxes...........................................................      3,053           4,082
                                                                                    -----------   -----------
Total current assets..............................................................     21,759          35,106

Property, plant and equipment.....................................................     91,002         134,370
  Less accumulated depreciation and amortization..................................      3,293           1,623
                                                                                    -----------   -----------
                                                                                       87,709         132,747
Other assets......................................................................        442           1,984
                                                                                    -----------   -----------
Total assets......................................................................   $109,910      $  169,837
                                                                                    -----------   -----------
                                                                                    -----------   -----------

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Short-term borrowings...........................................................   $  3,821      $    6,646
  Grantor Trust Notes payable.....................................................     --               6,000
  Accounts payable................................................................     10,974          11,130
  Accrued expenses................................................................     16,607          13,536
                                                                                    -----------   -----------
Total current liabilities.........................................................     31,402          37,312

Senior notes, secured, payable to related parties.................................     30,470         103,080
Liquidating Property Trust Notes..................................................     52,803         --
Notes payable to related parties..................................................     10,000         --
Grantor Trust Note payable........................................................      6,000         --
Deferred income taxes.............................................................      5,984           7,013
Other long-term liabilities.......................................................      6,637           7,864
Commitments and contingencies

Common stockholders' (deficit) equity:
  Common stock, $.01 par value per share; authorized 30,000,000 shares; issued and outstanding 22,429,000 shares at January 29, 1995 and 22,369,000 shares at
   January 30, 1994...............................................................        224             223
  Additional paid-in capital......................................................     35,593          35,571
  Deficit.........................................................................    (68,388)        (20,411)
  Less treasury stock, at cost, 28,000 shares.....................................       (815)           (815)
                                                                                    -----------   -----------
Total common stockholders' (deficit) equity.......................................    (33,386)         14,568
                                                                                    -----------   -----------
Total liabilities and stockholders' (deficit) equity..............................   $109,910      $  169,837
                                                                                    -----------   -----------
                                                                                    -----------   -----------


                            See accompanying notes.

                         STANDARD BRANDS PAINT COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                             SUCCESSOR COMPANY         PREDECESSOR COMPANY
                                                                         -------------------------   ------------------------
                                                                                       SIX MONTHS    SIX MONTHS
                                                                         YEAR ENDED       ENDED        ENDED      YEAR ENDED
                                                                         JANUARY 29,   JANUARY 30,   AUGUST 1,    JANUARY 31,
                                                                            1995          1994          1993         1993
                                                                         -----------   -----------   ----------   -----------
Net sales..............................................................  $  112,188    $    84,000   $ 115,528     $ 226,749
Cost of sales..........................................................      71,342         52,332      71,512       138,666
                                                                         -----------   -----------   ----------   -----------
Gross margin...........................................................      40,846         31,668      44,016        88,083
Other costs and expenses:
  Operating and general and administrative expenses....................      59,714         34,642      45,708        85,379
  Provision for restructuring and store closures.......................         700          6,000      --            --
  Loss on real properties to be transferred to a grantor trust.........      15,300         16,478      --            --
  Depreciation and amortization........................................       2,121          1,716       2,323         5,443
  Interest income......................................................        (138)           (70)       (110)         (156)
  Interest expense.....................................................      11,518          5,358       6,556        13,846
  Other income, net....................................................        (580)          (240)     (3,469)         (211)
                                                                         -----------   -----------   ----------   -----------
Total other costs and expenses.........................................      88,635         63,884      51,008       104,301
                                                                         -----------   -----------   ----------   -----------
Loss before reorganization items, income taxes and extraordinary
 item..................................................................     (47,789)       (32,216)     (6,992)      (16,218)
Reorganization items:
  Fresh start adjustments..............................................      --            --           41,463        --
  Professional fees....................................................      --            --           (4,840)       (5,831)
  Provision for store closing costs and real estate valuation..........      --            --           --            (2,000)
  Provision for lease settlements......................................      --            --           --            (2,000)
  Write-off LESOP note receivable......................................      --            --           --           (12,000)
  Loss on transfer of business units and real properties to a grantor
   trust...............................................................        (188)          (264)     (6,441)       --
                                                                         -----------   -----------   ----------   -----------
Total reorganization (losses) gains....................................        (188)          (264)     30,182       (21,831)
                                                                         -----------   -----------   ----------   -----------
(Loss) income before income taxes and extraordinary item...............     (47,977)       (32,480)     23,190       (38,049)
Income tax (benefit) provision.........................................      --            (12,069)     --               288
                                                                         -----------   -----------   ----------   -----------
(Loss) income before extraordinary item................................     (47,977)       (20,411)     23,190       (38,337)
Extraordinary item -- gain on forgiveness of debt......................      --            --            5,371        --
                                                                         -----------   -----------   ----------   -----------
Net (loss) income......................................................  $  (47,977)   $   (20,411)  $  28,561     $ (38,337)
                                                                         -----------   -----------   ----------   -----------
                                                                         -----------   -----------   ----------   -----------
Net (loss) income for common stockholders:
  Net (loss) income....................................................  $  (47,977)   $   (20,411)  $  28,561     $ (38,337)
  Adjustment for preferred dividends...................................      --            --             (812)       (1,625)
  Accretion on redeemable preferred stock..............................      --            --             (218)         (298)
                                                                         -----------   -----------   ----------   -----------
                                                                         $  (47,977)   $   (20,411)  $  27,531     $ (40,260)
                                                                         -----------   -----------   ----------   -----------
                                                                         -----------   -----------   ----------   -----------
Per common share:
Net (loss) income per share:
  Loss before reorganization items and extraordinary item..............  $    (2.14)   $      (.90)  $   (1.44)    $   (7.25)
  Reorganization items.................................................        (.01)          (.01)       5.42        --
  Extraordinary item -- gain on forgiveness of debt....................      --            --              .96        --
                                                                         -----------   -----------   ----------   -----------
Net (loss) income......................................................  $    (2.15)   $      (.91)  $    4.94     $   (7.25)
                                                                         -----------   -----------   ----------   -----------
                                                                         -----------   -----------   ----------   -----------
Weighted average number of common and common equivalent shares
 outstanding...........................................................  22,359,000     22,341,000   5,578,000     5,555,000
                                                                         -----------   -----------   ----------   -----------
                                                                         -----------   -----------   ----------   -----------



                            See accompanying notes.

                         STANDARD BRANDS PAINT COMPANY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
              AND PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION
                                 (IN THOUSANDS)



                                                                                      RECEIVABLES     MANDATORY     MANDATORY
                                            ADDITIONAL     RETAINED                    AND OTHER     REDEEMABLE    REDEEMABLE
                                 COMMON       PAID-IN      EARNINGS      TREASURY        CONTRA       PREFERRED     PREFERRED
                                  STOCK       CAPITAL      (DEFICIT)       STOCK        ACCOUNTS        STOCK         STOCK
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
Balance at January 26, 1992...  $     56    $       74    $    10,074   $     (815)   $  (12,000)    $    8,151    $    7,795
  Net loss for the year.......     --           --            (38,337)      --            --             --            --
  Write-off of note receivable
   from LESOP.................     --           --            --            --            12,000         --            --
  Shares issued for employee
   plans......................     --               36        --            --            --             --            --
  Accretion of preferred stock
   to mandatory redemption
   value......................     --           --               (298)      --            --                149           149
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
Balance at January 31, 1993...        56           110        (28,561)        (815)       --              8,300         7,944
  Shares issued for employee
   plans......................     --               13        --            --            --             --            --
  Net loss for the six month
   period.....................     --           --             (9,983)      --            --             --            --
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
Predecessor Company balance at
 August 1, 1993...............        56           123        (38,544)        (815)       --              8,300         7,944
Recapitalization and
 fresh-start adjustments
  Issuance of common stock....       112        19,329        --            --            --             --            --
  Exchange of mandatory
   redeemable preferred stock
   for common stock...........        55        16,189        --            --            --             (8,300)       (7,944)
  Fresh-start adjustments.....     --           --             38,544       --            --             --            --
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
Successor Company balance at
 August 1, 1993...............       223        35,641        --              (815)       --             --            --
  Issuance costs of
   recapitalization common
   stock......................     --              (70)       --            --            --             --            --
  Net loss for the six month
   period.....................     --           --            (20,411)      --            --             --            --
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
Successor Company balance at
 January 30, 1994.............       223        35,571        (20,411)        (815)       --             --            --
  Issuance of common stock....         1            22        --            --            --             --            --
  Net loss for the year.......     --           --            (47,977)      --            --             --            --
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
Successor Company balance at
 January 29, 1995.............  $    224    $   35,593    $   (68,388)  $     (815)   $   --         $   --        $   --
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------
                                ---------   -----------   -----------   -----------   ------------   -----------   -----------



                            See accompanying notes.

                         STANDARD BRANDS PAINT COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                            SUCCESSOR COMPANY        PREDECESSOR COMPANY
                                                         ------------------------  ------------------------
                                                                      SIX MONTHS   SIX MONTHS
                                                         YEAR ENDED      ENDED        ENDED     YEAR ENDED
                                                         JANUARY 29,  JANUARY 30,   AUGUST 1,   JANUARY 31,
                                                            1995         1994         1993         1993
                                                         -----------  -----------  -----------  -----------
                                                                            IN THOUSANDS
OPERATING ACTIVITIES
Net (loss) income......................................   $ (47,977)   $ (20,411)   $  28,561    $ (38,337)
Adjustments to net (loss) income to obtain net cash
 (used in) provided by operating activities:
  Fresh start adjustments..............................      --           --          (41,463)      --
  Loss on transfer of business units and real
   properties to a grantor trust.......................         188          264        6,441       --
  Extraordinary item -- gain on forgiveness of debt....      --           --           (5,371)      --
  Write-off LESOP note receivable......................      --           --           --           12,000
  Reorganization items.................................      --           --           --            4,000
  Restructuring charges................................         700        6,000       --           --
  Loss on real properties to be transferred to a
   grantor trust.......................................      15,300       16,478       --           --
  Depreciation and amortization........................       2,121        1,744        2,558        5,910
  Interest paid-in kind................................       1,997        1,336          368       --
  Provision for losses on accounts receivable..........         346           86          209          389
  Deferred tax benefit.................................      --          (12,069)      --              (33)
  Gain on sale of property.............................        (580)        (239)      (3,469)         (77)
  Changes in operating assets and liabilities (net of
   the effects of business units transferred to a
   grantor trust as part of reorganization):
    Accounts receivable................................       1,358       (1,408)      (4,221)       2,890
    Inventory, prepaid expenses and other..............      11,004        8,928        1,447        3,228
    Accounts payable, accrued expenses and other.......         988      (12,122)       5,851       10,678
                                                         -----------  -----------  -----------  -----------
Net cash (used in) provided by operating activities....     (14,555)     (11,413)      (9,089)         648
INVESTING ACTIVITIES
Proceeds from transfer of business units and real
 properties to a grantor trust due to Chapter 11
 proceeding, net of cash transferred...................      --           --            7,499       --
Decrease (increase) in other assets....................       1,542          786       (2,221)         112
Purchases of property, plant and equipment.............        (179)        (913)      (1,596)      (1,856)
Proceeds from sale of property, plant and equipment....      28,376       15,134        9,194        5,238
                                                         -----------  -----------  -----------  -----------
Net cash provided by investing activities..............      29,739       15,007       12,876        3,494
FINANCING ACTIVITIES
Proceeds from stock issuance...........................          23       --               13           36
Costs of recapitalization stock issuance...............      --              (70)      --           --
Repayment of long-term debt............................      (5,759)     (10,151)      (8,197)      (5,326)
Repayment of Liquidating Property Trust Notes..........     (16,045)      --           --           --
Settlement of pre-petition claims, net.................      --           --           (9,773)      --
Repayment of note payable -- Grantor Trust.............      (6,000)      --           --           --
Proceeds from notes payable to related parties.........      10,000       --           --           --
Proceeds from (repayments of) short-term borrowings,
 net...................................................      (2,825)       4,274        8,372       --
Refinancing of note payable -- Grantor Trust...........       6,000       --           --           --
                                                         -----------  -----------  -----------  -----------
Net cash used in financing activities..................     (14,606)      (5,947)      (9,585)      (5,290)
                                                         -----------  -----------  -----------  -----------
Net increase (decrease) in cash........................         578       (2,353)      (5,798)      (1,148)
Cash at beginning of period............................         911        3,264        9,062       10,210
                                                         -----------  -----------  -----------  -----------
Cash at end of period..................................   $   1,489    $     911    $   3,264    $   9,062
                                                         -----------  -----------  -----------  -----------
                                                         -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid (received) for:
    Interest...........................................   $   9,205    $   3,862    $     957    $   8,634
    Income taxes.......................................          51          (34)          35       (3,131)


                            See accompanying notes.

                         STANDARD BRANDS PAINT COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                JANUARY 29, 1995



1.  REORGANIZATION AND RECAPITALIZATION


    On February 11, 1992, Standard Brands Paint Company and subsidiaries (the Company) and four (4) of its subsidiaries filed separate voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. While under Chapter 11, certain claims against the Company and the four subsidiaries that were in existence prior to the filing of the petitions for relief under the federal bankruptcy laws were stayed while the Company and the four subsidiaries continued their business operations as Debtors-In-Possession. These claims were reflected in the Company's consolidated balance sheet as "Prepetition liabilities subject to compromise" as of January 31, 1993.



    The Company and the four subsidiaries which filed voluntary petitions for reorganization under Chapter 11 emerged from their Chapter 11 bankruptcy status effective June 14, 1993 (Effective Date) in accordance with their confirmed Fourth Amended Joint Plan of Reorganization (the Plan) (All capitalized terms used in these notes, unless otherwise defined, shall have the meaning given to them in the Plan). In general, the Plan provided for the resolution of all prepetition claims as of February 11, 1992, the Chapter 11 petition date, as well as the resolution of certain legal and environmental matters in exchange for cash, real property, other assets, and shares of common stock.



    The Plan resulted in a recapitalization of the Company and a change in management as follows: (i) approximately $29,600 of the outstanding debt owed to Fidelity Capital & Income Fund and Kodak Retirement Income Plan Trust Fund (collectively, Fidelity) as successor in interest to Bank of America, was converted into 11,283,720 shares of common stock, or approximately 50.5% of the Company's issued and outstanding common stock as of the Effective Date; (ii) the maturity date of the Company's Senior Notes was extended at a reduced interest rate; (iii) unsecured priority claims were paid in cash in full; (iv) unsecured claims were paid through the distribution of $8,800 cash plus proceeds of up to $4,200 to be generated from the sales of eight (8) of the Company's surplus real estate properties; (v) the Company's existing outstanding Series D Preferred Stock and Series E Preferred Stock, including accrued but unpaid dividends, was exchanged for 5,474,280 shares of the Company's common stock or approximately 24.5% of the issued and outstanding common stock as of the Effective Date; (vi) all of the common stock owned by the Leveraged Employee Stock Ownership Plan (LESOP) and Payroll Stock Option Plan (PAYSOP) was distributed to their respective plan participants; and (vii) a new board of directors and senior management team was elected. Existing common stockholders retained their equity interests, with the exception of all interests arising under the Company's Rights Agreement dated November 10, 1987, which was extinguished as a result of this Plan. Consequently, holders of the Company's common stock, including LESOP and PAYSOP distributees, collectively retained 25.0% of the Company's issued and outstanding shares of common stock as of the Effective Date.



    The Plan was financed, in part, by Fidelity through the purchase of a $20,000 principal amount secured noted (Fidelity Secured Note) for $8,000 in cash and a $12,000 note (Fidelity Exchange Note). The Fidelity Exchange Note is secured by the capital stock of newly formed holding companies for The Art Store and Zynolyte Products Company and certain real estate properties which were transferred to a grantor trust (Grantor Trust) with the contemplation that these business operations and real estate assets would be sold to raise additional capital. The proceeds from such sales or financing is to be used to reduce the indebtedness under the Fidelity Secured Note. The Company maintains a residuary interest in the assets of the Grantor Trust and, upon payment in full of the Fidelity Secured Note, will be entitled to any remaining assets. As contemplated by the Plan, on August 2, 1993 the Capital Stock of Zynolyte Products Company was sold to the Grow Group, Inc. for approximately $14,800. In October 1993, one of the parcels of real estate was sold for approximately $1,400. The net

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



1.  REORGANIZATION AND RECAPITALIZATION (CONTINUED)


proceeds of both transactions were used to reduce the principal outstanding under the Fidelity Secured Note to approximately $4,500 as of January 30, 1994. In addition, the Company has guaranteed $2,500 of the principal outstanding on the Fidelity Secured Note. On February 15, 1995, the Fidelity Secured Note and the Fidelity Exchange Note were cancelled and the assets of the Grantor Trust were sold.



    As a result of the transactions which occurred on the Effective Date, indebtedness of $49,906 was discharged and mandatory redeemable preferred stock of $16,244 was cancelled in the bankruptcy proceedings by the issuance of 16,758,000 shares of common stock and the exchange of other assets. Accordingly, the Company recorded an extraordinary gain from forgiveness of debt in the amount of $5,371.



    Upon emergence from its Chapter 11 proceedings, the Company adopted the provisions of Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (Fresh-Start Reporting) as promulgated by the American Institute of Certified Public Accountants in November 1990. Accordingly, all assets and liabilities have been restated to reflect their reorganization value, which approximates their fair value at the Effective Date. In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the Plan, and as such, the Company has recorded the effects of the Plan and Fresh-Start Reporting as of August 1, 1993. The January 30, 1994 consolidated balance sheet is, therefore, the balance sheet of a new reporting entity and is not comparable to periods prior to August 1, 1993. In addition, the results of operations and cash flows for the six months ended August 1, 1993 include operations prior to the Company's emergence from Chapter 11 proceedings and the effect of adopting Fresh-Start Reporting, and include operations subsequent to the Company's emergence from Chapter 11 proceedings. Furthermore, the results of operations and cash flows for the six months ended January 30, 1994 include operations subsequent to the Company's emergence from Chapter 11 proceedings. As a result, net income (loss) for the six month periods ended August 1, 1993 and January 30, 1994 are not comparable with prior periods.



    The reorganization value of the Company's common equity of $35,049 at August 1, 1993 was determined by the Company with the assistance of financial advisors after consideration of several factors and by reliance on various valuation methods, including discounted projected cash flows, price/ earnings ratios, and other applicable ratios and economic and industry information relevant to the operations of the Company.



    The reorganization value of the Company has been allocated to specific asset categories pursuant to Fresh-Start Reporting. Current assets were recorded at their book value, which approximates fair value, including inventories which were stated on a first-in, first-out basis (see Note 3). Property, plant and equipment which includes assets held for sale were recorded at their approximate fair market value as determined by an independent appraisal or other estimates, based on estimated "fair market value in continued use" which assumes that the property will be used for the purpose for which it was designed and built or to which it is currently adapted as part of a business unit or entity (see Note 4).



2.  SIGNIFICANT ACCOUNTING POLICIES



    COMPANY OPERATIONS


    The Company operates in one industry segment as an integrated manufacturer, distributor and retailer of paint and home decorating products.

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



    PRINCIPLES OF CONSOLIDATION


    The consolidated financial statements include the accounts of Standard Brands Paint Company and its wholly-owned subsidiaries after elimination of all significant intercompany accounts and transactions.



    FISCAL YEAR


    The Company's fiscal year ends on the last Sunday in January.



    CASH FLOWS


    For purposes of financial reporting, cash includes cash on hand and cash invested in bank certificates of deposits and commercial paper with maturities of three months or less.



    ACCOUNTS RECEIVABLE


    Accounts receivable are stated net of an allowance for doubtful accounts amounting to $150, $215, and $498 at January 29, 1995, January 30, 1994 and January 31, 1993, respectively.



    INVENTORY VALUATION


    The Company values inventory at the lower of cost or market using the first-in, first-out (FIFO) method.



    PROPERTY, PLANT AND EQUIPMENT


    Property, plant and equipment was stated at approximate fair market value as of August 1, 1993. Additions to property, plant and equipment subsequent to August 1, 1993 are stated at cost with property held for sale being stated at net realizable value. Prior to Fresh-Start Reporting, property, plant and equipment were stated at cost.



    Depreciation   and  amortization   of  plant  and   equipment  are  provided
principally by use of the straight-line method. The estimated useful lives of the related assets are as follows:



Buildings and improvements.................................................        15 years
Machinery and equipment....................................................   5 to 10 years
Furniture and fixtures.....................................................   5 to 10 years



    AMORTIZATION OF INTANGIBLES


    The excess cost of acquiring a subsidiary in 1961 over the related fair value of net tangible assets amounting to $2,521 was written-off in connection with the adoption of Fresh-Start Reporting.



    PREOPENING COSTS


    Expenditures associated with opening new stores are charged to expense as incurred.



    INCOME TAXES


    The Company adopted the liability method of accounting for income taxes in its financial statements for fiscal 1988. The Company adopted the provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," which had no material effect on the Company's accounting for income taxes.



    The deferred tax liability is determined based on the difference between the financial statement and tax basis of assets and liabilities and is measured at the enacted tax rates that will be in effect when these differences reverse. Deferred tax expense is determined by the change in the liability for deferred taxes (Liability Method).

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    RESEARCH AND DEVELOPMENT


    The Company incurred and charged to expense $172, $171, $194 and $414 in research and development costs during the fiscal year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993, respectively.



    LOSS PER COMMON SHARE


    The weighted average number of shares is not adjusted for stock options outstanding or the preferred stock because such impact on loss per share is either antidilutive or immaterial.



    FAIR VALUE OF FINANCIAL INSTRUMENTS


    The carrying amounts of the Company's $30,470 in senior notes, secured, approximates their fair value at January 29, 1995.



    POST RETIREMENT BENEFITS


    The Company adopted Statement of Financial Accounting Standards (SFAS) No. 106 on "Employer's Accounting for Postretirement Benefits other than Pensions" during the first quarter of its fiscal year ending January 30, 1994. The postretirement health care plans are contributory and the Company funds the costs of these plans on a pay-as-you-go basis. The Company has computed the accumulated postretirement benefit transition obligation (APBO), which represents the previously unrecognized prior service cost, and during the first quarter utilized the deferral method which records the amortization of such costs over a 20 year period. In connection with the adoption of Fresh-Start Reporting, the Company recorded an additional liability on the consolidated balance sheet at August 1, 1993 for the remaining unrecognized portion of the APBO of $8,000.



    RECLASSIFICATIONS


    Certain reclassifications to captions on prior years' consolidated financial statements have been made to conform to the January 29, 1995 presentation.



3.  INVENTORIES


    Inventories at January 29, 1995 and January 30, 1994 consist of the following:



                                                                                 SUCCESSOR COMPANY
                                                                             -------------------------
                                                                             JANUARY 29,   JANUARY 30,
                                                                                1995          1994
                                                                             -----------   -----------
Retail inventories.........................................................    $12,576       $19,965
Manufacturing inventories..................................................      1,792         3,380
Wholesale inventories......................................................        382           504
                                                                             -----------   -----------
                                                                               $14,750       $23,849
                                                                             -----------   -----------
                                                                             -----------   -----------

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



4.  PROPERTY, PLANT AND EQUIPMENT


    A summary of property, plant and equipment follows:



                                                                                 SUCCESSOR COMPANY
                                                                             -------------------------
                                                                             JANUARY 29,   JANUARY 30,
                                                                                1995          1994
                                                                             -----------   -----------
Land.......................................................................    $14,412       $  42,030
Buildings and leasehold improvements.......................................      4,143          22,211
Machinery and equipment....................................................        159              75
Furniture and fixtures.....................................................        266             120
Construction in progress...................................................          4             427
Property held for sale.....................................................    100,332          85,985
                                                                             -----------   -----------
                                                                               119,316         150,848
Less reserve for loss on properties which, subject to stockholder approval,
 are to be transferred to a grantor trust..................................    (28,314)        (16,478)
                                                                             -----------   -----------
                                                                               $91,002       $ 134,370
                                                                             -----------   -----------
                                                                             -----------   -----------



    Property held for sale substantially represents those properties transferred to the Liquidating Property Trust in 1994 (see Note 7) and certain additional properties to be transferred to the Liquidating Property Trust as part of the contemplated Restructuring as described in Note 13.



5.  ACCRUED EXPENSES


    Accrued expenses include the following items:



                                                                                 SUCCESSOR COMPANY
                                                                             -------------------------
                                                                             JANUARY 29,   JANUARY 30,
                                                                                1995          1994
                                                                             -----------   -----------
Payroll, related taxes and employee benefits...............................    $ 3,087       $ 2,190
Self-insurance reserves....................................................      6,000         4,500
Other taxes................................................................        980           943
Interest...................................................................        894           578
Reserve for store closings.................................................        700         2,959
Transaction costs..........................................................      2,580        --
Environmental reserve......................................................      1,200           250
Other......................................................................      1,166         2,116
                                                                             -----------   -----------
                                                                               $16,607       $13,536
                                                                             -----------   -----------
                                                                             -----------   -----------



6.  SHORT TERM BORROWINGS


    Subsequent to the filings of the Company's Chapter 11 petitions, the Company entered into a credit agreement with Foothill Capital Corp. (Foothill), pursuant to which Foothill made available to the Company a senior secured credit facility in the aggregate principal amount of $12,000. Pursuant to the Plan, the Company entered into a new credit agreement with Foothill on June 14, 1993 which provided the Company with a secured line of credit in the amount of $12,500. Interest under the new credit agreement is equal to the prime rate of interest plus 2% per annum. On April 14, 1994 the Company amended its agreement with Foothill to extend the credit agreement for three additional years. The interest rate under the amended agreement is equal to the prime rate of interest plus 3% per annum. At January 29, 1995, the interest rate per annum was 11.75%. As of January 29, 1995, the Company was not in compliance with its financial covenants under the credit agreement and pursuant to the Company's request, Foothill has agreed to waive compliance until April 30, 1996.

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



6.  SHORT TERM BORROWINGS (CONTINUED)


    At January 29, 1995 and January 30, 1994, short-term borrowings consisted of amounts outstanding to Foothill of approximately $3,821 and $6,646, respectively. In addition, at January 29, 1995 the Company had outstanding letters of credit of $4,376 for the State of California's Workers' Compensation program and import purchases.



    During the third and fourth quarters of fiscal 1993, the Company borrowed an additional $6.0 million (Grantor Trust Notes) for working capital from the Grantor Trust established under the Plan. The Grantor Trust financed the loan on issuer notes to Fidelity Capital & Income Fund and Kodak Retirement Income Plan Trust Fund in an aggregate amount of $6,000 upon terms substantially identical to the previously issued Fidelity Secured Note (Note 1). On March 16, 1994 these Grantor Trust Notes were restructured to a term of six years with interest payable quarterly at a rate of 10% per annum. This indebtedness is secured by a third lien on certain of the Company's real properties.



7.  SENIOR NOTES AND OTHER LONG-TERM LIABILITIES


    On June 14, 1993 the Company entered into an Amended and Restated Loan Agreement (the Amended Note Agreement) with its senior lenders, Transamerica Insurance Companies and Sun Life Insurance Companies (the Insurance Companies). The Amended Note Agreement provides for a stated interest rate of 9.0% per annum (reduced from 11.75%), however, for the first three years subsequent to June 14, 1993 the rate at which interest is paid is 6.5%, 7.5% and 8.5%, respectively, with the difference between the stated rate and the pay rate added to principal as payment of interest in-kind.



    The Amended Note Agreement requires the Company to meet specific affirmative and negative covenants which include, among other requirements, limitations on the acquisition and disposition of assets, prohibition of borrowings other than under the Amended Note Agreement or as set forth in the Plan, prohibition of dividend declarations, and compliance with certain financial covenants, including, but not limited to, current ratio, minimum net worth, and interest coverage. The Amended Note Agreement is collateralized by a perfected first priority lien and security interest in specific real property assets of the Company. As of January 29, 1995, the Company was not in compliance with its financial covenants and pursuant to the Company's request, the Insurance Companies have agreed to waive compliance until April 30, 1996.



    On March 16, 1994, the Company entered into an agreement with the Insurance Companies and the Grantor Trust for $10 million of new financing and a plan to restructure the Company's existing $103 million in senior notes and existing $6 million indebtedness with the Grantor Trust (see Note 6).



    Under the terms of the Agreement, the Company borrowed an aggregate of $10 million from the Insurance Company Lenders and the Grantor Trust (the New Loan). The New Loan provides for monthly interest at a rate of 10% per annum. Principal on the loan is due in full in March 1999. The indebtedness is secured by a second lien on substantially all of the Company's real property. The loan proceeds were used to pay existing trade debt, provide working capital and pay for transaction expenses.



    Under the terms of the restructure, on August 1, 1994, the Company established a grantor trust (Liquidating Property Trust) to which it transferred all but approximately 28 of its 103 operating and non-operating real properties in exchange for the assumption by the Liquidating Property Trust of approximately $68.7 million of existing senior notes owed to the Insurance Companies under the Amended Note Agreement (Assumed Indebtedness). The book value of the properties to be sold by the Liquidating Property Trust exceeded the sale proceeds, less applicable fees, expenses and other costs

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



7.  SENIOR NOTES AND OTHER LONG-TERM LIABILITIES (CONTINUED)


by approximately $14.6 million. Accordingly, the Company provided for this loss as of January 30, 1994. Interest and principal on the Assumed Indebtedness is only payable to the extent of proceeds from sales of Liquidating Property Trust assets. The interest rate on the Assumed Indebtedness was increased to 10% per annum. The Company provided a limited guarantee on the Assumed Indebtedness in an amount equal to 10% of the Assumed Indebtedness.



    The remaining Insurance Companies' senior notes of approximately $30.4 million not assumed by the Liquidating Property Trust (Retained Indebtedness) were restructured to provide for principal to be due and owing in July 1999. Interest continues to be due monthly at an annual rate of 9% per annum. The Retained Indebtedness continues to be secured by real properties of the Company not transferred to the Liquidating Property Trust.



    The servicer of the Liquidating Property Trust is Transamerica Realty Services, Inc. (the Servicer). The Servicer sells the Real Estate Trust assets in the ordinary course. Proceeds from such sales will be used to repay the Assumed Indebtedness. The Company retains an 80% residuary interest in the Liquidating Property Trust after all of the Assumed Indebtedness has been repaid. The Insurance Companies retain a 20% residuary interest in the Liquidating Property Trust.



    As of January 29, 1995, the Company operated 58 paint stores, 27 of which are among the 78 parcels of real property transferred to the Liquidating Property Trust. Under the terms of the Liquidating Property Trust, the Company was to be given a minimum of four months notice prior to the sale of any currently operating retail paint store. Until sold, 13 of the 27 operating retail store properties were being leased back to the Company through July 31, 1995 at an aggregate monthly rent of approximately $178 (on a triple net basis). After July 31, 1995, such properties which remained unsold were to be leased to the Company on a month to month basis at a fair market rent as agreed to between the Disposition Agent and the Company. Upon the sale of the 27 currently operating retail paint stores, the Company intends to either remain in the same location on a leased basis or relocate to new leased locations. The terms of the Liquidating Property Trust will be modified pursuant to a proposal whereby stockholders will be asked to approve a financial restructuring of the Company (see Note 13).



    The establishment of the Liquidating Property Trust and transfer of the real estate properties was approved by the stockholders at the Company's Annual Meeting in June 1994. Upon the establishment of the Liquidating Property Trust, the Company issued to the Insurance Companies and the Grantor Trust warrants to purchase an aggregate of 750,000 shares of the Company's common stock at an exercise price equal to the market price for the shares on the day of grant. Thirty months from the establishment of the Liquidating Property Trust, warrants to purchase an additional aggregate of 750,000 shares will be issued to the Insurance Companies and the Grantor Trust. In each case the warrants will be redeemable by the Company for a price equal to $1.00 per share.



    In settlement of certain pre-petition Federal Tax obligations of approximately $377, the Company entered into an unsecured obligation with the Internal Revenue Service which matures June 14, 1999. Interest and principal are payable quarterly based upon a predetermined amortization schedule.

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



8.  RESTRUCTURING AND STORE CLOSURES


    During the periods ended January 29, 1995 and January 30, 1994, the Company provided for restructuring and store closures as follows:



                                                                                        SUCCESSOR COMPANY
                                                                                ---------------------------------
                                                                                  YEAR ENDED         SIX MONTHS
                                                                                 JANUARY 29,       ENDED JANUARY
                                                                                     1995             30, 1994
                                                                                --------------     --------------

Inventory clearance markdowns..............................................     $         290      $       2,300
Employee severance costs...................................................               180                600
Advertising................................................................               180                100
Other store closing costs..................................................                50                200
Property taxes, utilities, maintenance and other...........................          --                    2,800
                                                                                        -----            -------
                                                                                $         700      $       6,000
                                                                                        -----            -------
                                                                                        -----            -------



    In November 1993, the Company announced that it planned to restructure its operations and close approximately thirty-four (34) retail outlets which were currently operating. During fiscal 1994, the Company identified an additional twelve (12) stores for closure. The remaining open stores will be closed during fiscal 1995. The combined provision of $6,700 includes $3,900 for the anticipated costs of inventory liquidation, employee severance and other store closing costs.



    In addition, the combined $6,700 provision includes $1,200 for property taxes, utilities, maintenance and other ongoing holding costs which the Company incurred until the stores were sold, and $1,600 for similar ongoing costs associated with previously closed stores which remained unsold longer than originally anticipated. As of January 29, 1995, $6,000 of this combined provision had been used with the remaining $700 included in accrued expenses.



9.  INCOME TAXES


    The provision (benefit) for income taxes is comprised of the following:



                                                                                 SUCCESSOR COMPANY           PREDECESSOR COMPANY
                                                                             -------------------------   ---------------------------
                                                                                           SIX MONTHS
                                                                             YEAR ENDED       ENDED       SIX MONTHS     YEAR ENDED
                                                                             JANUARY 29,   JANUARY 30,   ENDED AUGUST    JANUARY 31,
                                                                                1995          1994          1, 1993         1993
                                                                             -----------   -----------   -------------   -----------
Current:
  Federal..................................................................   $ --          $ --          $ --           $      265
  State....................................................................     --            --            --                   56
                                                                             -----------   -----------   -------------   -----------
                                                                                --            --            --                  321
                                                                             -----------   -----------   -------------   -----------
Deferred:
  Federal..................................................................     --            (9,243)       --                    1
  State....................................................................     --            (2,826)       --                  (34)
                                                                             -----------   -----------   -------------   -----------
                                                                                --           (12,069)       --                  (33)
                                                                             -----------   -----------   -------------   -----------
                                                                              $ --          $(12,069)     $ --           $      288
                                                                             -----------   -----------   -------------   -----------
                                                                             -----------   -----------   -------------   -----------

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



9.  INCOME TAXES (CONTINUED)


    The change in the deferred income tax liability represents the effect of changes in the amounts of temporary differences during the year. The types of temporary differences that give rise to significant portions of the deferred tax liability for each fiscal year and the tax effect of changes in those temporary differences during the years are presented below.



                                                                                 SUCCESSOR COMPANY         PREDECESSOR COMPANY
                                                                             -------------------------   ------------------------
                                                                                           SIX MONTHS    SIX MONTHS
                                                                             YEAR ENDED       ENDED        ENDED      YEAR ENDED
                                                                             JANUARY 29,   JANUARY 30,   AUGUST 1,    JANUARY 31,
                                                                                1995          1994          1993         1993
                                                                             -----------   -----------   ----------   -----------
Accelerated depreciation...................................................    $(9,718)     $(10,981)     $   (87)      $  (130)
Self-insurance and other reserves..........................................     (1,517)           14           74          (623)
Deferred gain on sale of property..........................................       (556)       --             (208)         (703)
Deferred restructuring costs...............................................       (144)           17        --           (1,068)
Uniform capitalization rules and change in accounting method...............        371           274        1,190           100
Employee benefit plans.....................................................        809           185        5,785        (4,699)
Tax effect of NOL carryforward.............................................     (6,344)       (7,575)      (3,513)       (6,342)
Recognition of minimum tax credit..........................................       (665)       (1,194)       --             (442)
Valuation allowance with respect to deferred tax assets....................     15,201         8,459        --           14,180
Other......................................................................      2,563        (1,268)      (3,241)         (306)
                                                                             -----------   -----------   ----------   -----------
Deferred tax benefit.......................................................    $--          $(12,069)     $ --          $   (33)
                                                                             -----------   -----------   ----------   -----------
                                                                             -----------   -----------   ----------   -----------



    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of January 29, 1995 are as follows:



                                                                             CURRENT  NON-CURRENT
                                                                             -------  -----------
Deferred tax liabilities:
  Accelerated depreciation.................................................  $ --      $(13,652)
  Uniform capitalization rules and change in accounting method.............   (1,394)    --
  Other temporary differences..............................................      (35)    --
  Alternative minimum tax..................................................    --          (394)
                                                                             -------  -----------
  Total deferred tax liabilities...........................................   (1,429)   (14,046)
Deferred tax assets:
  Self-insurance and other reserves........................................    3,426     --
  Deferred gains on property sales.........................................    --         1,167
  Provision for loss on reorganization and restructuring costs.............    1,369     --
  Employee benefit plans...................................................      642      2,479
  Other temporary differences..............................................    --           519
  Tax effect of NOL carryforward...........................................    7,498     18,439
  Minimum tax credit carryforward..........................................    --           665
                                                                             -------  -----------
Total deferred tax assets..................................................   12,935     23,269
Valuation allowance........................................................   (8,453)   (15,207)
                                                                             -------  -----------
Net deferred tax assets....................................................    4,482      8,062
                                                                             -------  -----------
Total deferred tax asset (liability).......................................  $ 3,053   $ (5,984)
                                                                             -------  -----------
                                                                             -------  -----------

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



9.  INCOME TAXES (CONTINUED)


    Total income tax expense related to continuing operations differed from the amounts computed by applying the federal income tax rate of 34% to income before income taxes as a result of the following items:



                                                                                 SUCCESSOR COMPANY         PREDECESSOR COMPANY
                                                                             -------------------------   ------------------------
                                                                                           SIX MONTHS    SIX MONTHS
                                                                             YEAR ENDED       ENDED        ENDED      YEAR ENDED
                                                                             JANUARY 29,   JANUARY 30,   AUGUST 1,    JANUARY 31,
                                                                                1995          1994          1993         1993
                                                                             -----------   -----------   ----------   -----------
"Expected" tax (benefit)...................................................   $(16,312)     $(11,043)     $(4,023)     $(12,937)
State income taxes, net of federal tax.....................................     --    *       (1,865)*      --   *           14*
Redetermination of prior years' tax liabilities............................     --            --            --              265
Restructuring charges......................................................        894        --            1,104         1,685
Net deductible items to which tax benefit cannot be ascribed...............     15,440           837        2,904        11,074
Other......................................................................        (22)            2           15           187
                                                                             -----------   -----------   ----------   -----------
Total income tax expense (benefit).........................................   $ --          $(12,069)     $ --         $    288
                                                                             -----------   -----------   ----------   -----------
                                                                             -----------   -----------   ----------   -----------
Effective income tax rate..................................................      --            (37.2)%       --            (0.8)%
                                                                             -----------   -----------   ----------   -----------
                                                                             -----------   -----------   ----------   -----------

- ------------------------
*State income taxes net of valuation allowance



    At January 29, 1995, the Company had the following federal tax attributes for income tax return purposes available for carryforward:



                                                                                  FISCAL YEAR OF
                                                                             ------------------------
DESCRIPTION                                                                  ORIGINATION   EXPIRATION   AMOUNT
- ---------------------------------------------------------------------------  -----------   ----------   -------
Net operating loss.........................................................     1991          2006      $ 6,457
Net operating loss.........................................................     1992          2007       15,912
Net operating loss.........................................................     1993          2008       25,294
Net operating loss.........................................................     1994          2009       18,787
                                                                                                        -------
                                                                                                        $66,450
                                                                                                        -------
                                                                                                        -------
General business credits...................................................     1992          2007      $    14
                                                                                                        -------
                                                                                                        -------



    The utilization of the Company's net operating loss carryforwards for income tax return purposes could be limited under certain provisions of the Internal Revenue Code.



10. EMPLOYEE BENEFIT PLANS



    OPTIONS


    Under the terms of the Plan, all previously outstanding options under the Company's 1981 Incentive Stock Plan and 1986 Employee Non-Qualified Stock Option plan were cancelled upon the Company's emergence from Chapter 11 on the Effective Date.



    LESOP


    The Company has established stock ownership plans to involve all employees in the ownership of the Company. The Company originally borrowed $15,000 and loaned such amount to the Leveraged Employee Stock Ownership Plan (LESOP) to purchase Company shares on behalf of all qualified

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



10. EMPLOYEE BENEFIT PLANS (CONTINUED)


employees. At the end of Fiscal 1992 the employee trusts owned 1,007,484 shares or 17.75% of the outstanding shares. The Company has recorded compensation expense for Fiscal 1991 related to the LESOP of $2,964. No compensation expense was accrued in Fiscal 1992 since no payments of principle or interest were made.



    Under terms of the Plan, the LESOP trust arrangement was terminated upon the Company's emergence from Chapter 11. As such, all unallocated shares in the trust were allocated to employees based on their current ownership and all shares were distributed directly to participants. Since the trust was unable to repay the Note Receivable under the LESOP, the Company wrote off the $12,000 receivable from the trust during the year ended January 31, 1993.



    PROFIT SHARING PLAN


    The Company has a savings and investment plan for all salaried employees which qualifies as a profit sharing plan under Section 401(k) of the Internal Revenue Code. Contributions under the plan, which are based on specified percentages of employee contributions for the year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993 amounted to $0, $0, $105 and $244, respectively. As of August 1, 1993, the Company no longer makes contributions under the plan.



    RETIREMENT PLAN


    The Company has three noncontributory defined benefit retirement plans which cover substantially all non-union employees and certain bargaining unit employees. The costs of these plans for the year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993 amounted to $(2,478), $(113), $(112) and $(117), respectively.
The Company contributes annually the amount actuarially determined to provide the plans with sufficient assets to meet future benefit requirements. Assets of the plans are maintained in trust funds.



    The components of net periodic pension cost for the year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993 are as follows:



                                              SUCCESSOR COMPANY        PREDECESSOR COMPANY
                                           ------------------------  ------------------------
                                                        SIX MONTHS   SIX MONTHS
                                           YEAR ENDED      ENDED        ENDED     YEAR ENDED
                                           JANUARY 29,  JANUARY 30,   AUGUST 1,   JANUARY 31,
                                              1995         1994         1993         1993
                                           -----------  -----------  -----------  -----------
Service cost.............................   $     164    $     236    $     237    $     544
Interest cost............................       1,106          527          527          980
Gain on assets...........................         795         (938)        (938)      (1,548)
Net amortization and deferral............      (4,543)          62           62         (153)
                                           -----------  -----------  -----------  -----------
                                            $  (2,478)   $    (113)   $    (112)   $    (177)
                                           -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------



    Assumptions used in accounting for net pension cost were a 7.25% discount rate, a 6% rate of increase in compensation and an 8% expected long-term rate of return on plan assets. The plan's assets are invested primarily in marketable equity securities.



    On December 10, 1993 the Company's Board of Directors approved resolutions authorizing the amendment of the three noncontributory defined benefit retirement plans to cease the benefit accruals of all participants in the plans as soon as administratively feasible. In accordance with the approved resolutions, the Company ceased benefit accruals during the year ended January 29, 1995.

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



10. EMPLOYEE BENEFIT PLANS (CONTINUED)


    The following sets forth the plans' status as of the most recent actuarial valuation as projected to January 29, 1995:



    Actuarial present value of benefit obligations:



                                                                            ASSETS EXCEED   ACCUMULATED
                                                                             ACCUMULATED     BENEFITS
                                                                              BENEFITS     EXCEED ASSETS
                                                                            -------------  -------------
Vested benefit obligation.................................................   $    13,754     $  --
Nonvested benefit obligation..............................................       --             --
                                                                            -------------       ------
Accumulated benefit obligation............................................        13,754        --
Additional amounts related to projected salary increases..................       --             --
                                                                            -------------       ------
Projected benefit obligation..............................................        13,754        --
Plan assets at fair value.................................................        18,594        --
                                                                            -------------       ------
Assets in excess of (less than) projected benefit obligation..............   $     4,840     $  --
                                                                            -------------       ------
                                                                            -------------       ------



    Assets in excess of projected benefit obligations consist of the following:



                                                                            ASSETS EXCEED   ACCUMULATED
                                                                             ACCUMULATED     BENEFITS
                                                                              BENEFITS     EXCEED ASSETS
                                                                            -------------  -------------
Unrecognized net asset (obligation) existing at date of adoption of SFAS
 No. 87...................................................................    $  --          $  --
Unrecognized net actuarial gain or loss...................................        2,010         --
Unrecognized prior service cost...........................................       --             --
Pension costs accrued.....................................................        2,830         --
Additional liability......................................................       --             --
                                                                            -------------       ------
                                                                              $   4,840      $  --
                                                                            -------------       ------
                                                                            -------------       ------



    The Company participates in several multiemployer plans which provide defined benefits to bargaining employees. The Company made no contributions during the year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993.



    HEALTHCARE PLAN


    The Company sponsors a defined benefit health care plan that provides postretirement medical benefits to certain fulltime employees who retired early and certain other union employees who retired prior to July 1991. The plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as coinsurance. The Company's policy is to fund the cost of the medical benefits in amounts as necessary.

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



10. EMPLOYEE BENEFIT PLANS (CONTINUED)


    The following table sets forth the plan's status as follows:



                                                                              SUCCESSOR COMPANY
                                                                           ------------------------
                                                                           JANUARY 29,  JANUARY 30,
                                                                              1995         1994
                                                                           -----------  -----------

Accumulated postretirement benefit obligation:
  Retirees...............................................................   $   4,579    $   7,073
  Actives................................................................      --              490
                                                                           -----------  -----------
                                                                                4,579        7,563
Plan assets..............................................................      --           --
                                                                           -----------  -----------
Accumulated postretirement benefit obligation in excess of plan assets...       4,579        7,563
Unrecognized net actuarial gain or loss..................................       1,314       --
Unrecognized prior service cost..........................................         420       --
                                                                           -----------  -----------
Accrued postretirement benefit cost......................................   $   6,313    $   7,563
                                                                           -----------  -----------
                                                                           -----------  -----------



    Net periodic postretirement benefit cost includes the following components:



                                                                                        PREDECESSOR
                                                              SUCCESSOR COMPANY           COMPANY
                                                         ----------------------------  -------------
                                                                         SIX MONTHS     SIX MONTHS
                                                          YEAR ENDED        ENDED      ENDED AUGUST
                                                          JANUARY 29,    JANUARY 30,        1,
                                                             1995           1994           1993
                                                         -------------  -------------  -------------
Service cost...........................................    $  --          $      26      $      26
Interest cost..........................................          308            224            223
Amortization of transition obligation over 20 years....       --             --                201
Net amortization and deferral..........................         (289)        --             --
                                                               -----          -----          -----
Net periodic postretirement benefit cost...............    $      19      $     250      $     450
                                                               -----          -----          -----
                                                               -----          -----          -----



    The annual assumed rate of increase in the cost of covered benefits (i.e., medical care cost trend rate) is 12% for fiscal 1995 and is assumed to decrease gradually to 8% for fiscal 1998 and thereafter. Increasing the assumed medical care cost trend rates by one percentage point in each year would increase the APBO as of January 29, 1995 by approximately $537 and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for the year ended January 29, 1995 and both of the six month periods ended January 30, 1994 and August 1, 1993 by approximately $38 and $18, respectively. The weighted-average discount rate used in determining the APBO was 7% at January 29, 1995.

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



11. COMMITMENTS AND CONTINGENCIES


    Rent expense for the year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993 amounted to $1,888, $518, $571 and $1,658, respectively. The future minimum obligations under operating leases as of January 29, 1995 are summarized as follows:



1995..............................................................  $   2,900
1996..............................................................      1,300
1997..............................................................      1,100
1998..............................................................        700
1999..............................................................        500
Thereafter........................................................      3,600
                                                                    ---------
                                                                    $  10,100
                                                                    ---------
                                                                    ---------



    As of January 29, 1995, the Company had been notified that it is a potentially responsible party (PRP) with respect to hazardous waste at seven (7) of its sites. The Company has estimated and accrued for the costs of its participation in remediation activities based upon a reasonable estimate of the costs or, if information available indicates that the estimated amount of the costs is within a range, the lower end of the range was accrued. The determination was based on an analysis of each of the seven sites. The Company believes that there will not be a future material charge to earnings due to its PRP status at these sites based on the amounts accrued.



12. RELATED PARTIES


    The law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation, of which Irwin Buchalter, a director of the Company prior to the Effective Date, was a member, and of which Stuart Buchalter, a director and Chairman of the Board of Directors of the Company prior to the Effective Date, is of counsel, has in the past performed legal services for the Company. The dollar amount of fees paid by the Company to this law firm for the year ended January 29, 1995, the six month periods ended January 30, 1994 and August 1, 1993, and the year ended January 31, 1993 were $621, $550, $555 and $462, respectively.



13. SUBSEQUENT EVENTS


    As of February 15, 1995, the Company entered into an Investment Agreement and certain other agreements with Corimon, S.A.C.A. and its wholly-owned subsidiary Corimon Corporation (collectively, CRM), Fidelity Capital & Income Fund (FCI), Kodak Retirement Income Plan Trust Fund (KRI), Transamerica Life Insurance and Annuity Company (TLIAC), Transamerica Occidental Life Insurance Company (TOLIC), Sun Life Insurance Company of America (SAFI), Anchor National Life Insurance Co. (ANLIC), Grantor Trust and the Company. The principal elements of the financial restructuring (the Restructuring) contemplated by the Investment Agreement are:



    A. Amendment to the Company's Restated Certificate of Incorporation to increase the amount of authorized capital stock of the Company, and to effect a 1-for-10 reverse stock split (Reverse Stock Split) pursuant to which each stockholder will hold one share of the Company's post-split shares for every ten presently held;



    B. Sale to CRM of 15,700,496 newly issued shares of the Company's common stock (Common Stock), which will constitute approximately 76.1% of the Company's outstanding common stock, for $14 million (such issuance is priced at $0.89 per share post-Reverse Stock Split or $0.089 per share pre-Reverse Stock Split, and the $14 million to be paid by CRM was previously advanced in the form of an interim loan, as described below);

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



13. SUBSEQUENT EVENTS (CONTINUED)


    C. Exchange of $16 million of the Company's outstanding debt (including approximately $2 million of debt held by CRM) into 2,242,928 newly issued shares of Common Stock (at the same price per share as the CRM shares under B. above) and 1,570,049 newly issued shares of 8% cumulative convertible redeemable preferred stock of the Company (Preferred Stock) (priced at $8.92 per share of the Preferred Stock and including a conversion price for the Common Stock of $1.11 per share);



    D. Transfer of 15 of the Company's real estate properties to the Liquidating Property Trust, in which the Company currently has a residual interest; release of related long-term debt; and the sale of the Company's residual interest in the Liquidating Property Trust to CRM and to FCI, KRI and the Insurance Company Lenders, for an additional $2 million payable in cash by CRM and in consideration of their participation in the Restructuring.



    In addition, the Company's existing limited guarantee, of approximately $6.8 million on the Assumed Indebtedness, will be released in exchange for the retention by the Company of approximately $2.5 million of debt on the 15 properties being transferred to the Liquidating Property Trust and a cash payment of $.5 million to the Insurance Companies. Upon disposition of the residual interest in the Liquidating Property Trust and the release of the guarantee, the Company will have no further continuing interest in the trust. The net book value of the properties in the Liquidating Property Trust plus the net book value of the 15 properties being transferred to the trust will exceed the related indebtedness less the $2 million being paid by CRM by approximately $15.3 million. Accordingly, the Company has provided for this loss as of January 29, 1995.



    Such transactions taken together will effectuate the Restructuring, and to the extent required to be approved by the stockholders of the Company (whether by applicable law or the Company's Restated Certificate of Incorporation, bylaws or stock exchange listing agreement), must all be approved in order for the Restructuring to be accomplished. It is contemplated that the closing and effective date (the Closing Date) of the Restructuring will take place promptly after the stockholders meeting to approve the Restructuring, subject to the satisfaction of any other conditions precedent to the Closing Date.



    As part of the Restructuring, as of February 15, 1995, CRM provided interim financing to the Company in contemplation of the completion of the Restructuring. CRM entered into an Interim Loan Agreement pursuant to which it purchased $14 million of notes (Interim Notes) from the Company on substantially the same terms as the $10 million originally borrowed by the Company under the New Loan Agreement. Pursuant to an intercreditor agreement, the Interim Notes share pro rata in the collateral securing the obligations under the New Loan Agreement and the Grantor Trust Notes, and the Company has granted fourth mortgages to CRM on its real properties to secure the indebtedness. On the Closing Date, CRM will exchange the Interim Notes for Common Stock as described above.



    In addition, as of April 7, 1995, pursuant to an amendment to the Investment Agreement and an unsecured loan agreement, CRM loaned $2 million to the Company. The loan will be exchanged on the Closing Date as consideration for CRM's purchase of the Company's residual interest in the Liquidating Property Trust.



    Approval of the Restructuring will require the affirmative vote of a majority of the shares of Common Stock of the Company issued and outstanding. FCI, KRI and the Insurance Company Lenders presently own, in the aggregate, in excess of 50% of the Company's voting stock and have granted irrevocable proxies to CRM as part of the Restructuring to vote in favor of the Restructuring

                         STANDARD BRANDS PAINT COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)



13. SUBSEQUENT EVENTS (CONTINUED)


and against any proposals that would impede or delay the Restructuring. Currently, a Special Meeting of Stockholders has been scheduled for May 1995, at which time the stockholders will be asked to approve the Restructuring.



    Management believes that the Restructuring described above, combined with other sources of capital, will allow the Company to meet its obligations during the 1995 fiscal year as they become due.

                                                                PRELIMINARY COPY
PROXY                    STANDARD BRANDS PAINT COMPANY


    Solicited on behalf of the Board of Directors of STANDARD BRANDS PAINT COMPANY (the "Company") for use at the Special Meeting of Stockholders (the "Meeting") to be held on May 16, 1995 at 10:00 A.M., at 4300 West 190th Street, Torrance, California.



    The undersigned hereby appoints Edward A. Drury and Denise McHugh, or either one of them, as Proxies, with full power of substitution, to vote all shares of Common Stock of the Company held of record by the undersigned on April 20, 1995 at the Meeting or at any adjournments thereof, on the proposal set forth below and in their discretion upon such other business as may properly come before the Meeting.


    The Board of Directors recommends a vote FOR the Restructuring Proposal.


1.  Approval  of  the Restructuring  Proposal as  described in  the accompanying
    Proxy Statement dated April   , 1995.


            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


    This proxy, when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for the Restructuring Proposal. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Proxy Statement dated April , 1995 is acknowledged.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.
                                                        Date: ____________, 1995
                                                        ________________________
                                                              (Signature)
                                                        ________________________
                                                              (Signature)

                                                        Please sign  exactly  as
                                                        your name appears
                                                        hereon.  When signing as
                                                        attorney, executor,
                                                        administrator,  trustee,
                                                        guardian   or  corporate
                                                        officer, please  include
                                                        full title.